Exhibit 10.1
EXECUTION VERSION
AMENDMENT NO. 9
TO
FOURTH AMENDED AND RESTATED CREDIT AGREEMENT
THIS AMENDMENT NO. 9 TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is made as of June 27, 2025 (the “Effective Date”) by and among POLARIS INC. (the “Company”), certain of its Affiliates listed on the signature pages hereto, the Lenders listed on the signature pages hereto and U.S. BANK NATIONAL ASSOCIATION, as Administrative Agent (in such capacity, the “Administrative Agent”), under that certain Fourth Amended and Restated Credit Agreement, dated as of July 2, 2018 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”, and as further amended by this Amendment, the “Credit Agreement”), by and among the Company, certain of its Affiliates, the Lenders party thereto and the Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.
WHEREAS, the Company has requested certain modifications to the Existing Credit Agreement; and
WHEREAS, the Lenders are willing to make such modifications pursuant to the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Loan Parties, the Lenders, the LC Issuer and the Administrative Agent hereby agree as follows.
SECTION 1.Amendments to Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 3 below, the Existing Credit Agreement is hereby amended in its entirety (including the Exhibits and Schedules thereto) as set forth on Exhibit A hereto.
SECTION 2.Representations and Warranties. Each Borrower hereby represents and warrants as of the Effective Date as follows:
(a)This Amendment and the Credit Agreement constitute legal, valid and binding obligations of such Borrower enforceable against such Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.
(b)There exists no Event of Default, nor will an Event of Default immediately result from the modifications contemplated hereby.
(c)The representations and warranties contained in Article V of the Credit Agreement are (x) with respect to any representations or warranties that contain a materiality qualifier, true and correct in all respects (after giving effect to such qualifier) and (y) with respect to any representations or warranties that do not contain a materiality qualifier, true and correct in all material respects, in each case, as of the Effective Date, except (in each case) to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct (to the extent required by clause (x) or (y) (as applicable)) on and as of such earlier date.
SECTION 3.Conditions Precedent. The effectiveness of this Amendment is subject to the conditions precedent that:
(a)The Administrative Agent shall have received counterparts of this Amendment duly executed by the Loan Parties, the Lenders, the LC Issuer, and the Administrative Agent.
(b)The Administrative Agent shall have received a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of each Loan Party certifying (i) that there have been no changes in the charter document of such Loan Party, as attached thereto and as certified as of a recent date by the Secretary of State or similar governmental official or entity of the jurisdiction of its organization, since the date of the certification thereof by such governmental official or entity, (ii) the by-laws or similar organizational documents, as attached thereto, of such Loan Party as in effect on the date of such certification, (iii) resolutions or similar consents of the board of directors or similar governing body of such Loan Party authorizing the execution, delivery and performance of this Amendment, (iv) a good standing certificate (or similar certification, if available) for such Loan Party from the Secretary of State or similar governmental official or entity of the jurisdiction of its organization, and (v) the names and true signatures of the incumbent officers of such Loan Party authorized to sign the Amendment and other Loan Documents to which it is a party and, if applicable, authorized to request an Advance or the issuance of a Facility LC under the Credit Agreement, in each case in form and substance satisfactory to the Administrative Agent.
(c)The Administrative Agent shall have received (A) a written opinion of Jones Day, external counsel for the Company, in a form reasonably acceptable to the Administrative Agent, (B) one or more certificates from an Authorized Officer of the Company confirming that the conditions set forth in paragraphs (i) and (ii) of Section 4.2 of the Credit Agreement shall be satisfied, and that the Company and its Subsidiaries are in compliance (on a pro forma basis) with Section 6.25 immediately after giving effect to the Amendment, and (C) such other deliverables as reasonably requested by the Administrative Agent, all in form and substance reasonably satisfactory to the Administrative Agent.
(d)The Administrative Agent and the Lenders shall have received all fees required to be paid by the Loan Parties on the Effective Date.
(e)The Administrative Agent shall have received payment and/or reimbursement of the Administrative Agent’s reasonable and documented out-of-pocket expenses (including, without limitation, actual reasonable and documented out-of-pocket fees, disbursements and other charges of outside counsel to the Administrative Agent) in connection with preparation, negotiation and execution of this Amendment and any other document required to be furnished herewith, in each case, to the extent invoiced one (1) Business Day prior to the Effective Date.

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For purposes of determining whether the conditions specified in this Section 3 have been satisfied on the date hereof, the Administrative Agent and each other party hereto shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document, condition or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to the Administrative Agent and each other party hereto. For the avoidance of doubt, this Amendment is effective on and as of the Effective Date.
SECTION 4.General.
(a)Expenses. The Company agrees to reimburse the Administrative Agent upon demand for all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, including, without limitation, actual reasonable and documented out-of-pocket fees, disbursements and other charges of outside counsel to the Administrative Agent, in connection with preparation, negotiation and execution of this Amendment and any other document required to be furnished herewith.
(b)Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or by email as a “.pdf” or “.tif” attachment shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Amendment, the documents delivered together herewith, and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that, in respect of documents to be signed by entities established within the European Union, the Electronic Signature qualifies as a “qualified electronic signature” within the meaning of the Regulation (EU) n°910/2014 of the European parliament and of the Council of 23 July 2014 on electronic identification and trust services for electronic transaction in the internal market as amended from time to time and provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior consent. For purposes hereof, “Electronic Signature” means electronic symbol or process attached to, or associated with, a contract or other record and adopted by a person or entity with the intent to sign, authenticate or accept such contract or record.
(c)Severability. To the extent permitted by applicable law, any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
(d)GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF MINNESOTA, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.
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(e)Successors; Enforceability. The terms and provisions of this Amendment shall be binding upon the Loan Parties, the Administrative Agent, the LC Issuer and the Lenders and their respective successors and assigns, and shall inure to the benefit of the Loan Parties, the Administrative Agent, the LC Issuer and the Lenders and the successors and assigns of the Administrative Agent and the Lenders.
(f)Reference to and Effect on the Credit Agreement.
(i)Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Credit Agreement, as amended and modified hereby.
(ii)Except as specifically amended above, the Existing Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith (including, without limitation, all of the Loan Documents) shall remain in full force and effect and are hereby ratified and confirmed.
(iii)Except as expressly set forth herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.
(g)Affirmation. Each Loan Party, by its execution hereof, hereby ratifies and reaffirms its duties and obligations under each Loan Document to which it is a party (after giving effect to (and subject to) the amendments, modifications, assignments, limitations and terminations set forth in this Amendment and Exhibit A hereto), and confirms that each such Loan Document remains in full force and effect and is enforceable against it (in each case after giving effect to (and subject to) the amendments, modifications, assignments, limitations and terminations set forth in this Amendment and Exhibit A hereto), except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.
(h)Headings, etc. Section headings in this Amendment are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment. This Amendment constitutes a Loan Document.
(signature pages follow)

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first written above.
POLARIS INC., as the Company and a Borrower

By: /s/ Robert P. Mack
Name:    Robert P. Mack
Title:    Chief Financial Officer and Executive Vice President of Finance and Corporate Development

POLARIS SALES EUROPE SÀRL, as a Borrower

By: /s/ René Basei
Name: René Basei
Title: Authorized Signatory

By: /s/ Alastair C. Surycz
Name: Alastair C. Surycz
Title: Authorized Signatory

Signature Page to
Polaris Amendment No. 9

U.S. BANK NATIONAL ASSOCIATION, as a Lender, LC Issuer and as Administrative Agent

By: /s/ Edward B. Hanson
Name: Edward B. Hanson
Title: Senior Vice President

Signature Page to
Polaris Amendment No. 9

BANK OF AMERICA, N.A., as an LC Issuer and a Lender

By: /s/ Jason Yakabu
Name: Jason Yakabu
Title: Director

Signature Page to
Polaris Amendment No. 9

BMO BANK N.A., as a Lender

By: /s/ Scott Ackerman
Name: Scott Ackerman
Title: Managing Director

Signature Page to
Polaris Amendment No. 9

MUFG BANK, LTD., as a Lender

By:/s/ George Stoecklein
Name: George Stoecklein
Title: Managing Director, U.S. Wholesale Banking

Signature Page to
Polaris Amendment No. 9

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

By: /s/ Nish Chakilam
Name: Nish Chakilam
Title: Assistant Vice President

Signature Page to
Polaris Amendment No. 9

TRUIST BANK, as a Lender

By: /s/ Steve Curran
Name: Steve Curran
Title: Director

Signature Page to
Polaris Amendment No. 9

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as a Lender

By: /s/ Bryan Girouard
Name: Bryan Girouard
Title: Vice President

Signature Page to
Polaris Amendment No. 9

BNP PARIBAS, as a Lender

By: /s/ Richard Pace
Name: Richard Pace
Title: Managing Director

By: /s/ Louis Moran
Name: Louis Moran
Title: Director

Signature Page to
Polaris Amendment No. 9

CITIBANK, N.A., as a Lender

By: /s/ Tyler Johnston
Name: Tyler Johnston
Title: Vice President

Signature Page to
Polaris Amendment No. 9

FIFTH THIRD BANK, NATIONAL ASSOCIATION, as a Lender

By: /s/ Carson Korn
Name: Carson Korn
Title: Principal

Signature Page to
Polaris Amendment No. 9

JPMORGAN CHASE BANK, N.A., as a Lender

By: /s/ Gregory T. Martin
Name: Gregory T. Martin
Title: Executive Director

Signature Page to
Polaris Amendment No. 9

Exhibit A
Credit Agreement (including the Exhibits and Schedules thereto), as amended
Attached

EXHIBIT A TO AMENDMENT NO. 9
TO AMENDED AND RESTATED CREDIT AGREEMENT

Deal CUSIP: 73107FAD7
Revolving Loan CUSIP: 73107FAE5
Initial Term Loan CUSIP: 73107FAF2
2024 Incremental Term Loan CUSIP: 73107FAJ4

FOURTH AMENDED AND RESTATED
CREDIT AGREEMENT
DATED AS OF JULY 2, 2018
AMONG,
AS OF THE AMENDMENT NO. 9 EFFECTIVE DATE,
POLARIS INC., POLARIS SALES EUROPE SÀRL, ONE OR MORE DOMESTIC SUBSIDIARIES DESIGNATED HEREAFTER AS DOMESTIC BORROWERS AND ONE OR MORE FOREIGN SUBSIDIARIES DESIGNATED HEREAFTER AS FOREIGN BORROWERS,
THE LENDERS,
U.S. BANK NATIONAL ASSOCIATION,
AS ADMINISTRATIVE AGENT,
BMO BANK N.A., BOFA SECURITIES, INC.,
MUFG BANK, LTD., PNC BANK, NATIONAL ASSOCIATION, TRUIST BANK, and WELLS FARGO BANK, NATIONAL ASSOCIATION,
AS SYNDICATION AGENTS,
BNP PARIBAS, CITIBANK, N.A., FIFTH THIRD BANK, NATIONAL ASSOCIATION, AND JPMORGAN CHASE BANK, N.A.,
AS DOCUMENTATION AGENTS,
AND
U.S. BANK NATIONAL ASSOCIATION, BMO BANK N.A., BOFA SECURITIES, INC.,
MUFG BANK, LTD., PNC BANK, NATIONAL ASSOCIATION, TRUIST SECURITIES INC., and WELLS FARGO SECURITIES, LLC,
AS JOINT LEAD ARRANGERS AND JOINT BOOK RUNNERS1

1 Titles as of Amendment No. 9 Effective Date.

TABLE OF CONTENTS

Page
ARTICLE I DEFINITIONS    1
1.1.    Definitions    1
1.2.    Loan Classes    47
1.3.    Divisions    47
1.4.    Rating Agencies    47
ARTICLE II THE CREDITS    47
2.1.    Commitments    47
2.2.    Determination of Dollar Amounts; Required Payments; Termination    48
2.3.    Ratable Loans; Types of Advances    48
2.4.    Swing Line Loans    49
2.5.    Facility Fees    50
2.6.    Minimum Amount of Each Advance    50
2.7.    Reductions in Aggregate Commitment; Optional and Mandatory Principal Payments    51
2.8.    Method of Selecting Types, Classes and Interest Periods for New Advances    52
2.9.    Conversion and Continuation of Outstanding Advances; Maximum Number of Interest Periods    53
2.10.    Interest Rates    53
2.11.    Rates Applicable After Event of Default    53
2.12.    Method of Payment; Repayment of Term Loans    54
2.13.    Noteless Agreement; Evidence of Indebtedness    55
2.14.    Telephonic Notices    56
2.15.    Interest Payment Dates; Interest and Fee Basis    56
2.16.    Notification of Advances, Interest Rates, Prepayments and Commitment Reductions    56
2.17.    Lending Installations    56
2.18.    Non-Receipt of Funds by the Administrative Agent    57
2.19.    Facility LCs    57
2.20.    Replacement of Lender    62
2.21.    Limitation of Interest    62
2.22.    Defaulting Lenders    63
2.23.    Market Disruption    66
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2.24.    Judgment Currency    67
2.25.    Increase Option    67
2.26.    Foreign Borrowers    69
2.27.    Liability of the Borrowers    69
2.28.    Extensions of Commitments    71
ARTICLE III YIELD PROTECTION; TAXES    72
3.1.    Yield Protection    72
3.2.    Changes in Capital Adequacy Regulations    73
3.3.    Availability of Types of Advances; Adequacy of Interest Rate; Inability to Determine Rates    73
3.4.    Funding Indemnification    75
3.5.    Taxes    76
3.6.    Selection of Lending Installation; Mitigation Obligations; Lender Statements; Survival of Indemnity    80
3.7.    Non-U.S    80
3.8.    Illegality    80
ARTICLE IV CONDITIONS PRECEDENT    81
4.1.    Effectiveness    81
4.2.    Each Credit Extension    83
4.3.    Initial Advance to Each Borrower    84
ARTICLE V REPRESENTATIONS AND WARRANTIES    85
5.1.    Existence and Standing    85
5.2.    Authorization and Validity    85
5.3.    No Conflict; Government Consent    85
5.4.    Financial Statements; Internal Control Event    85
5.5.    Material Adverse Change    86
5.6.    Taxes    86
5.7.    Litigation    86
5.8.    Non-Bank Rules    86
5.9.    ERISA    86
5.10.    Accuracy of Information    87
5.11.    Intellectual Property    88
5.12.    Affected Financial Institution    88

5.13.    Compliance With Laws    88
5.14.    Ownership of Properties    88
5.15.    Plan Assets; Prohibited Transactions    88
5.16.    Environmental Matters    88
5.17.    Government Regulation    89
5.18.    Insurance    89
5.19.    Solvency    89
5.20.    No Default    90
5.21.    Foreign Borrowers    90
5.22.    Foreign Employee Benefit Matters    90
5.23.    Sanctioned Persons    90
5.24.    Outbound Investment Rules    90
ARTICLE VI COVENANTS    91
6.1.    Financial Reporting    91
6.2.    [Intentionally Omitted]    93
6.3.    Use of Proceeds    93
6.4.    Notice of Material Events    93
6.5.    Conduct of Business    94
6.6.    Taxes    94
6.7.    Insurance    94
6.8.    Compliance with Laws and Material Contractual Obligations    94
6.9.    Maintenance of Properties    95
6.10.    Books and Records; Inspection    95
6.11.    Payment of Obligations    95
6.12.    Priority Debt    95
6.13.    Restricted Payments    95
6.14.    Merger    96
6.15.    Sale of Assets    96
6.16.    Outbound Investment Rules    97
6.17.    Liens    97
6.18.    Affiliates    99
6.19.    Sale and Leaseback Transactions    99

6.20.    Collateral and Guaranty Event    99
6.21.    Fiscal Year; Accounting; Organizational Documents    101
6.22.    Existing Private Placement Indebtedness    101

6.23.    [Reserved]    101
6.24.    No Limitations    101
6.25.    Financial Covenants    101
6.26.    Anti-Corruption Compliance    102
6.27.    Non-Bank Rules    102
ARTICLE VII DEFAULTS    102
ARTICLE VIII ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES    104
8.1.    Acceleration; Remedies    104
8.2.    Application of Funds    105
8.3.    Amendments    106
ARTICLE IX GENERAL PROVISIONS    108
9.1.    Survival of Representations    108
9.2.    Governmental Regulation    108
9.3.    Headings    108
9.4.    Entire Agreement    108
9.5.    Several Obligations; Benefits of this Agreement    108
9.6.    Expenses; Indemnification    108
9.7.    Numbers of Documents    109
9.8.    Accounting    109
9.9.    Severability of Provisions    110
9.10.    Nonliability of Lenders    110
9.11.    Confidentiality    110
9.12.    Nonreliance    111
9.13.    Disclosure    111
9.14.    USA PATRIOT ACT NOTIFICATION    111
9.15.    Acknowledgement and Consent to Bail-In of Affected Financial Institutions    111
9.16.    Erroneous Payments    112
9.17.    Acknowledgement Regarding Any Supported QFCs    113
9.18.    Term SOFR Notifications    114
9.19.    Additional Eligible Currencies; Daily Simple SOFR    115
9.20.    Termination of Guaranty    115
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9.21.    Collateral and Guaranty Release Date    115

ARTICLE X THE ADMINISTRATIVE AGENT    116
10.1.    Appointment; Nature of Relationship    116
10.2.    Powers    117
10.3.    General Immunity    117
10.4.    No Responsibility for Loans, Recitals, etc    117
10.5.    Action on Instructions of Lenders    117
10.6.    Employment of Administrative Agents and Counsel    118
10.7.    Reliance on Documents; Counsel    118
10.8.    Administrative Agent’s Reimbursement and Indemnification    118
10.9.    Notice of Event of Default    118
10.10.    Rights as a Lender    119
10.11.    Lender Credit Decision, Legal Representation    119
10.12.    Successor Administrative Agent    119
10.13.    Administrative Agent and Arranger Fees    120
10.14.    Delegation to Affiliates    120
10.15.    Collateral Matters    120
10.16.    Co-Agents, Documentation Agent, Syndication Agent, etc    120
10.17.    No Advisory or Fiduciary Responsibility    120
10.18.    Certain ERISA Matters    121
ARTICLE XI SETOFF; RATABLE PAYMENTS    122
11.1.    Setoff    122
11.2.    Ratable Payments    123
ARTICLE XII BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS    123
12.1.    Successors and Assigns    123
12.2.    Participations    124
12.3.    Assignments    125
12.4.    Dissemination of Information    125
12.5.    Tax Treatment    127
ARTICLE XIII NOTICES    127
13.1.    Notices; Effectiveness; Electronic Communication    127
ARTICLE XIV COUNTERPARTS; INTEGRATION; EFFECTIVENESS; ELECTRONIC EXECUTION; ELECTRONIC RECORDS    128

14.1.    Counterparts; Effectiveness    128

14.2.    Electronic Execution of Assignments    128
14.3.    Electronic Records    128
ARTICLE XV EFFECT OF AMENDMENT    128
15.1.    Effect of Amendment and Restatement    128
ARTICLE XVI CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL    129
16.1.    CHOICE OF LAW    129
16.2.    CONSENT TO JURISDICTION    129
16.3.    WAIVER OF JURY TRIAL    130

EXHIBITS
EXHIBIT A – Reserved
EXHIBIT B – Form of Compliance Certificate
EXHIBIT C – Form of Assignment and Assumption Agreement
EXHIBIT D – Form of Borrowing Notice
EXHIBIT E-1 – Form of Domestic Borrower Revolving Note
EXHIBIT E-2 – Form of Foreign Borrower Revolving Note
EXHIBIT E-3 – Form of Domestic Borrower Term Note
EXHIBIT E-4 – Form of Foreign Borrower Term Note
EXHIBIT F – Form of Increasing Lender Supplement
EXHIBIT G – Form of Augmenting Lender Supplement
EXHIBIT H – Form of Assumption Letter
SCHEDULES
PRICING SCHEDULE
SCHEDULE 1.1 – Commitments
SCHEDULE 5.14 – Properties
SCHEDULE 6.17 – Liens

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FOURTH AMENDED AND RESTATED CREDIT AGREEMENT
This Agreement, dated as of July 2, 2018, is among Polaris Inc., any other Domestic Subsidiary that hereafter becomes a party to this Agreement as a Domestic Borrower, Polaris Sales Europe Sàrl, as a Foreign Borrower, any other Foreign Subsidiary that hereafter becomes a party to this Agreement as a Foreign Borrower, the Lenders and U.S. Bank National Association, a national banking association, as LC Issuer, Swing Line Lender and as Administrative Agent. The parties hereto agree as follows:
ARTICLE I
DEFINITIONS
1.1.Definitions.
As used in this Agreement:
“10 Non-Bank Rule” means the rule that the aggregate number of Lenders under this Agreement (or respectively under any Class of Loan if the Swiss Federal Tax Administration has confirmed that each applicable Class of Loans can be considered as a separate financing for Swiss Withholding Tax purposes) which are not Qualifying Banks must not at any time exceed ten (10), all in accordance with the meaning of the Guidelines or legislation or explanatory notes addressing the same issues that are in force at such time.
“20 Non-Bank Rule” means the rule that the aggregate number of creditors (including the Lenders), other than Qualifying Banks, of a Swiss Borrower under all its outstanding debts relevant for classification as debenture (Kassenobligation) must not at any time exceed twenty (20), all in accordance with the meaning of the Guidelines or legislation or explanatory notes addressing the same issues that are in force at such time.
“2024 Incremental Facility Termination Date” means June 26, 2026.
“2024 Incremental Term Lender” means, as of any date of determination, a Lender having a 2024 Incremental Term Loan Commitment.
“2024 Incremental Term Loan” means, with respect to a Lender, such Lender’s loan made pursuant to its commitment to lend set forth in Section 2.1.3 (or any conversion or continuation thereof). As of the Amendment No. 9 Effective Date, the aggregate outstanding principal amount of 2024 Incremental Term Loans equals $400,000,000, and the outstanding principal amount of the 2024 Incremental Term Loan of each 2024 Incremental Term Lender is set forth on Schedule 1.1.
“2024 Incremental Term Loan Commitment” means, for each 2024 Incremental Term Lender, the obligation of such 2024 Incremental Term Lender to make 2024 Incremental Term Loans to the Company in an aggregate amount not exceeding the amount set forth on Schedule 1.1, as it may be modified as a result of any assignment that has become effective pursuant to Section 12.3.3 or as otherwise modified from time to time pursuant to the terms hereof. As of the Amendment No. 9 Effective Date, such commitments are fully funded.
“Acceptance Partnership” means Polaris Acceptance, an Illinois general partnership.
“Acceptance Partnership Agreement” means that certain Amended and Restated Partnership Agreement, dated as of February 28, 2011, between PAI and CDF Joint Ventures, Inc., pursuant to which the Acceptance Partnership is governed, as the same may be amended, restated or otherwise modified from time to time.
“Acquisition” means the acquisition by any Person of (a) all or substantially all of the Equity Interests of another Person, (b) all or substantially all of the assets of another Person or (c) all or substantially all of a line of business of another Person, in each case whether or not involving a merger or consolidation with such other Person.
“Adjusted Covenant Holiday” means, in connection with any Material Acquisition, the Company’s written request (sent by the Company to the Administrative Agent at least ten (10) Business Days’ prior to consummating such Material Acquisition (or such later date as agreed to by the Administrative Agent)) to increase the Net Leverage Ratio then in effect to the level set forth in the proviso in Section 6.25.2; provided, that (i) the Company may not request an Adjusted Covenant Holiday until there has been at least two (2) full fiscal quarters since the last Adjusted Covenant Period ended, (ii) no Default or Event of Default shall be in existence immediately before or after (including for the avoidance of doubt, after giving effect to the increase in the Net Leverage Ratio level then in effect pursuant to such requested Adjusted Covenant Holiday) the consummation of the applicable Material Acquisition, (iii) such request shall be given effect concurrently with the consummation of the applicable Material Acquisition, (iv) no more than three (3) such increases may occur after the Amendment No. 9 Effective Date, (v) to the extent any NPA is then outstanding, no Adjusted Covenant Holiday shall occur if at the time of closing such Material Acquisition there is not an “Elevated Leverage Period” or a similar concept (such as “adjusted covenant holiday” or other similar provision that provides an increase in the leverage ratio required for financial covenant compliance) governing such NPA and (vi) no Adjusted Covenant Holiday shall occur during the Covenant Relief Period.
“Adjusted Covenant Period” has the meaning provided in the definition of Maximum Permitted Net Leverage Ratio.
“Adjusted Daily Simple RFR” means, (A) with respect to any Advance denominated in Sterling, an interest rate per annum equal to (a) the Daily Simple RFR for Sterling plus (b) 0.00%; and (B) with respect to any Advance denominated in Swiss Francs, an interest rate per annum equal to (a) the Daily Simple RFR for Swiss Francs minus (b) 0%; provided that if the Adjusted Daily Simple RFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for purposes of this Agreement.
“Adjusted EURIBOR Rate” means, with respect to any Advance denominated in Euros for any Interest Period, an interest rate per annum equal to (a) the EURIBOR Screen Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted EURIBOR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for purposes of this Agreement.
“Adjusted Other Interest Rate” means, with respect to any Advance denominated in an Agreed Currency other than Dollars, Euros, Swiss Franc or Sterling, (a) an interest rate per annum equal to the Other Basic Interest Rate corresponding with such Agreed Currency and, if applicable, the Interest Period therefor multiplied by (b) the Statutory Reserve Rate therefor, if applicable, plus (c) any customary credit spread or similar adjustment applicable thereto (as determined by the Administrative Agent in consultation with the Company); provided, that if the Adjusted Other Interest Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for purposes of this Agreement.
“Adjusted Term SOFR Screen Rate” means, with respect to any Term SOFR Advance, Term SOFR Loan or Swing Line Loan accruing interest at the Term SOFR Rate, in each case for any Interest Period, an interest rate per annum equal to the greater of (a) the Floor and (b) the sum of (i) the Term SOFR Screen Rate for such Interest Period, plus (ii) the SOFR Adjustment.
“Administrative Agent” means U.S. Bank in its capacity as contractual representative of the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Administrative Agent appointed pursuant to Article X.
“Advance” means a borrowing hereunder, (i) made by some or all of the Lenders on the same Borrowing Date, or (ii) converted or continued by the Lenders on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the several Loans of the same Type, currency and Class and, in the case of Term SOFR Loans, EURIBOR Loans, and any applicable Other

Interest Rate Loans (other than RFR Loans), for the same Interest Period, made by each of the Lenders pursuant to Section 2.1. The term “Advance” shall include Swing Line Loans unless otherwise expressly provided.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affected Lender” is defined in Section 2.20.
“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person, including, without limitation, such Person’s Subsidiaries. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of Equity Interests of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of Equity Interests, by contract or otherwise.
“Aggregate Commitment” means the aggregate of the Commitments of all the Lenders, as reduced from time to time pursuant to the terms hereof. As of the Amendment No. 9 Effective Date and after giving effect to the Amendment No. 9, the Aggregate Commitment (including, for purposes hereof, the fully funded Initial Term Loans and the 2024 Incremental Term Loans outstanding on such date) is set forth on Schedule 1.1 and equals $2,300,000,000.
“Aggregate 2024 Incremental Term Loan Commitment” means the aggregate of the 2024 Incremental Term Loan Commitments of all the Lenders. As of the Amendment No. 9 Effective Date, such commitments are fully funded.
“Aggregate Initial Term Loan Commitment” means the aggregate of the Initial Term Loan Commitments of all the Lenders. As of the Amendment No. 9 Effective Date and after giving effect to the Amendment No. 9, such commitments are fully funded.
“Aggregate Outstanding Credit Exposure” means, at any time, the aggregate of the Outstanding Credit Exposure of all the Lenders.
“Aggregate Outstanding Revolving Credit Exposure” means, at any time, the aggregate of the Outstanding Revolving Credit Exposure of all the Lenders.
“Aggregate Outstanding Term Loan Credit Exposure” means, at any time, the aggregate of the Outstanding Initial Term Loan Credit Exposure and the Outstanding 2024 Incremental Term Loan Credit Exposure of all the Lenders.
“Aggregate Revolving Commitment” means the aggregate of the Revolving Commitments of all the Lenders, as reduced from time to time pursuant to the terms hereof. As of the Amendment No. 9 Effective Date and after giving effect to the Amendment No. 8, the Aggregate Revolving Commitment is $1,400,000,000.
“Agreed Currencies” means (i) Dollars, (ii) so long as such currencies remain Eligible Currencies, British Pounds Sterling, Swiss Francs and Euros, and (iii) any other Eligible Currency which the Borrowers request the Administrative Agent to include as an Agreed Currency hereunder and which is acceptable to all of the Lenders of the Class of Loans which would be denominated in such currency; provided, that any such other Eligible Currency also shall be subject to the requirements of Section 9.19.
“Agreed Excluded Property” means, collectively:
(1)all fee-owned real property and all leasehold interests in real property;
(2)any “intent-to-use” application for registration of a trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section

1(d) of the Lanham Act of an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto;
(3)assets in respect of which pledges and security interests (i) are prohibited or restricted by (A) any law or regulation (other than to the extent that such prohibition would be rendered ineffective pursuant to applicable provisions of the Uniform Commercial Code of any relevant jurisdiction or any other applicable law) or (B) any contractual obligation that is binding on such asset (including any requirement to obtain the consent of any third party pursuant to such contractual obligation), in each case, to the extent that such arrangement was not entered into in contemplation of this Agreement and the other Loan Documents (other than to the extent that such prohibition or restriction would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408, 9-409 or other applicable provisions of the Uniform Commercial Code of any relevant jurisdiction or any other applicable law); provided that, immediately upon the ineffectiveness, lapse or termination of any such prohibitions or restrictions, such assets shall automatically cease to constitute an item of Agreed Excluded Property (unless constituting an Agreed Excluded Property under one or more of the other clauses of this definition) or (ii) would require a governmental (including regulatory) consent, approval, license or authorization in order to provide the Lien (other than to the extent that such prohibition would be rendered ineffective pursuant to applicable provisions of the Uniform Commercial Code of any relevant jurisdiction or any other applicable law);
(4)Equity Interests in any Person other than Wholly-Owned Subsidiaries to the extent pledges thereof are not permitted by such Person’s organizational or joint venture documents, in each case, to the extent that such restrictions were not entered into in contemplation of this Agreement and the other Loan Documents (unless any such restriction would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408, 9-409 or other applicable provisions of the Uniform Commercial Code of any relevant jurisdiction or any other applicable law);
(5)(i) Property the ownership of which are evidenced by certificates of title (other than to the extent the security interest in such assets may be perfected by the filing of Uniform Commercial Code financing statements), (ii) letter of credit rights (other than to the extent the security interest in such letter of credit right may be perfected by the filing of Uniform Commercial Code financing statements) and (iii) commercial tort claims with a value (as reasonably determined by the Company) of less than $10,000,000;

(6)any lease, license or other agreement or any property subject to a purchase money security interest, capital lease or similar arrangement permitted under the Loan Documents to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money arrangement or create a right of termination in favor of any other party thereto (other than (x) proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code notwithstanding such prohibition, (y) to the extent that any such term has been waived or (z) to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408, 9-409 or other applicable provisions of the Uniform Commercial Code of any relevant jurisdiction or any other applicable law);
(7)(i) any deposit account used for payroll, taxes, employee benefits or fiduciary and trust purposes, (ii) zero balance deposit accounts, pension accounts and 401(k) accounts, (iii) any escrow accounts or similar accounts, (iv) any deposit or security account located outside of the United States and (v) deposit and security accounts the average daily balance of which does not at any time exceed $10,000,000 in the aggregate for all such accounts;
(8)voting Equity Interests in Domestic Foreign Holding Subsidiaries and first-tier Foreign Subsidiaries, in each case, in excess of 65% of the issued and outstanding voting Equity Interests of such Domestic Foreign Holding Subsidiaries or Foreign Subsidiary;
(9)receivables assets and other directly-related assets (including the Equity Interests of any special purpose entity related to such transactions) that are transferred, sold or otherwise disposed (or purported to be transferred, sold or otherwise disposed) of in connection with a Receivables Securitization Transaction permitted under this Agreement;
(10)cash, Cash Equivalent Investments and/or securities subject to a Permitted Lien, if any, in favor of and held by a trustee, escrow agent or other representative under any indenture or other debt agreement pursuant to customary discharge, redemption or defeasance provisions;
(11)any Principal Property;
(12)any Principal Subsidiary Interests to the extent that the Principal Property Indebtedness secured by any Principal Subsidiary Interests would exceed, at the time of granting of any Liens or incurring any Principal Property Indebtedness, the Secured Debt Limit at such time;
(13)Equity Interests of any Subsidiary that is not a Material Subsidiary (other than to the extent the security interest in such Equity Interests may be perfected by the filing of Uniform Commercial Code financing statements);
(14)any assets not located in the United States;
(15)those assets as to which the Administrative Agent and the Company reasonably agree that the cost, burden, difficulty or consequence of obtaining such a security interest or perfection thereof outweighs, or are excessive in relation to, the practical benefit to the Lenders of the security to be afforded thereby; and
(16)such other assets identified by the Company and Administrative Agent from time to time as constituting Agreed Excluded Property;
provided that notwithstanding anything to the contrary set forth above (other than items (15) and (16)), to the extent any of the forgoing Property secure (or is required to secure) obligations under the Indenture or any Private Placement Indebtedness, such Property automatically shall cease to constitute Agreed Excluded Property.

“Agreement” means this Amended & Restated Credit Agreement, as it may be amended or modified and in effect from time to time.
“Alternate Base Rate” means, for any day, a rate of interest per annum equal to the highest of (a) 0%, (b) the Prime Rate for such day, (c) the sum of the Federal Funds Effective Rate for such day plus 0.50% per annum and (d) the Adjusted Term SOFR Screen Rate (without giving effect to the Applicable Margin) for a one-month Interest Period on such day (or if such day is not a Business Day or if the Term SOFR Screen Rate for such Business Day is not published due to a holiday or other circumstance that the Administrative Agent deems in its sole discretion to be temporary, the immediately preceding Business Day) for Dollars plus 1.00%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate, or the Adjusted Term SOFR Screen Rate shall be effective from the effective date of such change. If the Alternate Base Rate is being used when Term SOFR Advances are unavailable pursuant to Section 2.11 or 3.3, then the Alternate Base Rate shall be the highest of clauses (a), (b) and (c) above, without reference to clause (d) above.
“Amendment No. 1” means Amendment No. 1 to this Agreement, dated as of the Amendment No. 1 Effective Date, by and among the Borrowers party thereto, the Lenders party thereto, and the Administrative Agent.
“Amendment No. 1 Effective Date” means May 26, 2020.
“Amendment No. 2” means Amendment No. 2 to this Agreement, dated as of the Amendment No. 2 Effective Date, by and among the Borrowers party thereto, the Lenders party thereto, and the Administrative Agent.
“Amendment No. 2 Effective Date” means January 15, 2021.
“Amendment No. 3” means Amendment No. 3 to this Agreement, dated as of the Amendment No. 3 Effective Date, by and among the Borrowers party thereto, the Lenders party thereto, and the Administrative Agent.
“Amendment No. 3 Effective Date” means June 30, 2021.
“Amendment No. 4” means Amendment No. 4 to this Agreement, dated as of December 17, 2021, by and among the Company, the Lenders party thereto, and the Administrative Agent.
“Amendment No. 4 Effective Date” means December 17, 2021.
“Amendment No. 5” means Amendment No. 5 to this Agreement, dated as of December 16, 2022, by and among the Company, the Lenders party thereto, and the Administrative Agent.
“Amendment No. 5 Effective Date” means December 16, 2022.
“Amendment No. 6” means Amendment No. 6 to this Agreement, dated as of November 7, 2023, by and among the Company, certain Affiliates thereof, the Lenders party thereto, and the Administrative Agent.
“Amendment No. 6 Effective Date” means November 7, 2023.
“Amendment No. 7” means Amendment No. 7 to this Agreement, dated as of July 26, 2024, by and among the Company, certain Affiliates thereof, the Lenders party thereto, and the Administrative Agent.
“Amendment No. 7 Effective Date” means July 26, 2024.
“Amendment No. 8” means Amendment No. 8 to this Agreement, dated as of December 13, 2024, by and among the Company, certain Affiliates thereof, the Lenders party thereto, and the Administrative Agent.

“Amendment No. 8 Effective Date” means December 13, 2024.
“Amendment No. 9” means Amendment No. 9 to this Agreement, dated as of June 27, 2025, by and among the Company, certain Affiliates thereof, the Lenders party thereto, and the Administrative Agent.
“Amendment No. 9 Effective Date” means June 27, 2025.
“Anti-Corruption Laws” means, all laws, rules, and regulations of any jurisdiction applicable to the Company or its Subsidiaries, if any, from time to time concerning or relating to bribery, money laundering, or corruption, including, without limitation, the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.
“Applicable Facility Fee Rate” means, at any time, the percentage rate per annum at which Facility Fees are accruing on the Revolving Commitment (without regard to usage) at such time as set forth in the Pricing Schedule.
“Applicable Insolvency Laws” is defined in Section 2.27.9.
“Applicable Margin” means, with respect to Advances of any Type and any Class at any time, the percentage rate per annum which is applicable at such time with respect to Advances of such Type and such Class as set forth in the Pricing Schedule.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arranger” means U.S. Bank, and its successors, in its capacity as Lead Arranger and Lead Book Runner.
“Article” means an article of this Agreement unless another document is specifically referenced.
“Assumption Letter” means a letter of a Foreign Subsidiary of the Company addressed to the Lenders in substantially the form of Exhibit H hereto pursuant to which such Foreign Subsidiary agrees to become a Foreign Borrower and agrees to be bound by the terms and conditions hereof as applicable to a Foreign Borrower and as if originally a party hereto.
“Attributable Indebtedness” means, on any date, (a) in respect of any Capital Lease of any Person, the amount required to be listed as a finance lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease, the amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person as a finance lease prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease, (c) in respect of any Securitization Transaction of such Person, the outstanding principal amount of such financing, after taking into account reserve accounts and making appropriate adjustments, determined by the Administrative Agent in its reasonable judgment and (d) in respect of any Sale and Leaseback Transaction, the present value (discounted in accordance with GAAP at the debt rate implied in the applicable lease) of the obligations of the lessee for rental payments during the term of such lease).
“Augmenting Lender” is defined in Section 2.25.
“Authorized Officer” means, with respect to any Borrower, any of the president, chief financial officer, vice president of finance, treasurer or assistant treasurer of such Borrower, acting singly.
“Auto-Extension Facility LC” means a Facility LC that includes provisions to provide for the automatic extension of the expiry date thereof without further action by the LC Issuer.

“Available Aggregate Revolving Commitment” means, at any time, the Aggregate Revolving Commitment then in effect minus the Aggregate Outstanding Revolving Credit Exposure at such time.
“Available Aggregate 2024 Incremental Term Loan Commitment” means, at any time, the Aggregate 2024 Incremental Term Loan Commitment then in effect minus the aggregate Outstanding 2024 Incremental Term Loan Credit Exposures at such time.
“Available Aggregate Initial Term Loan Commitment” means, at any time, the Aggregate Initial Term Loan Commitment then in effect minus the aggregate Outstanding Initial Term Loan Credit Exposures at such time.
“Available Aggregate Term Loan Commitment” means the sum of the Available Aggregate 2024 Incremental Term Loan Commitment and the Available Aggregate Initial Term Loan Commitment.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark for the applicable Agreed Currency, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Base Rate” means, for any day, a rate per annum equal to (i) the Alternate Base Rate for such day plus (ii) the Applicable Margin, in each case changing when and as the Alternate Base Rate or the Applicable Margin changes.

“Base Rate Advance” means an Advance which, except as otherwise provided in Section 2.11, bears interest at the Base Rate.
“Base Rate Loan” means a Loan which, except as otherwise provided in Section 2.11, bears interest at the Base Rate.
“Benchmark” means, initially, with respect to any Loan in any Agreed Currency, the applicable Relevant Rate for such Agreed Currency; provided that if a replacement of a Benchmark has occurred pursuant to Section 3.3, then “Benchmark” means the applicable Benchmark Replacement therefor to the extent that such Benchmark Replacement has become effective pursuant to Section 3.3.
“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided, that in the case of any Loan denominated in an Agreed Currency other than Dollars (or Dollars if clause (1) is unavailable), “Benchmark Replacement” means the alternative set forth in clause (2) below:
(1)Daily Simple SOFR plus the SOFR Adjustment; or
(2)the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Company as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable Agreed Currency at such time in the United States of America and (b) the related Benchmark Replacement Adjustment.
If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement pursuant to clause (2) thereof for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Company for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Agreed Currency at such time.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including, without limitation, changes to the definitions of “Advance”, “Term SOFR Advance,” the definition of “Alternate Base Rate,” the definition of “Business Day,” the definitions of “Term SOFR Loan”, the definition of “Base Rate Loan”, the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the

Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to the then-current Benchmark:
(3)in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); and
(4)in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(5)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(6)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, the Term SOFR Administrator, the central bank for the Agreed Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(7)a public statement or publication of information by any of the entities referenced in clause (2) above announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark in accordance with Section 3.3, and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark in accordance with Section 3.3.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“BofA” means Bank of America, N.A., a national banking association (or any subsidiary or affiliate of BofA designated by BofA).
“Borrowers” means the Domestic Borrowers and the Foreign Borrowers.
“Borrowing Date” means a date on which an Advance is made or a Facility LC is issued hereunder.
“Borrowing Notice” is defined in Section 2.8.
“British Pounds Sterling”, “Sterling” or “£” means the lawful currency of the United Kingdom.
“Business Day” means, any day (other than a Saturday or a Sunday) on which banks generally are open in New York City, New York for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system; provided that, (a) when used in connection with SOFR or the Term SOFR Screen Rate, Business Day excludes any day on which the Securities Industry and Financial Markets Association (SIFMA) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities, (b) in relation to Loans denominated in Euros and the calculation or computation of the EURIBOR Screen Rate, Business Day shall include any day which is a TARGET Day, (c) in relation to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings in the applicable Agreed Currency of such RFR Loan, Business Day shall include any such day that is only an RFR Business Day, and (d) in relation to Loans denominated in an Agreed Currency other than Dollars and not covered by clauses (a), (b) or (c), such other business day as determined by the Administrative Agent in accordance with giving effect to market conventions for the applicable Agreed Currency.
“Capital Lease” of a Person means any lease of Property by such Person as lessee which would be required to be listed as a finance lease on a balance sheet of such Person prepared in accordance with GAAP.
“Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Collateralize” means to deposit in the Facility LC Collateral Account or to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the LC Issuer or Lenders, as collateral for LC Obligations or obligations of Lenders to fund participations in respect of LC Obligations, cash or deposit account balances or, if the Administrative Agent and the LC Issuer shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and the LC Issuer.
“Cash Equivalent Investments” means (i) securities issued directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (ii) time and demand deposits, certificates of deposit and banker’s acceptances of (a) any Lender, (b) any commercial bank (whether domestic or foreign) having capital and surplus in excess of $500,000,000 or any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody’s I at least P-1 or the equivalent thereof (any such bank being an “Approved Bank”), (iii) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better from Moody’s, (iv) repurchase agreements with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which a Borrower shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations, (v) investments in tax exempt municipal bonds rated AA (or the equivalent thereof) or better by S&P or Aa2 (or the equivalent thereof) or better by Moody’s, (vi) investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to investments of the character described in the foregoing subdivisions (i) through (v) and (vii) shares of money market mutual funds that are rated at least “AAAm” or “AAA-G” by S&P or “P-1” or better by Moody’s.
“Cash Management Services” means any banking services that are provided to the Company or any of its Subsidiaries by the Administrative Agent or any of its Affiliates (other than pursuant to this Agreement) or any other Lender or any of its Affiliates, including without limitation: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) stored value cards, (f) automated clearing house or wire transfer services, or (g) treasury management, including controlled disbursement, consolidated account, lockbox, overdraft, return items, sweep and interstate depository network services.

“Change in Law” means, after the Amendment No. 9 Effective Date, the adoption of or change in any law, governmental or quasi- governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) or in the interpretation, promulgation, implementation or administration thereof by any Governmental or quasi-Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, including, notwithstanding the foregoing, all requests, rules, guidelines or directives (x) in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act or (y) promulgated by the Bank for International Settlements, the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) or the United States financial regulatory authorities pursuant to Basel III, in each case of clauses (x) and (y), regardless of the date enacted, adopted, issued, promulgated or implemented, or compliance by any Lender or applicable Lending Installation or the LC Issuer with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency.
“Change of Control” means either of the following events: (a) any “person” or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) has become, directly or indirectly, the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), by way of merger, consolidation or otherwise of 25% or more of the voting Equity Interests of the Company on a fully-diluted basis, after giving effect to the conversion and exercise of all outstanding warrants, options and other securities of the Company convertible into or exercisable for voting Equity Interests of the Company (whether or not such securities are then currently convertible or exercisable); (b) during any period of twelve calendar months, individuals who at the beginning of such period constituted the board of directors of the Company together with any new members of such board of directors whose elections by such board of directors or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the members of such board of directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved cease for any reason to constitute a majority of the directors of the Company then in office, or (c) the Company shall cease to own, directly or indirectly, 100% of the Equity Interests of each other Borrower, other than as a result of any transaction permitted by this Agreement.
“Class” when used in reference to any Loan or Advance, refers to whether such Loan, or the Loans comprising such Advance, are Revolving Loans, Initial Term Loans or 2024 Incremental Term Loans.
“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.
“Collateral” means any and all Property in which a security interest or Lien is granted under the Security Documents to secure the Obligations on and after the occurrence of a Collateral and Guaranty Event; provided, that Collateral shall exclude all Agreed Excluded Property.
“Collateral Agent” has the meaning set forth in Section 6.20; provided that in the event that no Specified Intercreditor Agreement is required to be entered into, “Collateral Agent” means the Administrative Agent.
“Collateral and Guaranty Event” means, at any time during the Covenant Relief Period, either of the following events have occurred or exist:
(a)the Company ceases to have at least two (2) Corporate Ratings that are Investment Grade Ratings; or
(b)the Company no longer has Corporate Ratings from at least two Rating Agencies.
“Collateral and Guaranty Period” means a period beginning on the date a Collateral and Guaranty Event occurs and ending on the first Collateral and Guaranty Release Date to occur thereafter (with the understanding that multiple Collateral and Guaranty Periods may occur during the Covenant Relief Period).

“Collateral and Guaranty Release Date” has the meaning set forth in Section 9.21.
“Collateral and Guaranty Requirement” means the occurrence of the following (as determined by the Administrative Agent in its reasonable discretion):
(c)the Administrative Agent shall have received the following, each in form and substance reasonably satisfactory to it:
(i)a guaranty of all Obligations (it being agreed that the form of Guaranty that was previously-delivered in connection with this Agreement, with such modifications as the Administrative Agent shall deem necessary to give effect to Collateral-related provisions is acceptable), duly executed and delivered by each Material Domestic Subsidiary;
(ii)a customary security agreement that secures the Secured Obligations duly executed and delivered by the Company, each Material Domestic Subsidiary and the Collateral Agent; provided, however, in no event shall any Agreed Excluded Property constitute Collateral;
(iii)all documents (collectively with the security agreement described in clause (ii) above, the “Security Documents”; and together with the guaranty agreement described in clause (i) above and the Specified Intercreditor Agreement, the “Security and Guaranty Documents”) and instruments, including Uniform Commercial Code financing statements, intellectual property security agreements with respect to U.S. federally registered trademarks, copyrights and patents, stock certificates or other instruments representing Equity Interests together with undated stock powers or other instruments of transfer and other similar documents and instruments, required by law or reasonably requested by the Administrative Agent to be delivered, filed, registered or recorded to create the Liens intended to be created by the Security Documents in the Collateral and to perfect such Liens to the extent required by, and with the priority required by, the Security Documents, shall have been filed, registered or recorded, or delivered to the Collateral Agent for filing, registration or recording; and
(a)(A) each Loan Party shall have obtained all consents and approvals required to be obtained by it in connection with the execution and delivery of all Security and Guaranty Documents to which it is a party, the performance of its obligations thereunder and the granting by it of the Liens thereunder, except, in each case, such consents or approvals for which the failure to obtain would not reasonably be expected to have a Material Adverse Effect and (B) all Security and Guaranty Documents shall be duly executed and delivered and in full force and effect.
The foregoing definition:
(i)shall not require that any actions be taken to create or perfect any security interest in the Collateral in any jurisdiction other than any jurisdiction in the United States (it being understood that there shall be no Security and Guaranty Documents governed under the laws of any jurisdiction other than any jurisdiction in the United States);
(ii)shall not require the delivery of any landlord lien waivers, estoppels or collateral access letters; and

(iii)shall not require any perfection action to be taken (including, without limitation, entering into any deposit account or securities account control agreements) other than the filing of a Uniform Commercial Code financing statement, filing of a “short-form” intellectual property security agreement with respect to the United States Patent and Trademark Office or the United States Copyright Office, as applicable, or, solely with respect to the Equity Interests that do not otherwise constitute Agreed Excluded Property, the delivery of the Equity Interests (and related transfer powers executed in blank) to the Collateral Agent; provided that in the event that any Loan Party causes or permits any additional perfection action to be taken to grant or perfect any security interest that secure the obligations under any Principal Property Indebtedness or Private Placement Indebtedness, the Loan Parties shall be required to take similar actions to grant or perfect any security interest to secure the Secured Obligations.
“Collateral Shortfall Amount” is defined in Section 8.1(a).
“Commitments” means, for each Lender, the sum of such Lender’s Revolving Commitment, Initial Term Loan Commitment and 2024 Incremental Term Loan Commitment.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Company” means Polaris Inc., a Delaware corporation, and its successors and assigns.
“Computation Date” means each date that is (a) three (3) Business Days prior to a Borrowing Date, (b) three (3) Business Days prior to the date of the conversion or continuation of an Advance, (c) three (3) Business Days prior to the issuance or Modification of a Facility LC, (d) three (3) Business Days prior to any Non-Extension Notice Date (e) the date of any draw under a Facility LC, (f) the last Business Day of each month, or (g) any other Business Day elected by the Administrative Agent in its discretion or upon instruction by the Required Lenders.
“Consolidated EBIT” means, for any period, Consolidated Net Income for such period (excluding the effect of any extraordinary, non-recurring or unusual gains or losses (including any gain or loss from the sale of Property or any impairment charges or inventory write-offs)) plus, to the extent deducted from revenues in determining Consolidated Net Income for such period (excluding the effect of any extraordinary, non-recurring or unusual gains or losses (including any gain or loss from the sale of Property or any impairment charges or inventory write-offs)), (i) Consolidated Interest Expense for such period, and (ii) total Federal, state, foreign or other income taxes for such period for the Company and its Subsidiaries on a consolidated basis.
“Consolidated EBITDA” means, for any period, Consolidated EBIT for such period plus, to the extent deducted from revenues in determining Consolidated Net Income for such period, depreciation and amortization for such period. If, during the period for which Consolidated EBITDA of the Company is being calculated, the Company or any Subsidiary has (x) acquired sufficient Equity Interests of a Person to cause such Person to become a Subsidiary; (y) acquired all or substantially all of the assets or operations, division or line of business of a Person; or (z) disposed of one or more Subsidiaries (or disposed of all or substantially all of the assets or operations, division or line of business of a Subsidiary or other Person), Consolidated EBITDA shall be calculated after giving pro forma effect thereto as if all such acquisitions and dispositions had occurred on the first day of such period.
“Consolidated Funded Indebtedness” means at any time, without duplication, the sum of (a) the principal amount of all obligations of the Company and its Subsidiaries for borrowed money, (b) all purchase money Indebtedness of the Company and its Subsidiaries, (c) the principal portion of all obligations of the Company and its Subsidiaries under Capital Leases and (d) all drawn but unreimbursed amounts under all Letters of Credit (other than Letters of Credit supporting trade payables in the ordinary course of business) issued for the account of the Company or any of its Subsidiaries.
“Consolidated Interest Expense” means, with reference to any period, the interest expense of the Company and its Subsidiaries for such period determined in accordance with GAAP.

“Consolidated Net Income” means, with reference to any period, the net income (or loss) of the Company and its Subsidiaries calculated on a consolidated basis for such period.
“Consolidated Net Tangible Assets” means at the date of determination, the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (1) all current liabilities (excluding (i) any Indebtedness for money borrowed having a maturity of less than 12 months from the date of the then most recent consolidated balance sheet of the Company publicly available, but which by its terms is renewable or extendible beyond 12 months from such date at the option of the borrower and (ii) current maturities of long-term debt and finance leases) and (2) to the extent included in such aggregate amount of assets, all goodwill, trade names, trademarks, patents, customer relationships, unamortized debt discount and expense and any other like intangibles, all as set forth on the then most recent consolidated balance sheet of the Company publicly available. For purposes of calculating Consolidated Net Tangible Assets, investments, acquisitions, mergers, consolidations, dispositions, amalgamations, and any incurrence or discharge of liabilities, subsequent to the date of the most recent available consolidated balance sheet and on or prior to the date of determination, will be given pro forma effect as if they had occurred at the end of such fiscal quarter. For purposes of this definition, whenever pro forma effect is given to a transaction or other event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company.
“Consolidated Net Worth” means stockholders’ equity of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.
“Consolidated Revenue” means, with reference to any period, the revenue of the Company and its Subsidiaries for such period calculated on a consolidated basis.
“Controlled Group” means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.
“Conversion/Continuation Notice” is defined in Section 2.9.
“Corporate Ratings” means (i) the Company’s corporate credit rating from S&P, (ii) the Company’s corporate family rating from Moody’s, and/or (iii) the Company’s corporate credit rating from Fitch.
“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“Covenant Relief Period” means the period commencing on the Amendment No. 9 Effective Date and ending on the day that is the earlier to occur of:
(x) the date (such date, the “Specified Reporting Date”) that the Company delivers the quarterly financial statements and the compliance certificate for the fiscal quarter ending June 30, 2026 that are required to be delivered under and in accordance with Section 6.1; provided that if an Event of Default under Section 7.2, Section 7.3 (solely due to a breach of Section 6.25), Section 7.9 or Section 7.10 has occurred and is continuing on the Specified Reporting Date, the Covenant Relief Period shall not end until the first date thereafter that no such Event of Default remains outstanding; and
(y) the date that the Company delivers a written notice to the Administrative Agent requesting the termination of the Covenant Relief Period, so long as: (A) no Event of Default has occurred and is continuing on such date or would arise immediately after giving effect to the termination of the Covenant Relief Period, (B) the financial statements and the compliance certificate most recently delivered pursuant to Section 6.1 demonstrate compliance with each of the financial covenants set forth in Section 6.25 (1)

in effect as of the end of such financial period and (2) at the levels that would be in effect after the termination of the Covenant Relief Period (by way of example only, the Interest Coverage Ratio shall be equal to or greater than 3.00 to 1.00) and (C) the “Covenant Relief Period” (or any analogous term) under the NPAs have been (or will simultaneously be) terminated. Such written notice and shall include a certification from an Authorized Officer of the Company that the foregoing conditions have been satisfied to terminate the Covenant Relief Period.
“Credit Extension” means the making of an Advance or the issuance of a Facility LC hereunder.
“Daily Simple RFR” means, for any day (an “RFR Interest Day”), an interest rate per annum equal to, for any RFR Loan denominated in (i) Sterling, SONIA for the day that is 5 RFR Business Days prior to (A) if such RFR Interest Day is an RFR Business Day, such RFR Interest Day or (B) if such RFR Interest Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Interest Day and (ii) Swiss Francs, SARON for the day that is 5 RFR Business Days prior to (A) if such RFR Interest Day is an RFR Business Day, such RFR Interest Day or (B) if such RFR Interest Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Interest Day.
“Daily Simple SOFR” means, for any day, an interest rate per annum equal to SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.
“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.
“Default” means an event which but for the lapse of time or the giving of notice, or both, would constitute an Event of Default.
“Defaulting Lender” means, subject to Section 2.22(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days after the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrowers in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied or waived, or (ii) pay to the Administrative Agent, the LC Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Facility LCs or Swing Line Loans) within two (2) Business Days after the date when due, (b) has notified the Borrowers, the Administrative Agent, the LC Issuer or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrowers, to confirm in writing to the Administrative Agent and the Borrowers that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrowers), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets (other than an Undisclosed Administration), including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.22(b)) upon delivery of written notice of such determination to the Borrowers, the LC Issuer, the Swing Line Lender and each Lender.
“Departing Borrowers” means Polaris Sales, Inc., a Minnesota corporation, and Polaris Industries Inc., a Delaware corporation.
“Deposits” is defined in Section 11.1.
“Designated Currencies” means, with respect to (a) Polaris Sales Europe Sàrl, Dollars, Swiss Francs and Euros and (b) each other Foreign Borrower, the Agreed Currencies designated for such Foreign Borrower in the Assumption Letter applicable to such Foreign Borrower.
“Determination Date” has the meaning provided in the definition of Term SOFR Screen Rate.
“Discretionary Currency” means any currency other than an Agreed Currency which is requested by the Borrowers and acceptable to an LC Issuer in its sole discretion at the time of each issuance of a Facility LC to be denominated in such other currency. For the avoidance of doubt, the decision by an LC Issuer to issue a Facility LC denominated in a particular currency (other than an Agreed Currency) shall not imply any agreement by such LC Issuer to issue future Facility LCs in the same currency.
“Documentation Agents” means, as of the Amendment No. 9 Effective Date, BNP Paribas, Citibank, N.A., Fifth Third Bank, National Association, and JPMorgan Chase Bank, N.A., and their successors, in their capacity as Documentation Agents.
“Dollar” and “$” means the lawful currency of the United States of America.
“Dollar Amount” means, on any date of determination, (a) with respect to any amount in Dollars, such amount and (b) with respect to any amount in an Agreed Currency or Discretionary Currency, the equivalent in Dollars of such amount, determined by the Administrative Agent pursuant to Section 2.2 using the Exchange Rate with respect to such Agreed Currency or Discretionary Currency at the time in effect or determined by the LC Issuer pursuant to Section 2.12(a) based on its actual cost of funds and in accordance with its standard practices.
“Domestic Borrower” means the Company and each other Subsidiary of the Company incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia that is approved as a Domestic Borrower by the Required Lenders, and any such Domestic Borrower’s respective successors and assigns; provided, however, that the Departing Borrowers shall no longer constitute Domestic Borrowers subsequent to the Amendment No. 6 Effective Date.
“Domestic Foreign Holding Subsidiary” means any Domestic Subsidiary that has no substantial assets other than Equity Interests in, or Equity Interests and Indebtedness of (x) one or more direct or indirect Foreign Subsidiaries or (y) one or more other Domestic Foreign Holding Subsidiary; provided, for the avoidance of doubt, that a Person shall not cease to be a Domestic Foreign Holding Subsidiary by virtue of temporarily holding cash as long as it promptly distributes such cash to its owners or contributes such cash to one or more of the Foreign Subsidiaries or Domestic Foreign Holding Subsidiary that it owns.
“Domestic Subsidiary” means a Subsidiary of the Company incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” means July 2, 2018.
“Eligible Assignee” means (i) a Lender (including any Affiliate thereof); (ii) an Approved Fund; (iii) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $3,000,000,000, calculated in accordance with the accounting principles prescribed by the regulatory authority applicable to such bank in its jurisdiction of organization; (iv) a commercial bank organized under the laws of any other country that is a member of the Organisation for Economic Co-operation and Development (“OECD”), or a political subdivision of any such country, and having total assets in excess of $3,000,000,000, calculated in accordance with the accounting principles prescribed by the regulatory authority applicable to such bank in its jurisdiction of organization, so long as such bank is acting through a branch or agency located in the country in which it is organized or another country that is described in this clause (iv); or (v) the central bank of any country that is a member of the OECD; provided, however, that none of the following shall qualify as an Eligible Assignee: the Company, any Affiliate of the Company, any Defaulting Lender or any of its Subsidiaries, or any natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person).
“Eligible Currency” means any lawful currency other than Dollars that is not restricted, readily available and freely traded, in which deposits are customarily offered to banks in the applicable interbank market, convertible into Dollars in the international interbank market available to the Lenders in such market and as to which a Dollar Amount may be readily calculated. If, after the designation by the Lenders of any currency as an Agreed Currency, currency control or other exchange regulations are imposed in the country in which such currency is issued, or any other event occurs, in each case with the result that (i) such currency no longer exists, (ii) such currency is in the determination of the Administrative Agent, no longer readily available or freely traded, or (iii) a Dollar Amount is, in the determination of the Administrative Agent, not readily calculable with respect to such currency, or (iv) such currency is no longer a currency in which the Required Lenders are willing to make Loans (each of (i), (ii), (iii), (iv), a “Disqualifying Event”), then the Administrative Agent shall promptly notify the Lenders, the Domestic Borrowers and any applicable Foreign Borrower, and such country’s currency shall no longer be an Agreed Currency until such time as the Disqualifying Event(s) no longer exist, but in any event within five (5) Business Days after receipt of such notice from the Administrative Agent, the Domestic Borrowers or such applicable Foreign Borrower shall repay all Loans made in the currency to which the Disqualifying Event applies in Dollars or convert such Loans into the Dollar Amount of Loans in Dollars, subject to the other terms contained in Article II.
“Environmental Laws” means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of Hazardous Materials in, on or about surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Materials or the clean-up or other remediation thereof.
“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
“Equivalent Amount” of any currency at any date means the equivalent in U.S. Dollars of such currency, calculated on the basis of the arithmetic mean of the buy and sell spot rates of exchange of the Administrative Agent in the London interbank market (or other market where the Administrative Agent’s foreign exchange operations in respect of such currency are then being conducted) for such other currency at or about 11:00 a.m. (local time applicable to the transaction in question) on the date on which such amount is to be determined, rounded up to the nearest amount of such currency as determined by the Administrative Agent from time to time; provided, however, that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent may use any reasonable method it deems appropriate to determine such amount, and such determination shall be conclusive absent manifest error.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company or any Subsidiary of the Company, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30- day notice period is waived); (b) any failure by any Plan to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) a determination that any Plan is, or is expected to be, in “at risk” status (as defined in Section 430(i)(4) of the Code or Section 304(i)4 of ERISA); (e) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (f) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (g) the incurrence by the Company or any of its Subsidiaries or ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal of the Company or any of its ERISA Affiliates from any Plan or Multiemployer Plan; (h) the receipt by the Company, any Subsidiary of the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company, any Subsidiary of the Company or any ERISA Affiliate of any notice, concerning the imposition upon the Company, any Subsidiary of the Company or any ERISA Affiliate of withdrawal liability under Sections 4201 or 4204 of ERISA or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA or, in endangered or critical status, within the meaning of Section 432 of the Code or Section 305 of ERISA, or (i) the adoption of an amendment to any Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA.
“E-SIGN” means the Federal Electronic Signatures in Global and National Commerce Act, as amended from time to time, and any successor statute, and any regulations promulgated thereunder from time to time.
“EU” means the European Union.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“EURIBOR Advance” means an Advance which, except as otherwise provided in Section 2.11, bears interest at the applicable EURIBOR Rate.
“EURIBOR Loan” means a Loan which, except as otherwise provided in Section 2.11, bears interest at the applicable EURIBOR Rate.
“EURIBOR Rate” means, for the relevant Interest Period, the sum of (a) the Adjusted EURIBOR Rate applicable to such Interest Period plus (b) the Applicable Margin.
“EURIBOR Screen Rate” means the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters as published at approximately 11:00 a.m. Brussels time two

TARGET Days prior to the commencement of such Interest Period. If such page or service ceases to be available, the Administrative Agent may specify another page or service displaying the relevant rate after consultation with the Company.
“Euro” and “euro” means the single currency of the participating member states of the EU.

“Event of Default” is defined in Article VII.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Exchange Rate” means on any day, for purposes of determining the Dollar Amount of any other currency, the rate at which such other currency may be exchanged into Dollars at the time of determination on such day on the applicable Reuters Page for such currency. In the event that such rate does not appear on the applicable Reuters Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrowers, or, in the absence of such an agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about such time as the Administrative Agent shall elect after determining that such rates shall be the basis for determining the Exchange Rate, on such date for the purchase of Dollars for delivery two (2) Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent may use any reasonable method it deems appropriate to determine such rate, and such determination shall be presumed correct absent manifest error.
“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation with respect to a Rate Management Transactions with a Lender or any Affiliate of a Lender if, and only to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof), including by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.
“Excluded Taxes” means, in the case of each Lender or applicable Lending Installation, the LC Issuer, and the Administrative Agent, (i) Taxes imposed on its overall net income, franchise Taxes, and branch profits Taxes imposed on it, by the respective jurisdiction under the laws of which such Lender, the LC Issuer or the Administrative Agent is incorporated or is organized or in which its principal executive office is located or, in the case of a Lender, in which such Lender’s applicable Lending Installation is located, (ii) in the case of a Non-U.S. Lender, any U.S. federal withholding Tax that is imposed on amounts payable to such Non-U.S. Lender pursuant to the laws in effect at the time such Non-U.S. Lender becomes a party to this Agreement or designates a new Lending Installation, except in each case to the extent that, pursuant to Section 3.5(a), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Installation, (iii) is attributable to the Non-U.S. Lender’s failure to comply with Section 3.5(f), (iv) any U.S. federal withholding Taxes imposed by FATCA and (v) any Swiss Withholding Taxes to be deducted from payments to a specific Lender (but without prejudice to the rights of the remaining Lenders) imposed as a direct result of such Lender having made (or having become a Lender respectively a Participant as a result of) an assignment or transfer by participation without the consent of the Company (if so required pursuant to Section 12) or which would not have been imposed if on the date on which the payment falls due the Lender had been a Qualifying Bank, but on that date that Lender is not or has ceased to be a Qualifying Bank other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or treaty, or any published practice or published concession of any relevant taxing authority. For purposes of this definition, each party that is a party to this Agreement as of the Amendment No. 9 Effective Date shall be deemed to become a party hereto on the Amendment No. 9 Effective Date.

“Exhibit” refers to an exhibit to this Agreement, unless another document is specifically referenced.
“Existing Credit Agreement” means that certain Third Amended and Restated Credit Agreement dated November 9, 2016 by and among the Borrowers party thereto, the Lenders party thereto and U.S. Bank National Association, as administrative agent and as further amended, supplemented or otherwise modified prior to the Effective Date.
“Existing Lender” means the financial institutions party to the Existing Credit Agreement as lenders.
“Existing Revolving Loans” means the Revolving Loans (as such term is defined in the Existing Credit Agreement) of an Existing Lender under and pursuant to the Existing Credit Agreement.
“Existing Term Loans” means the Term Loans (as such term is defined in the Existing Credit Agreement) of an Existing Lender under and pursuant to the Existing Credit Agreement.
“Extended Termination Date” is defined in Section 2.28(a).
“Extending Lender” means an Existing Lender that, on or prior to the Effective Date, executes and delivers to the Administrative Agent (or its counsel) a counterpart of this Agreement.
“Extension” is defined in Section 2.28(a).
“Extension Amendments” is defined in Section 2.28(b).
“Extension Offer” is defined in Section 2.28(a).
“Facility Fees” means fees payable to the Lenders pursuant to Section 2.5.
“Facility LC” is defined in Section 2.19.1.
“Facility LC Application” is defined in Section 2.19.3.
“Facility LC Collateral Account” is defined in Section 2.19.11.
“Facility LC Sublimit” means $100,000,000.
“Facility Termination Date” means December 13, 2029, or any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.
“FATCA” means Sections 1471 through 1474 of the Code, as of the Amendment No. 9 Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities entered into in connection with the implementation of the foregoing.
“Federal Funds Effective Rate” means, for any day, the greater of (a) zero percent (0%) and (b) the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate.
“Fitch” means Fitch Ratings Inc., or any successor to the rating agency business thereof.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Screen Rate, the Adjusted EURIBOR Rate, each Adjusted Daily Simple RFR, or each Adjusted Other Interest Rate. As of the Amendment No. 9 Effective Date, the Floor equals 0% for all interest rate determinations.
“Foreign Borrower” means Polaris Sales Europe Sàrl and any other Foreign Subsidiary of the Company which is designated by the Company and has become a Foreign Borrower pursuant to the terms of Section 2.26 and their respective successors and assigns.
“Foreign Borrower Obligations” means with respect to any given Foreign Borrower all unpaid principal of and accrued and unpaid interest on any Advances made to such Foreign Borrower, all LC Obligations associated with Facility LCs for which such Foreign Borrower is the account party, all obligations in connection with Cash Management Services provided to such Foreign Borrower, all obligations in connection with Rate Management Transactions of such Foreign Borrower, all accrued and unpaid fees related to any of the foregoing and all expenses, reimbursements, indemnities and other obligations of such Foreign Borrower to the Lenders or to any Lender, the Administrative Agent, the LC Issuer or any indemnified party arising under the Loan Documents.
“Foreign Employee Benefit Plan” means any employee benefit plan as defined in Section 3(3) of ERISA which is maintained or contributed to for the benefit of the employees of the Company, any of its Subsidiaries or any members of its Controlled Group and is not covered by ERISA pursuant to ERISA Section 4(b)(4).
“Foreign Pension Plan” means any employee benefit plan as described in Section 3(3) of ERISA for which the Company or any member of its Controlled Group is a sponsor or administrator and which (i) is maintained or contributed to for the benefit of employees of the Company, any of its Subsidiaries or any member of its Controlled Group, (ii) is not covered by ERISA pursuant to Section 4(b)(4) of ERISA, and (iii) under applicable local law, is required to be funded through a trust or other funding vehicle.
“Foreign Subsidiary” means any Subsidiary organized under the laws of a jurisdiction not located in the United States of America.
“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the LC Issuer, such Defaulting Lender’s ratable share of the LC Obligations with respect to Facility LCs issued by the LC Issuer other than LC Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s ratable share of outstanding Swing Line Loans made by the Swing Line Lender other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders.
“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
“GAAP” means generally accepted accounting principles as in effect from time to time in the United States, applied in a manner consistent with that used in preparing the financial statements referred to in Section 5.4, subject at all times to Section 9.8.
“Government Acts” is defined in Section 2.19.9.
“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including, without limitation, any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for

International Settlements or the Basel Committee on Banking Supervisory Practices or any successor or similar authority to any of the foregoing).
“Guarantor” means the Subsidiaries party to the Guaranty immediately prior to the Amendment No. 6 Effective Date or any Subsidiary that guarantees the Obligations in accordance with the Collateral and Guaranty Requirements. On and after the Amendment No. 6 Effective Date, no Subsidiary is a Guarantor as the Guaranty was terminated and is of no further force and effect.
“Guaranty” means that certain Amended and Restated Guaranty dated as of July 2, 2018 executed by the Guarantors in favor of the Administrative Agent, for the ratable benefit of the Lenders, as it may be amended or modified (including, without limitation, by the joinder of additional Guarantors) and in effect from time to time; provided, however, that notwithstanding anything to the contrary set forth herein, the Guaranty was terminated and is of no further force and effect as of the Amendment No. 6 Effective Date.
“Guaranty Obligations” means, with respect to any Person, without duplication, any obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (a) to purchase any such Indebtedness or other obligation or any Property constituting security therefor, (b) to advance or provide funds or other support for the payment or purchase of such Indebtedness or obligation or to maintain working capital, solvency or other balance sheet condition of such other Person (including, without limitation, maintenance agreements, comfort letters, take or pay arrangements, put agreements or similar agreements or arrangements) for the benefit of the holder of Indebtedness of such other Person, (c) to purchase or lease Property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness of the payment or performance of such Indebtedness, or (d) to otherwise assure or hold harmless the owner of such Indebtedness against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made, or, if less, the maximum amount for which such Person may be liable under the terms of the instruments evidencing such Guaranty Obligation.
“Guidelines” means, together, guideline S-02.123 in relation to interbank loans of 22 September 1986 (Merkblatt “Verrechnungssteuer auf Zinsen von Bankguthaben, deren Gläubiger Banken sind (Interbankguthaben)” vom 22. September 1986), guideline S-02.122.1 in relation to bonds of April 1999 (Merkblatt “Obligationen” vom April 1999), guideline S-02.130.1 in relation to money market instruments and book claims of April 1999 (Merkblatt vom April 1999 betreffend Geldmarktpapiere und Buchforderungen inländischer Schuldner), guideline S-02.128 in relation to syndicated credit facilities of January 2000 (Merkblatt “Steuerliche Behandlung von Konsortialdarlehen, Schuldscheindarlehen, Wechseln und Unterbeteiligungen” vom Januar 2000), circular letter No. 34 of 26 July 2011 (1-034-V-2011) in relation to deposits (Kreisschreiben Nr. 34 “Kundenguthaben” vom 26. Juli 2011) and the circular letter No. 15 of 7 February 2007 (1-015-DVS-2007) in relation to bonds and derivative financial instruments as subject matter of taxation of Swiss federal income tax, Swiss withholding tax and Swiss stamp taxes (Kreisschreiben Nr. 15 “Obligationen und derivative Finanzinstrumente als Gegenstand der direkten Bundessteuer, der Verrechnungssteuer und der Stempelabgaben” vom 7. Februar 2007), in each case as issued, amended or replaced from time to time, by the Swiss Federal Tax Administration or as substituted or superseded and overruled by any law, statute, ordinance, court decision, regulation or the like as in force from time to time.
“Hazardous Material” means any pollutant, contaminant, petroleum or petroleum product, dangerous or toxic substance, hazardous or extremely hazardous substance or chemical, solid or hazardous waste, special, liquid, industrial or other waste, asbestos, hazardous material, or other material, substance or agent, whether in solid, liquid or gaseous form, (i) that is regulated in connection with the protection of the environment, (ii) the presence of which requires investigation or remediation under any Environmental Laws, (iii) that is defined or listed as a “hazardous waste,” “hazardous substance,” “extremely hazardous substance,” “hazardous or deleterious substance,” “pollutant or contaminant” or the equivalent under any Environmental Laws; (iv) that is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous (including any substance that contains polychlorinated biphenols (PCBs), asbestos or urea formaldehyde foam insulation); or (v) the presence of which causes or threatens to cause a nuisance or poses or threatens to pose a threat to human health, safety or the environment.
“Highest Lawful Rate” means, on any day, the maximum non-usurious rate of interest permitted for that day by applicable federal or state law stated as a rate per annum.
“Home Country” is defined in Section 5.20.
“Increasing Lender” is defined in Section 2.25.
“Incremental Term Loan” is defined in Section 2.25.
“Incremental Term Loan Amendment” is defined in Section 2.25.
“Indebtedness” of a Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person to the extent of the value of such Property (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations, other than intercompany items, of such Person issued or assumed as the deferred purchase price of Property or services purchased by such Person which would appear as liabilities on a balance sheet of such Person, (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (f) all Guaranty Obligations of such Person, (g) the Attributable Indebtedness of such Person, (h) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person or any warrant, right or option to acquire such Equity Interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference, plus accrued and unpaid dividends; provided, however, that if such purchase, redemption, retirement, defeasance, payment, right, option, or acquisition requirement only may be consummated either (A) 180 or more days after the occurrence of the scheduled Facility Termination Date or (B) after Payment in Full, then such obligation in respect of an Equity Interest (including accrued and unpaid dividends) shall not constitute Indebtedness hereunder, (i) all net obligations of such Person in respect of Rate Management Transactions, (j) the maximum amount of all performance and standby Letters of Credit issued or bankers’ acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), and (k) the aggregate amount of uncollected accounts receivable of such Person subject at such time to a sale of receivables (or similar transaction) unless such transaction is effected without recourse to such Person. The Indebtedness of any Person shall include the Indebtedness of any partnership or unincorporated joint venture to the extent such Indebtedness is recourse to such Person.
“Indemnified Taxes” means Taxes imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document, other than Excluded Taxes and Other Taxes.
“Indenture” means that certain Indenture, dated as of November 16, 2023, between the Company and U.S. Bank Trust Company, National Association, as trustee, as amended and supplemented from time to time.
“Initial Term Loan” means, with respect to a Lender, such Lender’s loan made pursuant to its commitment to lend set forth in Section 2.1.2 (or any conversion or continuation thereof). As of the Amendment No. 9 Effective Date and after giving effect to Amendment No. 9, the aggregate outstanding principal amount of the Initial Term Loans equals $493,750,000, and the outstanding principal amount of the Initial Term Loan of each Lender is set forth on Schedule 1.1.
“Initial Term Loan Commitment” means, for each Lender, the obligation of such Lender to make Initial Term Loans to the Borrowers in an aggregate amount not exceeding the amount set forth on

Schedule 1.1, as it may be modified as a result of any assignment that has become effective pursuant to Section 12.3.3 or as otherwise modified from time to time pursuant to the terms hereof. As of the Amendment No. 9 Effective Date, such commitments are fully funded.
“Intellectual Property” is defined in Section 5.11.
“Interest Coverage Ratio” means the ratio, determined as of the end of each of its fiscal quarters for the then most-recently ended four (4) fiscal quarters, of (i) Consolidated EBITDA to (ii) Consolidated Interest Expense.
“Interest Differential” is defined in Section 3.4.
“Interest Period” means, with (a) respect to Term SOFR Advances, a period of one week (subject to the remainder hereof) or one, three, or six months, (b) with respect to EURIBOR Advances, a period of one or three months, (c) if denominated in any other Agreed Currency (other than Sterling and Swiss Francs, which is subject to provisions governing RFR Advances), such period as shall be agreed to for each Agreed Currency by the Company, the Administrative Agent and the Lenders (which period may follow one of the Interest Period conventions set forth in clauses (a) or (b) or those governing RFR Advances), in each case commencing on a Business Day selected by the Borrowers of such Advance pursuant to this Agreement. Any Interest Period shall end on the day which corresponds numerically to such date one week or one, three, or six months (or other relevant period) thereafter, as applicable; provided, however, that if there is no such numerically corresponding day in such next, third, or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, third, or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day. The Term SOFR Rate for a one-week Interest Period shall be determined using the Term SOFR Rate for a one-month Interest Period that would otherwise start on the same day as the requested one-week period. Notwithstanding anything to the contrary set forth herein, as a result of a Benchmark Replacement, an Advance may no longer correspond with an Interest Period, and this definition of Interest Period shall be modified pursuant to Benchmark Replacement Conforming Changes to address such change. For the avoidance of doubt, interest accruing in respect of Swing Line Loans based on the Term SOFR Rate shall be due and payable on Payment Dates as agreed to by the Company and the Swing Line Lender.
“Internal Control Event” means a material weakness in, or fraud that involves management or other employees who have a significant role in, the Company’s or any of its Subsidiaries’ internal controls over financial reporting, in each case as described in the Securities Laws.
“Investment” in any Person means (a) the acquisition (whether for cash, Property, services, assumption of Indebtedness, securities or otherwise, but excluding capital expenditures and acquisitions of inventory in the ordinary course of business) of assets, Equity Interests, bonds, notes, debentures, partnership, joint ventures or other ownership interests or other securities of such other Person or (b) any deposit with, or advance, loan or other extension of credit to, such Person (other than deposits made in connection with the lease or purchase of equipment, inventory or other assets in the ordinary course of business) or (c) any other capital contribution to or investment in such Person, including, without limitation, any Guaranty Obligation (including any support for a letter of credit issued on behalf of such Person) incurred for the benefit of such Person.
“Investment Grade Rating” means (i) the Corporate Rating by S&P being equal to or higher than BBB-, (ii) the Corporate Rating by Moody’s being equal to or higher than Baa3, and (iii) the Corporate Rating by Fitch being equal to or higher than BBB-.
“IRS” means the Internal Revenue Service.
“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.
“ISP98” means the “International Standby Practices 1998” published by the International Chamber of Commerce in ICC publication No. 590 (1998), or such later version thereof as may be in effect at the time of issuance of a Letter of Credit stated to be governed by the ISP98.
“LC Fee” is defined in Section 2.19.4.
“LC Issuer” means U.S. Bank (or any subsidiary or affiliate of U.S. Bank designated by U.S. Bank) or BofA in their respective capacities as issuers of Facility LCs hereunder.

“LC Obligations” means, at any time, the sum, without duplication, of (i) the aggregate undrawn stated amount under all Facility LCs outstanding at such time plus (ii) the aggregate unpaid amount at such time of all Reimbursement Obligations. For the avoidance of doubt, a Facility LC which would have expired by its terms, but which has been extended due to the effect of Rule 3.14 of ISP98, will deemed to be outstanding for the purposes of determining the LC Obligations.
“LC Payment Date” is defined in Section 2.19.5.
“Lenders” means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns. Unless otherwise specified, the term “Lenders” includes U.S. Bank in its capacity as Swing Line Lender.
“Lending Installation” means, with respect to a Lender or the Administrative Agent, the office, branch, subsidiary or affiliate of such Lender or the Administrative Agent listed on the signature pages hereof (in the case of the Administrative Agent) or otherwise selected by such Lender or the Administrative Agent pursuant to Section 2.17.
“Letter of Credit” of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.
“Lien” means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capital Lease or other title retention agreement).
“Liquidity” means, for any date of determination, for the Company and its Subsidiaries calculated on a consolidated basis as of such time, an amount equal to the sum of (a) the Company’s and its Subsidiaries’ aggregate cash and Cash Equivalent Investments that are held by the Company and its Subsidiaries (i) within the United States or (ii) within any other jurisdiction and that are freely transferrable between countries or other applicable political subdivisions (including, for the avoidance of doubt, the transfer of such cash or Cash Equivalent Investments from a foreign jurisdiction into the United States), in each case that are unrestricted and not encumbered by or subject to any Lien (other than (A) a Lien in favor of the Administrative Agent and to the extent required by Section 10.4 of the NPAs, the obligations of the Company in respect of the Notes (as such term is defined the NPAs, (B) in each case to the extent such Liens constitute a Permitted Lien: ordinary course setoff rights of a depository bank; tax Liens; judgement Liens and other similar Liens that arise by operation of law, and (C) on and after a Collateral and Guaranty Event, Liens created pursuant to any Security Document and collateral and security documents securing any Principal Property Indebtedness for so long as such Principal Property Indebtedness and the holders thereof are subject to an intercreditor agreement with the Collateral Agent in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent) plus (b) the aggregate amount of Credit Extensions the Borrowers are permitted to request and receive on such determination date (including, without limitation, the Borrowers’ compliance with Sections 2.8, 2.19, and 4.2 hereof).
“Loan” means a Revolving Loan, a Swing Line Loan, an Initial Term Loan, a 2024 Incremental Term Loan, or an Incremental Term Loan.
“Loan Documents” means this Agreement, the Facility LC Applications, any note or notes executed by the Borrowers in connection with this Agreement and payable to a Lender, and any other document or agreement, now or in the future (including, without limitation, any Security and Guaranty Documents), executed by any Loan Party for the benefit of the Administrative Agent or any Lender in connection with this Agreement.
“Loan Party” or “Loan Parties” means, individually or collectively, the Borrowers and the Guarantors.

“Material Acquisition” means any Permitted Acquisition that involves the payment of consideration (including, without limitation, the assumption of Indebtedness) by the Company and its Subsidiaries equal to or greater than $250,000,000.
“Material Adverse Effect” means a material adverse effect on (i) the business, Property, liabilities (actual and contingent), operations, financial condition, or results of operations of the Company and its Subsidiaries taken as a whole, (ii) the ability of any Loan Party to perform its obligations under the Loan Documents to which it is a party, or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Administrative Agent, the LC Issuer or the Lenders under the Loan Documents.
“Material Domestic Subsidiary” means, as of any date of determination, each Domestic Subsidiary that, (a) for the most recent four consecutive fiscal quarter period of the Company for which financial statements have been delivered pursuant to Section 6.1, contributed greater than 10% of Consolidated Net Income, (b) as of the last day of such four consecutive fiscal quarter period, had consolidated assets greater than 10% of the Company’s Total Assets or (c) for the most recent four consecutive fiscal quarter period of the Company for which financial statements have been delivered pursuant to Section 6.1, contributed greater than 10% of Consolidated Revenue; provided that, solely on and after a Collateral and Guaranty Event, if (x) the aggregate amount contributed to Consolidated Net Income by all Domestic Subsidiaries that are not Material Domestic Subsidiaries exceeds 15% of Consolidated Net Income for any such four consecutive fiscal quarter period, (y) the aggregate total consolidated assets of all Domestic Subsidiaries that are not Material Domestic Subsidiaries exceeds 15% of the Company’s Total Assets as of the end of such fiscal quarter or (z) the aggregate amount contributed to Consolidated Revenue by all Domestic Subsidiaries that are not Material Domestic Subsidiaries exceeds 15% of Consolidated Revenue for any such four consecutive fiscal quarter period, the Company shall promptly (and in any event, within thirty (30) days or such later date as agreed to by the Administrative Agent) designate Domestic Subsidiaries as “Material Domestic Subsidiaries” sufficient to eliminate such excess (or, after the occurrence and during the continuance of an Event of Default, if the Company has failed to do so within the deadline set forth above, the Administrative Agent shall provide the Company written notice and promptly thereafter (and in any event, within ten (10) Business Days) designate such Domestic Subsidiaries), and such Subsidiaries shall for all purposes of the Loan Documents be Material Domestic Subsidiaries.
“Material Indebtedness” means Indebtedness in an outstanding principal amount of $125,000,000 or more in the aggregate (or the equivalent thereof in any currency other than Dollars).
“Material Indebtedness Agreement” means any agreement under which any Material Indebtedness was created or is governed or which provides a commitment for the incurrence of Indebtedness in an amount which would constitute Material Indebtedness (whether or not an amount of Indebtedness constituting Material Indebtedness is outstanding thereunder).
“Material Subsidiary” means, as of any date of determination, each Subsidiary that, (a) for the most recent four consecutive fiscal quarter period of the Company for which financial statements have been delivered pursuant to Section 6.1, contributed greater than 10% of Consolidated Net Income, (b) as of the last day of such four consecutive fiscal quarter period, had consolidated assets greater than 10% of the Company’s Total Assets or (c) for the most recent four consecutive fiscal quarter period of the Company for which financial statements have been delivered pursuant to Section 6.1, contributed greater than 10% of Consolidated Revenue; provided that all Material Domestic Subsidiaries shall constitute Material Subsidiaries.
“Maximum Permitted Net Leverage Ratio” means 3.50 to 1.00; provided that, so long as the Covenant Relief Period has ended, if the Adjusted Covenant Holiday has been exercised, and the request therefor has been given effect, the Maximum Permitted Net Leverage Ratio as of the end of each of the Company’s four (4) consecutive fiscal quarters beginning with the fiscal quarter in which the applicable Material Acquisition is consummated (the “Adjusted Covenant Period”), shall be 4.00 to 1.00; provided further that solely during the Covenant Relief Period, the “Maximum Permitted Net Leverage Ratio” means the following ratios for the following fiscal quarters:

Fiscal Quarters	Net Leverage Ratio
June 30, 2025	4.00 to 1.00
September 30, 2025	4.50 to 1.00
December 31, 2025, March 31, 2026 and June 30, 2026	5.50 to 1.00
September 30, 2026 and each fiscal quarter ending thereafter	3.50 to 1.00
“Minimum Collateral Amount” means, with respect to a Defaulting Lender, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 105% of the Fronting Exposure of the LC Issuer with respect to such Defaulting Lender for all Facility LCs issued and outstanding at such time and (ii) otherwise, an amount determined by the Administrative Agent and the LC Issuer in their sole discretion.
“Minimum Permitted Interest Coverage Ratio” means 3.00 to 1.00; provided that, solely during the Covenant Relief Period, the “Minimum Permitted Interest Coverage Ratio” means the following ratios for the following fiscal quarters:

Fiscal Quarters	Interest Coverage Ratio
June 30, 2025, September 30, 2025 and December 31, 2025	2.50 to 1.00
March 31, 2026 and June 30, 2026	2.00 to 1.00
September 30, 2026 and each fiscal quarter ending thereafter	3.00 to 1.00
“Modify” and “Modification” are defined in Section 2.19.1.

“Moody’s” means Moody’s Investors Service, Inc., or any successor to the rating agency business thereof.
“Multiemployer Plan” means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Company or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.
“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Company or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.
“Net Leverage Ratio” means, as of any date of calculation, the ratio of (i) Consolidated Funded Indebtedness outstanding on such date minus the unrestricted and unencumbered cash and Cash Equivalent Investments of the Company and its Subsidiaries on such date, as such amount appears on the Company’s balance sheet; provided, that (x) no more than $300,000,000 in the aggregate of such cash and Cash Equivalent Investments shall be subtracted from Consolidated Funded Indebtedness at any time and (y) this clause (i) shall at no time be less than $0, to (ii) Consolidated EBITDA for the Company’s then most-recently ended four (4) fiscal quarters.
“Net Proceeds” means, with respect to any Prepayment Event, (a) the cash proceeds received by the Company or its Subsidiaries in respect of such Prepayment Event including any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but excluding any interest payments), but only as and when received, net of (b) the sum of (i) all fees and out-of-pocket expenses paid or payable to any person which is not a Company or a Subsidiary in connection with such Prepayment Event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made as a result of such event to repay Indebtedness (other than Loans or Private Placement Indebtedness) secured by such asset (or a portion thereof) or otherwise subject to mandatory prepayment (other than Loans or Private Placement Indebtedness) as a result of such event and (iii) the amount of all Taxes paid (or reasonably estimated to be payable) and the amount of any reserves established to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by an Authorized Officer of the Company).
“New Lender” means any Lender that is not an Extending Lender.
“Non-Bank Lender” means any Lender that is not a Qualifying Bank.
“Non-Bank Rules” means, together, the 10 Non-Bank Rule and the 20 Non-Bank Rule.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Non-Extending Lender” means an Existing Lender that elects not to execute this Agreement.
“Non-Extension Notice Date” is defined in Section 2.19.1(c).
“Non-U.S. Lender” means a Lender that is not a United States person as defined in Section 7701(a)(30) of the Code.

“Note” is defined in Section 2.13(d).
“NPAs” means that certain Master Note Purchase Agreement entered into as of the date hereof or as either may be modified hereafter without breach of the provisions of this Agreement and such other Master Note Purchase Agreement as may hereafter be made by the Company and the holders from time to time of the notes issued thereunder on substantially the same terms as the initial NPAs or supplement thereto as may be made by the Company with respect to additional Private Placement Indebtedness issued after the date hereof not to exceed Two Hundred Million Dollars ($200,000,000) as the same may thereafter be modified thereafter without breach of the provisions of this Agreement.
“NYFRB” means the Federal Reserve Bank of New York.
“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all LC Obligations, all obligations in connection with Cash Management Services, all obligations with respect to Rate Management Transactions with a Lender or any Affiliate of a Lender, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrowers to the Lenders or to any Lender, the Administrative Agent, the LC Issuer or any indemnified party arising under the Loan Documents; provided that “Obligations” shall exclude all Excluded Swap Obligations.
“OFAC” means, the U.S. Department of the Treasury’s Office of Foreign Assets Control, and any successor thereto.
“Original Currency” is defined in Section 2.12(b).
“Other Basic Interest Rate” means, with respect to a Loan in an Agreed Currency other than Dollars, euro, Swiss Franc or Sterling, the rate per annum agreed to by the Borrowers, the Administrative Agent and the Lenders as applying to such Agreed Currency, which rate may be determined using an interest settlement rate for deposits in such Agreed Currency administered by a body selected by the Administrative Agent and agreed to by the Borrowers and the Lenders, as such rate appears on the applicable Reuters or other agreed-upon screen (or such other commercially available source providing quotations of such Agreed Currency as may be designated by the Administrative Agent and agreed to by the Borrowers and the Lenders from time to time) at the time and on the Business Day designated by the Administrative Agent and agreed to by the Company and the Lenders for deposits in the relevant currency (for delivery on the first day of the Interest Period applicable thereto or on the first day on which the applicable Loan is to be made, as the case may be) with a term, if applicable to such Agreed Currency, equivalent to the relevant Interest Period; provided, that if an agreed-upon screen (or any successor or substitute page) is not available to the Administrative Agent for any reason, the applicable Other Interest Rate shall instead equal such rate as reported by such service as agreed to by the Borrowers, the Administrative Agent and the Lenders; provided, further, that such alternative may be a central bank rate determined by the Administrative Agent and agreed to by the Borrowers and the Lenders.
“Other Interest Rate” means the sum of (a) the Adjusted Other Interest Rate (which may be determined for an Interest Period, if applicable) plus (b) the Applicable Margin.
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document.
“Outbound Investment Rules” means the regulations administered and enforced, together with any related public guidance issued, by the United States Treasury Department under U.S. Executive Order 14105 of August 9, 2023, as of the Amendment No. 9 Effective Date, and as codified at 31 C.F.R. § 850.101 et seq.
“Outstanding Credit Exposure” means, as to any Lender at any time, the Dollar Amount of the sum of (i) such Lender’s portion of the Aggregate Outstanding Revolving Credit Exposure, plus (ii) such Lender’s Outstanding Initial Term Loan Credit Exposure and Outstanding 2024 Incremental Term Loan Credit Exposure.

“Outstanding 2024 Incremental Term Loan Credit Exposure” means, as to any Lender at any time, the Dollar Amount of the aggregate principal amount of its 2024 Incremental Term Loans outstanding at such time. As of the Amendment No. 9 Effective Date and after giving effect to Amendment No. 8, such amount equals $400,000,000.
“Outstanding Initial Term Loan Credit Exposure” means, as to any Lender at any time, the Dollar Amount of the aggregate principal amount of its Initial Term Loans outstanding at such time. As of the Amendment No. 9 Effective Date and after giving effect to Amendment No. 9, such amount equals $493,750,000.
“Outstanding Revolving Credit Exposure” means, as to any Lender at any time, the Dollar Amount of the sum of (i) the aggregate principal amount of its Revolving Loans outstanding at such time, plus (ii) an amount equal to its Pro Rata Share of the aggregate principal amount of Swing Line Loans outstanding at such time, plus (iii) an amount equal to its Pro Rata Share of the LC Obligations at such time.
“Outstanding Term Loan Credit Exposure” means, as to any Lender at any time, the Dollar Amount of the sum of its Outstanding 2024 Incremental Term Loan Credit Exposure and its Outstanding Initial Term Loan Credit Exposure.
“PAI” means Polaris Acceptance, Inc., a Minnesota corporation.
“Participant Register” is defined in Section 12.2.3.
“Participants” is defined in Section 12.2.1.
“PATRIOT Act” means, the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended from time to time, and any successor statute.
“Paid in Full” or “Payment in Full” means that all Obligations (other than contingent obligations for which no claim has been asserted) have been paid and satisfied in full in cash, all Letters of Credit have been terminated or expired (or been Cash Collateralized or otherwise satisfied in a manner reasonably acceptable to the LC Issuer) and the Commitments have been terminated.
“Payment Date” means (a) with respect to any Base Rate Loan (other than a Swing Line Loan), the last day of each fiscal quarter of the Company, (b) with respect to any RFR Loan, each date that is on the numerically corresponding day in each calendar month that is one month after the date such Loan is made (or, if there is no such numerically corresponding day in such month, then the last day of such month), (c) with respect to any Term SOFR Loan or EURIBOR Loan, the last day of each Interest Period applicable to the Advance of which such Loan is a part and, in the case of a Term SOFR Loan or EURIBOR Loan with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, (d) with respect to any Swing Line Loan, the day that such Loan is required to be repaid, (e) with respect to an Other Interest Rate Loan, such recurring day as agreed to by the Company, the Administrative Agent and the Lenders, (f) with respect to any other payment not specified above or otherwise herein, the last day of each fiscal quarter of the Company, and (g) the Facility Termination Date.
“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.
“Permitted Acquisition” means an Acquisition by the Company or any of its Subsidiaries with respect to which all of the following are satisfied: (a) the Equity Interests, assets or line of business acquired are in a line of business complementary or similar to or a reasonable extension of the Company’s current line of business; (b) in the case of an Acquisition of the Equity Interests of another Person, the board of directors (or other comparable governing body) of such other Person shall have duly approved such Acquisition; (c) if the aggregate consideration to be paid for such Acquisition equals or exceeds $250,000,000 (including, without limitation, the amount of any Indebtedness assumed in connection with such Acquisition), the Company shall have delivered to the Administrative Agent, prior to the closing of such Acquisition, a certificate of an Authorized Officer of the Company (i) providing calculations on a pro forma basis of each of the financial covenants set forth in Section 6.25 after giving effect to such Acquisition both as of the actual date of such Acquisition and (B) as of the first day of the most recently ended fiscal quarter, which calculations shall demonstrate that, as of each such date, the Borrowers are or would have been in compliance with all of the financial covenants set forth in Section 6.25, and (ii) both before and after giving effect to such Acquisition, no Default or Event of Default exists; (d) as a result of the Acquisition, the Company or one of its Wholly-Owned Subsidiaries becomes the owner of the Equity Interests, assets or line of business acquired pursuant to the Acquisition; (e) both before and after giving effect to such Acquisition, no Default or Event of Default exists; (f) the Net Leverage Ratio, on a pro forma basis reflecting consummation of such Acquisition shall be in compliance with Section 6.25.2; (g) the representations and warranties made by the Loan Parties in any Loan Document shall be true and correct in all material respects at and as if made as of the date of such Acquisition (after giving effect thereto) except to the extent such representations and warranties expressly relate to an earlier date; and (h) such Acquisition is undertaken in accordance with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees and awards to which any party to such Acquisition may be subject.
“Permitted Covenant Relief Period Priority Debt” means:
(a)any Priority Debt incurred prior to the Amendment No. 9 Effective Date to the extent such Priority Debt was permitted to be incurred under this Agreement (including in accordance with Section 6.12) as this Agreement was in effect on the date such Priority Debt was incurred;
(b)any Priority Debt that is not either (i) Indebtedness described in clauses (a), (b) or (e) in the definition of “Indebtedness” as defined in the Master NPA as in effect immediately prior to the Amendment No. 9 Effective Date or (ii) drawn but unreimbursed amounts under all Letters of Credit (other than Letters of Credit supporting trade payables in the ordinary course of business) issued for the account of the Company or any of its Subsidiaries or, in each case, Guaranty Obligations of such Indebtedness;
(c)any unsecured Priority Debt of any Subsidiary of the Company to the Company or any other Subsidiary of the Company;
(d)any Priority Debt incurred in connection with a Sale and Leaseback Transaction permitted under Section 6.19.
(e)other Priority Debt in an aggregate principal amount not to exceed $15,000,000 outstanding at any time for all such Priority Debt;
(f)any Guaranty Obligations of such Indebtedness otherwise constituting Permitted Covenant Relief Period Priority Debt so long as (A) if such Indebtedness is unsecured, the Guaranty Obligations are unsecured and (B) if such Indebtedness is Indebtedness of the Company, such Guaranty Obligations of the Subsidiaries would otherwise qualify as Permitted Covenant Relief Period Priority Debt without giving effect to this clause (f); and
(g)any Permitted Refinancing of any Permitted Covenant Relief Period Priority Debt.
“Permitted Lien” means a Lien permitted by Section 6.17.
“Permitted Refinancing” means any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, to “Refinance”), other Indebtedness (including previous refinancings that constituted a Permitted Refinancing), to the extent that (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so refinanced (plus unpaid accrued interest and premium (including tender premium and any make-whole amount) thereon, any committed or undrawn amounts associated with, original issue discount on, and underwriting discounts, defeasance costs, fees (including, without limitation, legal fees and expenses), commissions and expenses incurred in connection with, such Permitted Refinancing), (b) the final maturity date of such Permitted Refinancing is no earlier than the earlier of the final maturity date of the Indebtedness being Refinanced (it being understood that, in each case, any provision requiring an offer to purchase such Indebtedness as a result of a change of control, fundamental change, delisting, asset sale or similar provision shall not violate the foregoing restriction), (c) no Permitted Refinancing shall have direct obligors or contingent obligors that were not the direct obligors or contingent obligors (or that would not have been required to become direct obligors or contingent obligors) in respect of the Indebtedness being Refinanced, except that Loan Parties may be added as additional obligors, and (d) if the Indebtedness being Refinanced is secured, such Permitted Refinancing may only be secured by the same collateral (or a subset thereof) as the collateral granted in the documentation (including any intercreditor agreement) governing the Indebtedness being Refinanced (and (i) any after-acquired property that is affixed or incorporated into such collateral and/or that otherwise constitutes after-acquired property that would be required to be collateral pursuant to the collateral grant clause and/or other terms of the Indebtedness being Refinanced immediately prior to such refinancing and (ii) proceeds and products thereof), as determined in good faith by the board of directors of the Company.
“Person” means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.
“Plan” means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Company or any member of the Controlled Group may have any liability.
“Pounds Sterling” and “Sterling” means the lawful currency of the United Kingdom of Great Britain and Northern Ireland.
“Prepayment Event” means:
(h)any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction) of any Property of the Company or any Subsidiary thereof, other than dispositions described in Sections 6.15(i), (ii), (iii), (iv) (with respect to ordinary course Investments or Investments into Subsidiaries), (v) or (vi), with Net Proceeds from such sale, transfer or disposition (or a series of related sales, transfers or dispositions) greater than $25,000,000; and
(i)the incurrence by the Company or any of their Subsidiaries of any Specified Indebtedness.
“Pricing Schedule” means the Schedule attached hereto identified as such.
“Prime Rate” means a rate per annum equal to the prime rate of interest announced from time to time by U.S. Bank or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.
“Principal Property” means any manufacturing facility of the Company or any Restricted Subsidiary which is located in the United States and has a gross book value in excess of 1% of Consolidated Net Tangible Assets at the time of determination, whether now owned or hereafter acquired, other than any property which, in the opinion of the Board of Directors of the Company or any committee of such Board of Directors which is duly authorized, is not of material importance to the business conducted by the Company and its Restricted Subsidiaries as a whole.
“Principal Property Indebtedness” means (a) Indebtedness for borrowed money (including Indebtedness evidenced by notes, bonds, debentures or similar instruments) secured by Principal Property or Principal Subsidiary Interests and (b) Attributable Debt (as defined in the Indenture as in effect on the Amendment No. 9 Effective Date) relating to any sale and leaseback transaction of any Principal Property to the extent restricted by the lien covenants in the Indenture.

“Principal Subsidiary Interests” means any Equity Interests of any Restricted Subsidiary (whether now owned or hereafter acquired).
“Priority Debt” means, as of any date, the sum (without duplication) of (a) outstanding unsecured Indebtedness of Subsidiaries of the Company (other than a Borrower), and (b) Indebtedness of the Company and its Subsidiaries secured by Liens not otherwise permitted by Section 10.4(a) through (l) of Master Note Purchase Agreement, dated as of July 2, 2018, to which the Company is a party (as amended, restated, supplemented or otherwise modified, the “Master NPA”), as such Master NPA is in effect immediately prior to the Amendment No. 9 Effective Date; provided, that for purposes of this definition of Priority Debt, each of the definitions of Subsidiaries, Indebtedness and Liens used in this definition shall have the meanings set forth in the Master NPA as in effect immediately prior to the Amendment No. 9 Effective Date.
“Private Placement Indebtedness” means Indebtedness of one or more of the Borrowers incurred pursuant to the NPAs or any private placement or registered offering of senior notes issued after the Effective Date; provided, that any such Indebtedness issued after the Effective Date shall be issued either (i) pursuant to the NPAs as in effect on the Effective Date, or (ii) pursuant to definitive documentation which shall not contain representations, warranties, covenants or other provisions, including without limitation financial covenants, more restrictive than the representations, warranties, covenants and other provisions of this Agreement as of the date such Indebtedness is incurred, or provisions requiring security for such Indebtedness other than provisions requiring that such Indebtedness be secured equally and ratably with the Obligations (which shall be no more favorable to the holders of such Indebtedness than those set forth in the NPAs as of the Amendment No. 9 Effective Date).
“Property” of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.
“Pro Rata Share” means, with respect to a Lender, (a) with respect to Revolving Loans, a portion equal to a fraction the numerator of which is such Lender’s Revolving Commitment and the denominator of which is the Aggregate Revolving Commitments, provided, however, if all of the Revolving Commitments are terminated pursuant to the terms of this Agreement, then “Pro Rata Share” means the percentage obtained by dividing (i) such Lender’s Outstanding Revolving Credit Exposure at such time by (ii) the Aggregate Outstanding Revolving Credit Exposure at such time; provided, further, that when a Defaulting Lender shall exist, “Pro Rata Share” shall mean the percentage of the Aggregate Revolving Commitment (disregarding any Defaulting Lender’s Revolving Commitment) represented by such Lender’s Revolving Commitment and (b) with respect to Term Loans, a portion equal to a fraction the numerator of which is such Lender’s Term Loan Commitment and the denominator of which is the aggregate Term Loan Commitment, provided, however, if all of the Term Loan Commitments are terminated pursuant to the terms of this Agreement, then “Pro Rata Share” means the percentage obtained by dividing (i) such Lender’s Outstanding Term Loan Credit Exposure at such time by (ii) the Aggregate Outstanding Term Loan Credit Exposure at such time; provided, further, that when a Defaulting Lender shall exist, “Pro Rata Share” shall mean the percentage of the aggregate Term Loan Commitments of all Term Lenders (disregarding any Defaulting Lender’s Term Loan Commitment) represented by such Lender’s Term Loan Commitment (except that no Lender is required to fund Term Loans to the extent that, after giving effect thereto, the aggregate amount of its outstanding Term Loans and funded would exceed the amount of its Term Loan Commitment (determined as though no Defaulting Lender existed)).
“Purchasers” is defined in Section 12.3.1.
“Qualifying Bank” means any person acting on its own account which is licensed as a bank under the banking laws in force in its jurisdiction of incorporation and any branch of a legal entity, which is licensed as a bank under the banking laws in force in the jurisdiction where such branch is situated, and which, in each case, exercises as its main purpose a true banking activity, having its own bank personnel, premises, communication devices and decision making power, all in accordance with the Guidelines.
“Ratable Portion” means, for the purpose of any prepayment required to be made under Section 2.7(b) with respect to any Net Proceeds, an amount, as determined on the date of such prepayment, equal to (a) the product of (i) the applicable Net Proceeds with respect to such prepayment multiplied by (ii) a fraction, (A) the numerator of which is which is the sum of (1) the Dollar Amount of the aggregate

Outstanding Revolving Credit Exposure on such date plus (2) the aggregate outstanding principal amount of all Term Loans on such date and (B) the denominator of which is the sum of (1) the aggregate outstanding principal amount of all Term Loans on such date plus (2) the Dollar Amount of the aggregate Outstanding Revolving Credit Exposure on such date plus (3) the aggregate outstanding principal amount of all Private Placement Indebtedness on such date.
“Rate Management Transaction” means any transaction (including an agreement with respect thereto) now existing or hereafter entered by the Company or any Subsidiary which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.
“Rating Agencies” means (a) S&P, (b) Moody’s and/or (c) Fitch.
“Real Properties” is defined in Section 5.16.
“Receivables Securitization Transaction” means any sale, factoring or securitization transaction involving accounts receivable (and related assets) that may be entered into by the Company or any Subsidiary pursuant to which the Company or any Subsidiary may sell, convey or otherwise transfer, or may grant a security interest in, any accounts receivable (whether existing on the Effective Date or arising thereafter) of the Company or any Subsidiary, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all bank accounts specifically designated for the collection of such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, the proceeds of such accounts receivable and other assets which are customarily transferred, or in respect of which security interests are customarily granted, in connection with sales, factoring or securitizations involving accounts receivable.
“Reference Time” means with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Rate, 10:00 a.m. (Central time) on the day that is two Business Days preceding the date of such setting, (2) if such Benchmark is the EURIBOR Rate, 11:00 a.m. Brussels time two TARGET Days preceding the date of such setting, (3) if the RFR for such Benchmark is SONIA, then 4 RFR Business Days prior to such setting, (4) if the RFR for such Benchmark is SARON, then 4 RFR Business Days prior to such setting or (5) if such Benchmark is none of the Term SOFR Rate, the EURIBOR Screen Rate, SONIA or SARON, the time determined by the Administrative Agent in its reasonable discretion.
“Refinance” has the meaning provided in the definition of Permitted Refinancing.
“Register” is defined in Section 12.3.4.
“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.
“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.
“Reimbursement Obligations” means, at any time, the aggregate of all obligations of the Borrowers then outstanding under Section 2.19 to reimburse the LC Issuer for amounts paid by the LC Issuer in respect of any one or more drawings under Facility LCs.

“Relevant Governmental Body” means (i) with respect to a Benchmark Replacement in respect of Loans denominated in Dollars, the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto, (ii) with respect to a Benchmark Replacement in respect of Loans denominated in Sterling, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto, (iii) with respect to a Benchmark Replacement in respect of Loans denominated in Euros, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto, (iv) with respect to a Benchmark Replacement in respect of Loans denominated in Swiss Francs, the Swiss National Bank, or a committee officially endorsed or convened by the Swiss National Bank or, in each case, any successor thereto, and (v) with respect to a Benchmark Replacement in respect of Loans denominated in any other currency, (a) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement or (b) any working group or committee officially endorsed or convened by (1) the central bank for the currency in which such Benchmark Replacement is denominated, (2) any central bank or other supervisor that is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement, (3) a group of those central banks or other supervisors or (4) the Financial Stability Board or any part thereof.
“Relevant Rate” means (i) with respect to any Advance denominated in Dollars, Term SOFR, (ii) with respect to any Advance denominated in Euros, the EURIBOR Screen Rate, (iii) with respect to any Advance denominated in Sterling or Swiss Francs, the applicable Daily Simple RFR, as applicable, and (iv) with respect to any Agreed Currency, other than Dollars, Euros, Sterling or Swiss Francs, the applicable Other Interest Rate.
“Reportable Event” means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.
“Reports” is defined in Section 9.6(a).
“Required Lenders” means Lenders in the aggregate having greater than 50% of the sum of the Aggregate Commitment plus the Aggregate Outstanding Term Loan Credit Exposure or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding greater than 50% of the Aggregate Outstanding Credit Exposure. The Commitments, Outstanding Term Loan Credit Exposure and Outstanding Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Restricted Payment” or “restricted payment” means a dividend or other similar distribution, in each case, paid in cash with respect to any Equity Interest in the Company or any cash payment (including any sinking fund or similar deposit) on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in the Company or any option, warrant or other right to acquire any Equity Interests in the Company.
“Restricted Subsidiary” means any Subsidiary of the Company where (a) substantially all the Property of which is located, and substantially all the business of which is carried on, within the United States and (b) that owns any Principal Property.

“Revolving Commitment” means, for each Lender, the obligation of such Lender to make Revolving Loans to, and participate in Facility LCs issued upon the application of, the Borrowers in an aggregate amount not exceeding the amount set forth on Schedule 1.1, as it may be modified as a result of any assignment that has become effective pursuant to Section 12.3.3 or as otherwise modified from time to time pursuant to the terms hereof.
“Revolving Lender” means, as of any date of determination, a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Outstanding Revolving Credit Exposure.
“Revolving Loan” means, with respect to a Lender, such Lender’s loan made pursuant to its commitment to lend set forth in Section 2.1.1(a) (or any conversion or continuation thereof).
“RFR” means, for any RFR Loan denominated in (a) Sterling, SONIA and (b) Swiss Francs, SARON.
“RFR Advance” means, as to any Advance, the RFR Loans comprising such Advance.
“RFR Business Day” means, for any Loan denominated in (a) Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London and (b) Swiss Francs, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for the settlement of payments and foreign exchange transactions in Zurich.
“RFR Interest Day” has the meaning specified in the definition of “Daily Simple RFR”.
“RFR Loan” means a Loan that bears interest at a rate based on the RFR Rate.
“RFR Rate” means the sum of (a) the Adjusted Daily Simple RFR plus (b) the Applicable Margin.
“Risk-Based Capital Guidelines” means (i) the risk-based capital guidelines in effect in the United States on the Amendment No. 9 Effective Date, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States, including transition rules, and, in each case, any amendments to such regulations.
“S&P” means S&P Global Ratings, a division of S&P Global Inc., or any successor to the rating agency business thereof.
“Sale and Leaseback Transaction” means any sale or other transfer of Property by any Person with the intent to lease such Property as lessee.
“Sanctioned Country” means at any time, any country or territory which is itself the subject or target of any comprehensive Sanctions (which, as of the Amendment No. 9 Effective Date, are the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Kherson region of Ukraine, the Zaporizhzhia region of Ukraine, the Crimea region of Ukraine, Cuba, Iran, North Korea, and Syria).
“Sanctioned Person” means at any time, (a) any Person or group listed in any Sanctions- related list of designated Persons maintained by OFAC or the U.S. Department of State, the United Nations Security Council, the European Union, any European Union member state or His Majesty’s Treasury of the United Kingdom, (b) any Person or group, organized or resident in a Sanctioned Country, (c) any agency, political subdivision or instrumentality of the government of a Sanctioned Country, or (d) any Person 50% or more owned, directly or indirectly, by any of the above.
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State or (b) the United Nations Security Council, the European Union, any European Union member state or His Majesty’s Treasury of the United Kingdom.

“SARON” means, with respect to any Business Day, a rate per annum equal to the Swiss Average Rate Overnight for such Business Day published by the SARON Administrator on the SARON Administrator’s Website.
“SARON Administrator” means the SIX Swiss Exchange AG (or any successor administrator of the Swiss Average Rate Overnight).
“SARON Administrator’s Website” means SIX Swiss Exchange AG’s website, currently at https://www.six-group.com, or any successor source for the Swiss Average Rate Overnight identified as such by the SARON Administrator from time to time.
“Satisfaction Date” is defined in Section 6.20.
“Schedule” refers to a specific schedule to this Agreement, unless another document is specifically referenced.
“Screen” has the meaning provided in the definition of Term SOFR Screen Rate.
“Section” means a numbered section of this Agreement, unless another document is specifically referenced.
“Secured Debt Limit” means the greater of $450,000,000 and 15% of the Consolidated Net Tangible Assets of the Company, determined solely at the time of the granting of the Lien on the Principal Subsidiary Interests to secure the applicable Principal Property Indebtedness or incurring such Principal Property Indebtedness.
“Secured Obligations” means all Obligations other than obligations in connection with Rate Management Transactions.
“Securities Laws” means the Securities Act of 1933, the Exchange Act, Sarbanes-Oxley Act of 2002, in each case as amended, and the rules and regulations and applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated thereunder.
“Securitization Transaction” means, with respect to any Person, any financing transaction or series of financing transactions (including factoring arrangements) pursuant to which such Person or any Subsidiary of such Person may sell, convey or otherwise transfer, or grant a security interest in, accounts, payments, receivables, rights to future lease payments or residuals or similar rights to payment to a special purpose subsidiary or affiliate of such Person or any other Person.
“Security Documents” has the meaning provided in the definition of Collateral and Guaranty Requirement.
“Security and Guaranty Documents” has the meaning provided in the definition of Collateral and Guaranty Requirement.
“Single Employer Plan” means a Plan maintained by the Company or any member of the Controlled Group for employees of the Company or any member of the Controlled Group.
“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website.
“SOFR Adjustment” means, with respect to the adjustment of any SOFR-based Benchmark, 0.10%.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“SONIA” means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website on the immediately succeeding Business Day.
“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).
“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.
“Specified Amount” means, with respect to any Prepayment Event, the Ratable Portion of the Net Proceeds for such Prepayment Event.
“Specified Indebtedness” means (a) any (i) Private Placement Indebtedness or similar long-term Indebtedness (including, without limitation, any “term loan B” credit facilities) or (ii) publicly-traded notes, bonds, debentures or similar Indebtedness (including, without limitation, any bonds issued under the Indenture) or (b) any other Indebtedness, except for Indebtedness permitted under Section 6.12.
“Specified Intercreditor Agreement” has the meaning set forth in Section 6.20.
“Specified Lien” is defined in Section 2.27.9.
“Stated Rate” is defined in Section 2.21.
“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Federal Reserve Board to which the Administrative Agent is subject with respect to the Adjusted EURIBOR Rate, for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D) or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans. Such reserve percentage shall include those imposed pursuant to Regulation D. Loans for which the associated Benchmark is adjusted by reference to the Statutory Reserve Rate (per the related definition of such Benchmark) shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“Subsidiary” of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of the Company.
“Substantial Portion” means, with respect to the Property of the Company and its Subsidiaries, Property which represents more than 10% of the consolidated assets of the Company and its Subsidiaries taken as a whole or Property which is responsible for more than 10% of the Consolidated Net Income of the Company and its Subsidiaries taken as a whole, in each case, as would be shown in the consolidated financial statements of the Company and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made (or if financial statements have not been delivered hereunder for that month which begins the twelve-month period, then the financial statements delivered hereunder for the quarter ending immediately prior to that month).
“Swap Counterparty” means, with respect to any swap with any Lender, any person or entity that is or becomes a party to such swap.
“Swap Obligation” means, with respect to the Company, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act between a Lender and one or more Swap Counterparties.
“Swing Line Borrowing Notice” is defined in Section 2.4.2.
“Swing Line Lender” means U.S. Bank or such other Lender which may succeed to its rights and obligations as Swing Line Lender pursuant to the terms of this Agreement.
“Swing Line Loan” means a Loan made available to the Company by the Swing Line Lender pursuant to Section 2.4.
“Swing Line Sublimit” means the maximum principal amount of Swing Line Loans the Swing Line Lender may have outstanding to the Company at any one time, which, as of the Amendment No. 9 Effective Date, is $100,000,000.
“Swiss Borrower” means a Borrower that is incorporated in Switzerland or, if different, is considered to be tax resident in Switzerland for Swiss Withholding Tax purposes.
“Swiss Federal Withholding Tax Act” means the Swiss Federal Withholding Tax Act (Bundesgesetz uber die Verrechnungssteuer vom 13. Oktober 1965); together with the related ordinances, regulations and guidelines, all as amended and applicable from time to time.
“Swiss Franc” means the lawful currency of the Swiss Confederation.
“Swiss Withholding Tax” means the tax imposed based on the Swiss Federal Act on Withholding Tax of 13 October 1965 (Bundesgesetz über die Verrechnungssteuer).
“Syndication Agents” means, as of the Amendment No. 9 Effective Date, BMO Bank N.A., BofA Securities, Inc., MUFG Bank, Ltd., PNC Bank, National Association, Truist Bank, and Wells Fargo Bank, National Association, and their successors, in their capacity as Syndication Agents.
“Synthetic Lease” means any synthetic leases, tax retention operating lease, off-balance sheet loans or similar off-balance sheet financing arrangement whereby the arrangement is considered borrowed money indebtedness for tax purposes but is classified as an operating lease or does not otherwise appear on a balance sheet under GAAP.
“T2” means the real time gross settlement system operated by the Eurosystem, or any successor system.
“TARGET Day” means any day on which T2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.
“Taxes” means any and all present or future taxes, duties, levies, imposts, deductions, fees, assessments, charges or withholdings, and any and all liabilities with respect to the foregoing, including interest, additions to tax and penalties applicable thereto.

“Term Lender” means, as of any date of determination, a Lender having an Initial Term Loan Commitment or a 2024 Incremental Term Loan Commitment or holding a Term Loan.
“Term Loan Commitment” means, for each Lender, the obligation of such Lender to make Initial Term Loans or 2024 Incremental Term Loans.
“Term Loan” means, with respect to a Lender, such Lender’s Initial Term Loan or 2024 Incremental Term Loan.
“Term SOFR” means the rate per annum determined by the Administrative Agent as the forward-looking term rate based on SOFR.
“Term SOFR Administrator” means CME Group Benchmark Administration Ltd. (or a successor administrator of Term SOFR).
“Term SOFR Administrator’s Website” means https://www.cmegroup.com/market-data/cme-group-benchmark-administration/term-sofr, or any successor source for Term SOFR identified as such by the Term SOFR Administrator from time to time.
“Term SOFR Advance” means an Advance that, except as otherwise provided in Section 2.11, bears interest at the applicable Term SOFR Rate.
“Term SOFR Loan” means a Loan that, except as otherwise provided in Section 2.11, bears interest at the applicable Term SOFR Rate other than pursuant to clause (d) of the definition of Base Rate.
“Term SOFR Rate” means, for the relevant Interest Period, the sum of (a) the Adjusted Term SOFR Screen Rate applicable to such Interest Period plus (b) the Applicable Margin.
“Term SOFR Screen Rate” means, for the relevant Interest Period, the Term SOFR rate quoted by the Administrative Agent from the Term SOFR Administrator’s Website or the applicable Bloomberg screen (or other commercially available source providing such quotations as may be selected by the Administrative Agent from time to time) (the “Screen”) for such Interest Period, which shall be the Term SOFR rate published two Business Days before the first day of such Interest Period (such Business Day, the “Determination Date”). If as of 5:00 p.m. (New York time) on any Determination Date, the Term SOFR rate has not been published by the Term SOFR Administrator or on the Screen, then the rate used will be that as published by the Term SOFR Administrator or on the Screen for the first preceding Business Day for which such rate was published on such Screen so long as such first preceding Business Day is not more than three (3) Business Days prior to such Determination Date.

“Total Assets” means, as of any date, the total assets of the Company and its Subsidiaries on such date, determined on a consolidated basis in accordance with GAAP.
“Transferee” is defined in Section 12.4.
“Type” means, with respect to any Advance, its nature as a Base Rate Advance, a Term SOFR Advance, a EURIBOR Advance, an RFR Advance, or an Other Interest Rate Advance, and with respect to a Loan, its nature as a Base Rate Loan, a Term SOFR Loan, a EURIBOR Loan, an RFR Loan or an Other Interest Rate Loan.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Undisclosed Administration” means in relation to a Lender the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender is subject to home jurisdiction supervision if applicable law requires that such appointment is not to be publicly disclosed.
“Uniform Commercial Code” means the Uniform Commercial Code as the same may from time to time be in effect in the State of Minnesota or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.
“United States Person” means a Person within the meaning of Section 7701(a)(30) of the Code.
“U.S. Bank” means U.S. Bank National Association, a national banking association, in its individual capacity, and its successors.
“Wholly-Owned Subsidiary” of a Person means (i) any Subsidiary of which 100% of the beneficial ownership interests shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization of which 100% of the beneficial ownership interests shall at the time be so owned or controlled.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
1.2.Loan Classes. The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a “Term SOFR Loan”). Advances also may be classified and referred to by Type (e.g., a “Term SOFR Advance”).
1.3.Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (i) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (ii) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.
1.4.Rating Agencies. If the rating system of any Rating Agency shall change, or if any such Rating Agency shall cease to be in the business of rating corporate issuers or debt facilities, the Company, the Administrative Agent and the Lenders shall negotiate in good faith to amend this Agreement to reflect such changed rating system or the unavailability of ratings from such Rating Agency.
ARTICLE II
THE CREDITS
2.1.Commitments.
2.1.1Revolving Facility.
(a)From and including the Effective Date and prior to the Facility Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Revolving Loans to the Borrowers in Agreed Currencies, participate in Facility LCs issued in Agreed Currencies, and participate in Facility LCs issued in Discretionary Currencies at the discretion of an LC Issuer, in each case upon the request of the Borrowers; provided, that (i) after giving effect to the making of each such Revolving Loan and the issuance of each such Facility LC, the Dollar Amount of each Lender’s Outstanding Revolving Credit Exposure shall not exceed its Revolving Commitment, (ii) the Aggregate Outstanding Revolving Credit Exposure shall not exceed the Aggregate Revolving Commitment, and (iii) all Base Rate Loans shall be made in Dollars. Subject to the terms of this Agreement, each Borrower may borrow, repay and reborrow the Revolving Loans at any time prior to the Facility Termination Date; provided, that a Foreign Borrower may only borrow in its respective Designated Currencies. The Revolving Commitments shall expire on the Facility Termination Date. The LC Issuer will issue Facility LCs hereunder on the terms and conditions set forth in Section 2.19.
(b)As of the Amendment No. 6 Effective Date, immediately after the consummation of the assignment and assumption of the Initial Term Loans set forth in Section 2.1.2(b), the Departing Borrowers will no longer constitute Borrowers or Loan Parties hereunder. The Departing Borrowers will have no ability to request or receive Credit Extensions hereunder, and the Departing Borrowers will not be liable for the Obligations (except for contingent indemnity obligations not yet due and payable (which excludes, for the avoidance of doubt, the payment of principal and interest, as those liabilities have been assigned to the Company)). After giving effect to the foregoing, the Company and Polaris Sales Europe Sàrl will be the only Borrowers hereunder.
2.1.2Initial Term Loan Facility.
(a)Various term loans were outstanding under the Agreement prior to the Amendment No. 3 Effective Date. As of the Amendment No. 3 Effective Date, the Lenders agreed that all such term loans (excluding, for the avoidance of doubt, the 2024 Incremental Term Loans) would constitute Term Loans of the same Class hereunder (the “Initial Term Loans”). Provisions regarding the accrual of interest and fees, and payment of principal, are the same for all such Initial Term Loans as of the Amendment No. 3 Effective Date. Each Lender agreed that the Administrative Agent could make such adjustments and reallocations as necessary to give effect to the foregoing (including implementing a cashless settlement mechanism as needed). Schedule 1.1 sets forth the principal amounts owing to the Lenders in respect of the Initial Term Loans as of the Amendment No. 9 Effective Date. Amounts repaid in respect of Initial Term Loans may not be reborrowed. All Initial Term Loans are and shall be denominated in Dollars.
(b)As of the Amendment No. 6 Effective Date, immediately prior to giving effect to Section 2.1.1(b), each of the Departing Borrowers hereby assigns its duties and obligations in respect of the Initial Term Loans (including any Notes with respect thereto) to the Company, and the Company hereby assumes such duties and obligations, including, without limitation, the payment of all principal, interest, fees and other Obligations due and payable in connection therewith. The Departing Borrowers shall have no further duties and obligations in respect of the Initial Term Loans (including any Notes with respect thereto) subsequent to the Amendment No. 6 Effective Date (except for contingent indemnity obligations not yet due and payable (which excludes, for the avoidance of doubt, the payment of principal and interest, as those liabilities have been assigned to the Company)). The Company shall be primarily and directly liable for the payment of all such amounts subsequent to the Amendment No. 6 Effective Date.
2.1.32024 Incremental Term Loan Facility. On the Amendment No. 7 Effective Date, each 2024 Incremental Term Lender agreed to make available (and did make) loans in the amount of such 2024 Incremental Term Lender’s 2024 Incremental Term Loan Commitment to the Company in Dollars. Schedule 1.1 sets forth the principal amounts owing to the Lenders in respect of the 2024 Incremental Term Loans as of the Amendment No. 9 Effective Date. Amounts repaid in respect of 2024 Incremental Term Loans may not be reborrowed.
2.2.Determination of Dollar Amounts; Required Payments; Termination. The Administrative Agent will determine the Dollar Amount of all outstanding and requested Advances and Facility LCs on each Computation Date. If at any time (a) the Dollar Amount of the Aggregate Outstanding Credit Exposure exceeds the Aggregate Commitment, the Borrowers shall immediately make a payment on the Obligations sufficient to eliminate such excess and the Dollar Amount of the aggregate amount of outstanding Facility LCs (less any amount already held by the Administrative Agent in the Facility LC Collateral Account) exceeds one hundred five percent (105%) of the Facility LC Sublimit, the Borrowers shall immediately pay the Administrative Agent an amount in immediately available funds, which funds shall be held in the Facility LC Collateral Account, equal to the excess of the aggregate amount of outstanding Facility LCs (less any amount already held by the Administrative Agent in the Facility LC Collateral Account) over the Facility LC Sublimit. The Aggregate Outstanding Credit Exposure and all other unpaid Obligations shall be paid in full by the Borrowers on the Facility Termination Date or, as to Outstanding Revolving Credit Exposure as to which there shall have been an Extension, the Extended Termination Date, as the case may be.
2.3.Ratable Loans; Types of Advances. Each Revolving Loan Advance hereunder (other than any Swing Line Loan) shall consist of Revolving Loans made from the several Revolving Lenders ratably according to their Pro Rata Shares. The Revolving Loan Advances may be Base Rate Advances, Term SOFR Advances, EURIBOR Advances, RFR Advances or Other Interest Rate Advances, or a combination thereof, selected by a Borrower in accordance with Sections 2.8 and 2.9, or Swing Line Loans selected by a Borrower in accordance with Section 2.4. Each Term Loan Advance hereunder shall consist of Term Loans made from the several Term Lenders ratably according to their Pro Rata Shares. The Term Loan Advances may be Base Rate Advances or Term SOFR Advances.
2.4.Swing Line Loans.
2.4.1Amount of Swing Line Loans. Subject to the conditions precedent set forth in Section 4.2 and, if such Swing Line Loan is to be made on the date of the initial Advance hereunder, the satisfaction of the conditions precedent set forth in Section 4.1 as well, from and including the date of this Agreement and prior to the Facility Termination Date, the Company may request that the Swing Line Lender, on the terms and conditions set forth in this Agreement, make Swing Line Loans in Dollars to the Company from time to time in an aggregate principal amount not to exceed the Swing Line Sublimit; provided, that (a) the Aggregate Outstanding Credit Exposure shall not at any time exceed the Aggregate Commitment, and (b) at no time shall the sum of (i) the Swing Line Lender’s Pro Rata Share of the Swing Line Loans, plus (ii) the outstanding Revolving Loans made by the Swing Line Lender pursuant to Section 2.1, plus (iii) the Swing Line Lender’s Pro Rata Share of the LC Obligations, exceed the Swing Line Lender’s Revolving Commitment at such time. Subject to the terms of this Agreement, the Company may borrow, repay and reborrow Swing Line Loans at any time prior to the Facility Termination Date. Swing Line Loans shall only be made in Dollars. The making of Swing Line Loans shall be in the discretion of the Swing Line Lender.
2.4.2Borrowing Notice. Any request by the Company for a Swing Line Loan shall be in writing, or by telephone promptly confirmed in writing or by e-mail (a “Swing Line Borrowing Notice”), and must be given to the Administrative Agent and the Swing Line Lender not later than 2:00 p.m. (Central time) on the Borrowing Date of any requested Swing Line Loan. The Swing Line Borrowing Notice must specify (a) the applicable Borrowing Date (which date shall be a Business Day), (b) the aggregate amount of the requested Swing Line Loan, which shall be an amount not less than $100,000 or the Equivalent Amount and (iii) the required applicable interest rate therefor.
2.4.3Making of Swing Line Loans; Participations. Not later than 3:00 p.m. (Central time) on the applicable Borrowing Date, the Swing Line Lender shall make available the Swing Line Loan, in funds immediately available, to the Administrative Agent at its address specified pursuant to Article XIII. The Administrative Agent will promptly make the funds so received from the Swing Line Lender available to the Company on the Borrowing Date at the Administrative Agent’s aforesaid address. Each time that a Swing Line Loan is made by the Swing Line Lender pursuant to this Section 2.4.3, the Swing Line Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each Lender and each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Swing Line Lender a participation in such Swing Line Loan in proportion to its Pro Rata Share.
2.4.4Repayment of Swing Line Loans. Each Swing Line Loan shall be paid in full by the Company on the date selected by the Administrative Agent upon at least one (1) Business Day’s notice in writing, or by telephone promptly confirmed in writing or by e- mail to the Company. In addition, the Swing Line Lender may at any time in its sole discretion with respect to any outstanding Swing Line Loan, require each Lender to fund the participation acquired by such Lender pursuant to Section 2.4.3 or require each Lender (including the Swing Line Lender) to make a Revolving Loan to the Company in the amount of such Lender’s Pro Rata Share of such Swing Line Loan (including, without limitation, any interest accrued and unpaid thereon), for the purpose of repaying such Swing Line Loan. Not later than 1:00 p.m. (Central time) on the date of any notice received pursuant to this Section 2.4.4, each Lender shall make available its required Revolving Loan, in funds immediately available to the Administrative Agent at its address specified pursuant to Article XIII. Revolving Loans made pursuant to this Section 2.4.4 shall initially be Base Rate Loans and thereafter may be continued as Base Rate Loans or converted into Term SOFR Loans in the manner provided in Section 2.9 and subject to the other conditions and limitations set forth in this Article II. Unless a Lender shall have notified the Swing Line Lender, prior to the Swing Line Lender’s making any Swing Line Loan, that any applicable condition precedent set forth in Sections 4.1 or 4.2 had not then been satisfied, such Lender’s obligation to make Revolving Loans pursuant to this Section 2.4.4 to repay Swing Line Loans or to fund the participation acquired pursuant to Section 2.4.3 shall be unconditional, continuing, irrevocable and absolute and shall not be affected by any circumstances, including, without limitation, (a) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Company, the Administrative Agent, the Swing Line Lender or any other Person, (b) the occurrence or continuance of a Default or Event of Default, (c) any adverse change in the condition (financial or otherwise) of the Company, or (d) any other circumstances, happening or event whatsoever. In the event that any Lender fails to make payment to the Administrative Agent of any amount due under this Section 2.4.4, interest shall accrue thereon at the Federal Funds Effective Rate for each day during the period commencing on the date of demand and ending on the date such amount is received and the Administrative Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Administrative Agent receives such payment from such Lender or such obligation is otherwise fully satisfied. On the Facility Termination Date, the Borrowers shall repay in full the outstanding principal balance of the Swing Line Loans.
2.5.Facility Fees. The Borrowers agree to pay to the Administrative Agent for the account of each Lender according to its Pro Rata Share of the Revolving Loans a facility fee in Dollars (the “Facility Fee”) at a per annum rate equal to the Applicable Facility Fee Rate on the average daily Aggregate Revolving Commitment from the Amendment No. 8 Effective Date to and including the Facility Termination Date, payable in arrears on each Payment Date hereafter and on the Facility Termination Date.
2.6.Minimum Amount of Each Advance. Each Advance (other than an Advance to repay Swing Line Loans) shall be in the minimum amount of $1,000,000 and incremental amounts in integral multiples of $1,000,000, provided, however, that any Revolving Loan Base Rate Advance may be in the amount of the Available Aggregate Revolving Commitment and any Term Loan that is a Base Rate Loan may be in the amount of the Available Aggregate Term Loan Commitment.
2.7.Reductions in Aggregate Commitment; Optional and Mandatory Principal Payments. (a) The Borrowers may permanently reduce the Revolving Commitment in whole, or in part ratably among the Lenders, in each case, in integral multiples of $50,000,000, upon at least five (5) Business Days’ prior written notice to the Administrative Agent (or such shorter period as agreed to by the Administrative Agent), which notice shall specify the amount of any such reduction; provided, however, that the amount of the Revolving Commitment may not be reduced below the Aggregate Outstanding Revolving Credit Exposure and the Term Loan Commitment may not be reduced below the Aggregate Outstanding Term Loan Credit Exposure. All accrued Facility Fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Credit Extensions hereunder. The Borrowers may from time to time pay, without penalty or premium, all outstanding Base Rate Advances (other than Swing Line Loans), or, if less, in integral multiples of $1,000,000, any portion of the outstanding Base Rate Advances (other than Swing Line Loans) upon same day notice to the Administrative Agent (by 11:00 a.m. (Central time)). The Borrowers may at any time pay, without penalty or premium, all outstanding Swing Line Loans, or any portion of the outstanding Swing Line Loans, with notice to the Administrative Agent and the Swing Line Lender by 10:00 a.m. (Central time) on the date of repayment. The Borrowers may from time to time pay, subject to the payment of any funding indemnification amounts required by Section 3.4 but without penalty or premium, all outstanding Term SOFR Advances, EURIBOR Advances, RFR Advances, and Other Interest Rate Advances, or, in an aggregate amount of $5,000,000 and incremental amounts in integral multiples of $1,000,000, any portion of the outstanding Term SOFR Advances, EURIBOR Advances, RFR Advances, and Other Interest Rate Advances upon three (3) Business Days’ prior written notice to the Administrative Agent (or such shorter period as agreed to by the Administrative Agent). All voluntary prepayments of Term Loans pursuant to this Section 2.7(a) shall be applied to scheduled principal installments of the Term Loans as directed by the Borrowers; provided that, upon the occurrence and during the continuation of any Event of Default, all voluntary prepayments of Term Loans pursuant to this Section 2.7(a) shall be applied to scheduled principal installments of the Term Loans in inverse order of maturity.
(a)Solely during the Covenant Relief Period, if any 2024 Incremental Term Loans are outstanding, then, in the event and on each occasion that any Net Proceeds are received by or on behalf of the Company or its Subsidiaries in respect of any Prepayment Event, the Company shall within ten (10) Business Days after such Net Proceeds are received, prepay the 2024 Incremental Term Loans in an aggregate amount equal to the Specified Amount; provided, that (A) in the case of any event described in clause (a) of the definition of the term “Prepayment Event”, if on or prior to the date such prepayment is due the Company shall deliver to the Administrative Agent a certificate of an Authorized Officer to the effect that the Company and/or its Subsidiaries intend to apply the Net Proceeds from such event (or a portion thereof specified in such certificate), within 120 days after receipt of such Net Proceeds (or such longer period as may be agreed to in the reasonable discretion of the Administrative Agent), to acquire productive assets used in carrying on the business of the Company and its Subsidiaries and certifying that no Event of Default has occurred and is continuing, then no prepayment shall be required pursuant to this paragraph in respect of the Net Proceeds specified in such certificate and (B) to the extent that (i) any of such Net Proceeds have not been so applied by the end of such period, (ii) the Company shall still be in the Covenant Relief Period and (iii) any 2024 Incremental Term Loans are outstanding, a prepayment shall be required to be made at the end of such period in an amount equal to the Specified Amount of those Net Proceeds that have not been so applied. In connection with each prepayment made hereunder the Company shall deliver a certificate of an Authorized Officer certifying as to the aggregate outstanding principal amount of the Private Placement Indebtedness on such date and providing calculations demonstrating the Specified Amount with respect to such Prepayment Event. Each prepayment under this clause Section 2.7(b) shall be applied to prepay the 2024 Incremental Term Loans ratably.
2.8.Method of Selecting Types, Classes and Interest Periods for New Advances. The Borrower requesting an Advance shall select the Type and Class of Advance, the Agreed Currency applicable thereto and, other than for an RFR Advance or an Other Interest Rate Advance that does not use an Interest Period convention, the Interest Period therefor. Such Borrower shall give the Administrative Agent irrevocable notice in substantially the form of Exhibit D (a “Borrowing Notice”) not later than (1) 11:00 a.m. (Central time) on the Borrowing Date of each Base Rate Advance (other than a Swing Line Loan), (2) three (3) Business Days before the Borrowing Date for each Term SOFR Advance in Dollars, (3) three (3) Business Days before the Borrowing Date for each EURIBOR Advance in Euros, (4) five (5) Business Days before the Borrowing Date for each RFR Advance in Sterling, (5) five (5) Business Days before the Borrowing Date for each RFR Advance in Swiss Francs, and (6) five (5) Business Days before the Borrowing Date for each Other Interest Rate Advance, specifying:
(i)the Borrowing Date, which shall be a Business Day, of such Advance,
(ii)the aggregate amount of such Advance,
(iii)the Type of Advance selected, and, if applicable, the Interest Period therefor,
(iv)the Class of Advance selected, and
(v)Agreed Currency therefor.
Not later than 1:00 p.m. (Central time) on each Borrowing Date, each Lender shall make available its Loan or Loans in funds immediately available to the Administrative Agent at its address specified pursuant to Article XIII. The Administrative Agent will make the funds so received from the Lenders available to such Borrower on the Borrowing Date at the Administrative Agent’s aforesaid address. Notwithstanding anything to the contrary set forth herein, Interest Periods selected as of the Amendment No. 8 Effective Date may expire on December 31, 2024, with all Interest Periods thereafter following the requirements set forth in the Loan Documents.
2.9.Conversion and Continuation of Outstanding Advances; Maximum Number of Interest Periods. Base Rate Advances (other than Swing Line Loans) shall continue as Base Rate Advances unless and until such Base Rate Advances are converted into another Type of Advance pursuant to the remainder of this Section 2.9 or are repaid in accordance with Section 2.7. RFR Advances shall continue as RFR Advances unless and until such RFR Advances are converted into another Type of Advance pursuant to this Section 2.9 or are repaid in accordance with Section 2.7 (in each case with a corresponding change in currency as needed). Each Term SOFR Advance shall continue as a Term SOFR Advance until the end of the then applicable Interest Period therefor, at which time such Term SOFR Advance shall be automatically converted into a Base Rate Advance unless (x) such Term SOFR Advance is or was repaid in accordance with Section 2.7 or (y) the relevant Borrower shall have given the Administrative Agent a Borrowing Notice requesting that, at the end of such Interest Period, such Term SOFR Advance continue as a Term SOFR Advance for the same or another Interest Period. Each EURIBOR Advance shall continue as a EURIBOR Advance until the end of the then applicable Interest Period therefor, at which time such EURIBOR Advance shall be automatically continued as a EURIBOR Advance with a one-month Interest Period unless (x) such Advance is or was repaid in accordance with Section 2.7 or (y) the relevant Borrower shall have given the Administrative Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such EURIBOR Advance continue as a EURIBOR Advance for the same or another Interest Period, or that such Advance be converted to an Advance in Dollars (whether Term SOFR or Base Rate). Each Other Interest Rate Advance shall continue as such Type of Advance pursuant to the continuation and conversion mechanics agreed to for such an Advance by the Borrowers, the Administrative Agent, and the Lenders. Subject to the terms of Section 2.6, all or any part of one Type of Advance (other than a Swing Line Loan) may be converted into another Type Of Advance (with a corresponding change in currency, as applicable). All or any part of an Advance may be continued as such an Advance. The Borrowers shall give the Administrative Agent a Borrowing Notice for each conversion of one Type of Advance into another Type of Advance or the continuation of an Advance as follows (in each case with such notice being delivered no later than 11:00 a.m. (Minneapolis time)): (a) three (3) Business Days prior notice for a conversion of an Advance into a Base Rate Advance, a Term SOFR Advance or a EURIBOR Advance, or the continuation of a Term SOFR Advance or EURIBOR Advance; and (b) five (5) Business Days prior notice for a conversion of an Advance into an RFR Advance or an Other Interest Rate Advance, or the continuation of an RFR Advance; and (c) such notice period as agreed to by the Borrowers, the Administrative Agent and the Lenders for the continuation of an Other Interest Rate Advance. Each such Borrowing Notice shall specify the following:
(i)the requested date, which shall be a Business Day, of such conversion or continuation; and
(ii)the Agreed Currency amount and Type of the Advance which is to be converted or continued, and, if applicable, the Interest Period applicable thereto.
After giving effect to all Advances, all conversions of Advances from one Type to another and all continuations of Advances of the same Type, there shall be no more than ten (10) Interest Periods in effect hereunder (which, for purposes hereof, shall include each RFR Advance as utilizing one of such Interest Periods); provided that there shall be no more than five (5) Interest Periods (including RFR Advances for purposes hereof) in effect with respect to all of the Advances denominated in Agreed Currencies (other than Dollars) at any time.
Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or roll over all or a portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Company, the Administrative Agent and such Lender.
2.10.Interest Rates. Each Base Rate Advance (other than a Swing Line Loan) shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is automatically converted from a different Type of Advance into a Base Rate Advance pursuant to Section 2.9, to but excluding the date it becomes due or is converted into such other Type of Advance pursuant to Section 2.9 hereof, at a rate per annum equal to the Base Rate for such day. Each RFR Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is automatically converted from an RFR Advance into another Type of Advance pursuant to Section 2.9, to but excluding the date it becomes due or is converted into such an Advance pursuant to Section 2.9 hereof, at a rate per annum equal to the RFR Rate for such day. Each Swing Line Loan shall bear interest on the outstanding principal amount thereof, for each day from and including the day such Swing Line Loan is made to but excluding the date it is paid, at a rate per annum equal to, at the relevant Borrower’s option, the Base Rate for such day or the Term SOFR Rate for a one-month Interest Period, resetting daily; provided, that the Applicable Margin therefor, if any, shall be mutually agreed to by the relevant Borrower and the Swing Line Lender. Changes in the rate of interest on that portion of any Advance maintained as a Base Rate Advance or RFR Advance will take effect simultaneously with each change in the Alternate Base Rate or RFR Rate, or Applicable Margins, respectively. Each Term SOFR Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the Term SOFR Rate determined by the Administrative Agent as applicable to such Advance based upon the relevant Borrower’s selections under Sections 2.8 and 2.9 and the Pricing Schedule. Each EURIBOR Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the EURIBOR Rate determined by the Administrative Agent as applicable to such

Advance based upon the relevant Borrower’s selections under Sections 2.8 and 2.9 and the Pricing Schedule. Each Other Interest Rate Advance shall bear interest in accordance with the interest rate mechanics agreed to by the Borrowers, the Administrative Agent and the Lenders in respect of such Type of Advance. Any Term SOFR Loan, EURIBOR Loan or applicable Other Interest Rate Loan converted to another Type of Loan prior to the end of the current Interest Period therefor shall have accrued interest in respect thereof paid on the effective date for such conversion. No Interest Period for any Advance may end after the Facility Termination Date.
2.11.Rates Applicable After Event of Default. Notwithstanding anything to the contrary contained in Sections 2.8, 2.9 or 2.10, but subject to the remainder of this Section 2.11, during the continuance of a Default or Event of Default the Required Lenders may, at their option, by notice from the Administrative Agent to the Borrowers (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.3 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Advance may be made as, converted into or continued as a Term SOFR

Advance, a EURIBOR Advance, an RFR Advance or an Other Interest Rate Advance. During the continuance of an Event of Default, the Required Lenders may, at their option, by notice from the Administrative Agent to the Borrowers (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.3 requiring unanimous consent of the Lenders to changes in interest rates), declare that, unless repaid:
2.11.1each Advance not constituting a Base Rate Advance shall be converted (in an amount equal to the Equivalent Amount of the applicable Agreed Currency if not denominated in Dollars) to a Base Rate Advance in Dollars either at the end of the Interest Period therefor or on the next Payment Date therefor, as the case may be;
2.11.2each Base Rate Advance shall bear interest at a rate per annum equal to the Base Rate in effect from time to time plus 2.00% per annum; and
2.11.3the LC Fee shall be increased by 2.00% per annum.
If no election is made by the applicable Borrower by the earlier of (x) the date that is three Business Days after receipt by the applicable Borrower of such a notice and (y) the last day of the current Interest Period in respect of a Term SOFR Loan, EURIBOR Loan or Other Interest Rate Loan that utilizes Interest Periods, or the next occurring Payment Date in respect of an RFR Loan or an Other Interest Rate Loan that does not utilize Interest Periods, the applicable Borrower shall be deemed to have elected to convert the applicable Loan to a Base Rate Loan. Notwithstanding the foregoing or anything to the contrary set forth herein, during the continuance of an Event of Default under Section 7.9 or 7.10, the increases by 2.00% in interest rates and the LC Fee shall be applicable automatically to all Credit Extensions without any election or action on the part of the Administrative Agent or any Lender. After an Event of Default has been cured or waived, the interest rate applicable to Advances and the LC Fee shall revert to the rates applicable prior to the occurrence of an Event of Default.
2.12.Method of Payment; Repayment of Term Loans.
(a)Each Advance shall be repaid and each payment of interest thereon shall be paid in the currency in which such Advance was made. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Administrative Agent at the Administrative Agent’s address specified pursuant to Article XIII, or at any other Lending Installation (or Lending Installations in the event different Lending Installations are designated for Obligations denominated in different Agreed Currencies) of the Administrative Agent specified in writing by the Administrative Agent to the Borrowers, by 1:00 p.m. (Central time) on the date when due and shall (except (i) with respect to repayments of Swing Line Loans, (ii) in the case of Reimbursement Obligations for which the LC Issuer has not been fully indemnified by the Lenders, or (iii) as otherwise specifically required hereunder) be applied ratably by the Administrative Agent among the Lenders. Each payment delivered to the Administrative Agent for the account of any Lender shall be delivered promptly by the Administrative Agent to such Lender in the same type of funds that the Administrative Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Administrative Agent from such Lender. The Administrative Agent is hereby authorized to charge accounts of the Borrowers maintained with U.S. Bank for each payment of principal, interest, Reimbursement Obligations and fees as they become due hereunder. Each reference to the Administrative Agent in this Section 2.12 shall also be deemed to refer, and shall apply equally, to the LC Issuer, in the case of payments required to be made by the Borrowers to the LC Issuer pursuant to Section 2.19.6. Notwithstanding anything to the contrary herein, reimbursements pursuant to Section 2.19.5 and Section 2.19.6 of amounts paid by the LC Issuer in respect of Facility LCs shall be paid in Dollars in an amount equal to the Dollar Amount of such amounts determined by such LC Issuer as of the applicable LC Payment Date.
(b)The Borrowers hereby unconditionally promise to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan on the Facility Termination Date or, as to Outstanding Revolving Credit Exposure as to which there shall have been an Extension, the Extended Termination Date, as the case may be. Beginning with March 31, 2025 and on each Payment Date thereafter (or, if such date is not a Business Day, on the immediately preceding Business Day), the Borrowers shall make quarterly payments of principal on the Initial Term Loans in an amount equal to one and one quarter percent (1.25%) of the aggregate of the Outstanding Initial Term Loan Credit Exposures. To the extent not previously paid, all unpaid Initial Term Loans shall be paid in full in cash by the Borrowers on the Facility Termination Date. Subject to any prepayments from time to time made by the Company, the 2024 Incremental Term Loans shall be repaid in full in cash by the Borrowers on the 2024 Incremental Facility Termination Date.
(c)Notwithstanding the foregoing provisions of this Section, if, after the making of any Advance in any currency other than Dollars, currency control or exchange regulations are imposed in the country which issues such currency, or any other event occurs, in each case with the result that the type of currency in which the Advance was made (the “Original Currency”) no longer exists or would otherwise no longer be an Eligible Currency or the Borrower of such Advance is not able to make payment to the Administrative Agent for the account of the Lenders in such Original Currency, then all payments to be made by such Borrower hereunder in such currency shall instead be made when due in Dollars in an amount equal to the Dollar Amount (as of the date of repayment) of such payment due, it being the intention of the parties hereto that the Borrowers take all risks of the imposition of any such currency control or exchange regulations.
2.13.Noteless Agreement; Evidence of Indebtedness.
(a)Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(b)The Administrative Agent shall also maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Agreed Currency and Type thereof and, if applicable, the Interest Period with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder, (iii) the original stated amount of each Facility LC and the amount of LC Obligations outstanding at any time, and (iv) the amount of any sum received by the Administrative Agent hereunder from the Borrowers and each Lender’s share thereof.
(c)The entries maintained in the accounts maintained pursuant to paragraphs (a) and (b) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Obligations in accordance with their terms.

(d)Any Lender may request that its Loans be evidenced by a promissory note or, in the case of the Swing Line Lender, promissory notes representing its Revolving Loans, Swing Line Loans and Term Loans, respectively, substantially in the form of Exhibit E-1 and E-3 in the case of the Domestic Borrowers or Exhibit E-2 and E-4, in the case of any Foreign Borrower, with appropriate changes for notes evidencing Swing Line Loans and notes evidencing 2024 Incremental Term Loans (each a “Note”). In such event, the Borrowers shall prepare, execute and deliver to such Lender such Note or Notes payable to the order of such Lender in a form supplied by the Administrative Agent. Thereafter, the Loans evidenced by such Note or Notes and interest thereon shall at all times (prior to any assignment pursuant to Section 12.3) be represented by one or more Notes payable to the order of the payee named therein, except to the extent that any such Lender subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in clauses (b) (i) and (ii) above.
2.14.Telephonic Notices. The Borrowers hereby authorize the Lenders and the Administrative Agent to extend, convert or continue Advances, effect selections of Agreed Currencies and Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Administrative Agent or any Lender in good faith believes to be acting on behalf of a Borrower, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices and Conversion/Continuation Notices to be given telephonically. Each Borrower agrees to deliver promptly to the Administrative Agent a written confirmation (which may include e-mail) of each telephonic notice made by such Borrower authenticated by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Administrative Agent and the Lenders, the records of the Administrative Agent and the Lenders shall govern absent manifest error. The parties agree to prepare appropriate documentation to correct any such error within ten (10) days after discovery by any party to this Agreement.
2.15.Interest Payment Dates; Interest and Fee Basis. Interest accrued on each Base Rate Advance, each RFR Advance, each Swing Line Loan and each Other Interest Rate Advance that does not accrue interest based upon Interest Periods shall be payable on each Payment Date, commencing with the first such Payment Date to occur after the Effective Date and at maturity. Interest accrued on each Term SOFR Advance (other than and Swing Line Loans), EURIBOR Advance and Other Interest Rate Advance that accrues interest based on Interest Periods shall be payable on the last day of its applicable Interest Period, on any date on which the applicable Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each such Advance having an Interest Period longer than three (3) months shall also be payable on the last day of each three (3) month interval during such Interest Period. Interest on all Advances and fees shall be calculated for actual days elapsed on the basis of a 360-day year, except that (i) interest on Advances denominated in Pounds Sterling, (ii) interest on Other Interest Rate Advances designated by the Company, the Administrative Agent and the Lenders as not accruing interest based on a 360-day year, and (iii) interest computing by reference to the Alternate Base Rate shall each be calculated for actual days elapsed on the basis of a 365/366-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to 12:00 noon (local time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day.
2.16.Notification of Advances, Interest Rates, Prepayments and Commitment Reductions. Promptly after receipt thereof, the Administrative Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Swing Line Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. Promptly after notice from the LC Issuer, the Administrative Agent will notify each Lender of the contents of each request for issuance of a Facility LC hereunder. The Administrative Agent will notify each Lender of the currency and interest rate applicable to each Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.
2.17.Lending Installations. Each Lender may book its Advances and its participation in any LC Obligations and the LC Issuer may book the Facility LCs at any Lending Installation selected by such Lender or the LC Issuer, as the case may be, and may change its Lending Installation from time to time.

All terms of this Agreement shall apply to any such Lending Installation and the Loans, Facility LCs, participations in LC Obligations and any Notes issued hereunder shall be deemed held by each Lender or the LC Issuer, as the case may be, for the benefit of any such Lending Installation. Each Lender and the LC Issuer may, by written notice to the Administrative Agent and the Borrowers in accordance with Article XIII, designate replacement or additional Lending Installations through which Loans will be made by it or Facility LCs will be issued by it and for whose account Loan payments or payments with respect to Facility LCs are to be made.
2.18.Non-Receipt of Funds by the Administrative Agent. Unless a Borrower or a Lender, as the case may be, notifies the Administrative Agent prior to the date on which it is scheduled to make payment to the Administrative Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of a Borrower, a payment of principal, interest or fees to the Administrative Agent for the account of the Lenders, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made. The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or Borrower, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Effective Rate for such day for the first three (3) days and, thereafter, the interest rate applicable to the relevant Loan or (y) in the case of payment by a Borrower, the interest rate applicable to the relevant Loan.
2.19.Facility LCs.
2.19.1Issuance; Facility LC Amounts.
Each LC Issuer hereby agrees, on the terms and conditions set forth in this Agreement, to issue standby and commercial Letters of Credit denominated in Dollars, any other Agreed Currency, or any Discretionary Currency acceptable to such LC Issuer (each Letter of Credit issued on and after the Effective Date pursuant to this Section 2.19, a “Facility LC”) and to renew, extend, increase, decrease or otherwise modify each Facility LC (“Modify,” and each such action a “Modification”), from time to time from and including the Effective Date and prior to the Facility Termination Date upon the request of a Borrower; provided that immediately after each such Facility LC is issued or Modified (as confirmed by such LC Issuer with the Administrative Agent in writing prior to the issuance or Modification of such Facility LC), (i) the aggregate Dollar Amount of the outstanding LC Obligations shall not exceed the Facility LC Sublimit and (ii) the Aggregate Outstanding Credit Exposure shall not exceed the Aggregate Commitment. Subject to the foregoing and the remainder of this Section 2.19, each LC Issuer agrees to issue Facility LCs up to the amount of the Facility LC Sublimit; provided, that the amount available to be issued by one LC Issuer shall be reduced by the outstanding face amount of Facility LCs issued by the other LC Issuer (by way of example only, if U.S. Bank issues Facility LCs with an aggregate outstanding face amount equal to $75,000,000, then BofA may only issue Facility LCs with an aggregate outstanding face amount equal to $25,000,000). Unless approved by all the Lenders, no Facility LC shall have an expiry date later than one year after its issuance.
(a)No LC Issuer shall be under any obligation to issue any Facility LC if any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such LC Issuer from issuing such Facility LC, or any law applicable to such LC Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such LC Issuer shall prohibit, or request that the LC Issuer refrain from, the issuance of letters of credit generally or such Facility LC in particular or shall impose upon the LC Issuer with respect to such Facility LC any restriction, reserve or capital requirement (for which the LC Issuer is not otherwise compensated hereunder) not in effect on the Amendment No. 9 Effective Date, or shall impose upon the LC Issuer any unreimbursed loss, cost or expense which was not applicable on the Amendment No. 9 Effective Date and which the LC Issuer in good faith deems material to it; or (ii) the issuance of such Facility LC would violate one or more policies of the LC Issuer applicable to Letters of Credit generally.
(b)If a Borrower so requests, an LC Issuer may, in its sole and absolute discretion, agree to issue an Auto-Extension Facility LC; provided that any such Auto-Extension Facility LC must permit the LC Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Facility LC) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Facility LC is issued. Unless otherwise directed by such LC Issuer, the applicable Borrower shall not be required to make a specific request to the LC Issuer for any such extension. Once an Auto-Extension Facility LC has been issued, the Lenders shall be deemed to have authorized (but may not require) such LC Issuer to permit the extension of such Facility LC at any time; provided, however, that the LC Issuer shall not permit any such extension if (A) the LC Issuer has determined (or has been advised by the Administrative Agent on or before the day that is seven Business Days before the Non-Extension Notice Date) that it would not be permitted, or would have no obligation, at such time to issue such Facility LC in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (i) or (ii) of Section 2.19.1(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or any Borrower that one or more of the applicable conditions specified in Section 4.2 is not then satisfied, and in each such case directing the LC Issuer not to permit such extension.
(c)Unless otherwise specified herein, the amount of a Facility LC at any time shall be deemed to be the Dollar Amount of the stated amount of such Facility LC in effect at such time; provided, however, that with respect to any Facility LC that by its terms provides for one or more automatic increases in the stated amount thereof, the amount of such Facility LC shall be deemed to be the Dollar Amount of the maximum stated amount of such Facility LC after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
2.19.2Participations. Upon the issuance or Modification by the LC Issuer of a Facility LC in accordance with this Section 2.19, the LC Issuer shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the LC Issuer, a participation in such Facility LC (and each Modification thereof) and the related LC Obligations in proportion to its Pro Rata Share.
2.19.3Notice. Subject to Section 2.19.1, a Borrower shall give the Administrative Agent notice prior to 10:00 a.m. (Central time) at least two (2) Business Days prior to the proposed date of issuance or Modification of each Facility LC, specifying the beneficiary, the proposed date of issuance (or Modification) and the expiry date of such Facility LC, and describing the proposed terms of such Facility LC and the nature of the transactions proposed to be supported thereby. Upon receipt of such notice, the Administrative Agent shall promptly notify the LC Issuer and each Lender, of the contents thereof and of the amount of such Lender’s participation in such proposed Facility LC. The issuance or Modification by the LC Issuer of any Facility LC shall, in addition to the conditions precedent set forth in Article IV, be subject to the conditions precedent that such Facility LC shall be satisfactory to the LC Issuer and that such Borrower shall have executed and delivered such application agreement and/or such other instruments and agreements relating to such Facility LC as the LC Issuer shall have reasonably requested (each, a “Facility LC Application”). The LC Issuer shall have no independent duty to ascertain whether the conditions set forth in Article IV have been satisfied; provided, however, that the LC Issuer shall not issue a Facility LC if, on or before the proposed date of issuance, the LC Issuer shall have received notice from the Administrative Agent or the Required Lenders that any such condition has not been satisfied or waived. In the event of any conflict between the terms of this Agreement and the terms of any Facility LC Application, the terms of this Agreement shall control.

2.19.4LC Fees. Each Borrower shall pay to the Administrative Agent, for the account of the Lenders ratably in accordance with their respective Pro Rata Shares, with respect to each Facility LC issued for the account of such Borrower, a letter of credit fee at a per annum rate equal to the Applicable Margin for Term SOFR Loans in effect from time to time on the original face amount of the Facility LC for the period from the date of issuance to the scheduled expiration date of such Facility LC, such fee to be payable in arrears on each Payment Date (the “LC Fee”). Such Borrower shall also pay to the LC Issuer for its own account (x) a fronting fee in an amount agreed upon between the LC Issuer and such Borrower and (y) on demand, all amendment, drawing and other fees regularly charged by the LC Issuer to its letter of credit customers and all out-of-pocket expenses incurred by the LC Issuer in connection with the issuance, Modification, administration or payment of any Facility LC.
2.19.5Administration; Reimbursement by Lenders. Upon receipt from the beneficiary of any Facility LC of any demand for payment under such Facility LC, the LC Issuer shall notify the Administrative Agent and the Administrative Agent shall promptly notify the Company and the Borrower for which such Facility LC was issued and each other Lender as to the amount to be paid by the LC Issuer as a result of such demand and the proposed payment date (the “LC Payment Date”). The responsibility of the LC Issuer to the Company and any such Borrower and each Lender shall be only to determine that the documents (including each demand for payment) delivered under each Facility LC in connection with such presentment shall be in conformity in all material respects with such Facility LC. The LC Issuer shall endeavor to exercise the same care in the issuance and administration of the Facility LCs as it does with respect to letters of credit in which no participations are granted, it being understood that in the absence of any gross negligence or willful misconduct by the LC Issuer (as determined by a court of competent jurisdiction by final and non-appealable judgment), each Lender shall be unconditionally and irrevocably liable without regard to the occurrence of any Event of Default or any condition precedent whatsoever, to reimburse the LC Issuer through the Administrative Agent on demand for (i) such Lender’s Pro Rata Share of the amount of each payment made by the LC Issuer under each Facility LC to the extent such amount is not reimbursed by the Borrowers pursuant to Section 2.19.6 below and there are not funds available in the Facility LC Collateral Account to cover the same, plus (ii) interest on the foregoing amount to be reimbursed by such Lender, for each day from the date of the LC Issuer’s demand for such reimbursement (or, if such demand is made after 11:00 a.m. (Eastern time) on such date, from the next succeeding Business Day) to the date on which such Lender pays the amount to be reimbursed by it, at a rate of interest per annum equal to the Federal Funds Effective Rate for the first three (3) days and, thereafter, at a rate of interest equal to the rate applicable to Base Rate Advances.
2.19.6Reimbursement by Borrowers. The Domestic Borrowers and any Foreign Borrower for which a Facility LC was issued shall be irrevocably and unconditionally obligated to reimburse the LC Issuer through the Administrative Agent on or before the applicable LC Payment Date for any amounts to be paid by the LC Issuer upon any drawing under any Facility LC, without presentment, demand, protest or other formalities of any kind; provided that neither any Domestic Borrower, nor such Foreign Borrower nor any Lender shall hereby be precluded from asserting any claim for direct (but not consequential) damages suffered by such Domestic Borrower, such Foreign Borrower or such Lender to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the LC Issuer (as determined by a court of competent jurisdiction by final and non-appealable judgment) in determining whether a request presented under any Facility LC issued by it complied with the terms of such Facility LC or (ii) the LC Issuer’s failure to pay under any Facility LC issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. All such amounts paid by the LC Issuer and remaining unpaid by any Domestic Borrower or such Foreign Borrower shall bear interest, payable on demand, for each day until paid at a rate per annum equal to (x) the rate applicable to Base Rate Advances for such day if such day falls on or before the applicable LC Payment Date and (y) the sum of 2.00% per annum plus the rate applicable to Base Rate Advances for such day if such day falls after such LC Payment Date. The Administrative Agent will pay to each Lender ratably in accordance with its Pro Rata Share all amounts received by it from a Domestic Borrower or a Foreign Borrower for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Facility LC issued by the LC Issuer, but only to the extent such Lender has made payment to the LC Issuer through the Administrative

Agent in respect of such Facility LC pursuant to Section 2.19.5. Subject to the terms and conditions of this Agreement (including without limitation the submission of a Borrowing Notice in compliance with Section 2.8 and the satisfaction of the applicable conditions precedent set forth in Article IV), the Domestic Borrowers or a Foreign Borrower may request an Advance hereunder for the purpose of satisfying any Reimbursement Obligation.
2.19.7Obligations Absolute. Each of the Domestic Borrower’s and any applicable Foreign Borrower’s obligations under this Section 2.19 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrowers may have or have had against the LC Issuer, any Lender or any beneficiary of a Facility LC. The Borrowers further agree with the LC Issuer and the Lenders that the LC Issuer and the Lenders shall not be responsible for, and each Borrower’s Reimbursement Obligation in respect of its Facility LCs issued shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among such Borrower, any of their Affiliates, the beneficiary of any Facility LC or any financing institution or other party to whom any Facility LC may be transferred or any claims or defenses whatsoever of any Borrower or of any of their Affiliates against the beneficiary of any Facility LC or any such transferee. The LC Issuer shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Facility LC. The Domestic Borrowers and each applicable Foreign Borrower agrees that any action taken or omitted by the LC Issuer or any Lender under or in connection with each Facility LC and the related drafts and documents, if done without gross negligence or willful misconduct (as determined by a court of competent jurisdiction by final and non-appealable judgment), shall be binding upon such Borrower(s) and shall not put the LC Issuer or any Lender under any liability to any Borrower. Nothing in this Section 2.19.7 is intended to limit the right of a Borrower to make a claim against the LC Issuer for damages as contemplated by the proviso to the first sentence of Section 2.19.6.
2.19.8Actions of LC Issuer. The LC Issuer shall be entitled to rely, and shall be fully protected in relying, upon any Facility LC, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile, telex, teletype or electronic mail message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the LC Issuer. The LC Issuer shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Required Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Notwithstanding any other provision of this Section 2.19, the LC Issuer shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and any future holders of a participation in any Facility LC.
2.19.9Indemnification. In addition to their other obligations under this Agreement, the Borrowers hereby agree to protect, indemnify, pay and hold the LC Issuer harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable counsel fees and disbursements) that the LC Issuer may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or (B) the failure of the LC Issuer to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority (all such acts or omissions, herein called “Government Acts”). As between the Borrowers and the LC Issuer, the Borrowers shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. In the absence of gross negligence or willful misconduct (as determined by a court of competent jurisdiction by final and non-appealable judgment), the LC Issuer shall not be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) failure of the beneficiary of a Letter of Credit to comply fully with conditions required in order to draw upon a Letter of Credit; (D) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (G) any consequences arising from causes beyond the control of the LC Issuer, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of the LC Issuer’s rights or powers hereunder.
2.19.10Lenders’ Indemnification. Each Lender shall, ratably in accordance with its Pro Rata Share, indemnify the LC Issuer, its Affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrowers) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees’ gross negligence or willful misconduct or the LC Issuer’s failure to pay under any Facility LC (as determined by a court of competent jurisdiction by final and non-appealable judgment) after the presentation to it of a request strictly complying with the terms and conditions of the Facility LC) that such indemnitees may suffer or incur in connection with this Section 2.19 or any action taken or omitted by such indemnitees hereunder.
2.19.11Facility LC Collateral Account. The Company agrees that it will, upon the request of the Administrative Agent or the Required Lenders and until the final expiration date of any Facility LC and thereafter as long as any amount is payable to the LC Issuer or the Lenders in respect of any Facility LC issued for the account of any Borrower, maintain a special collateral account pursuant to arrangements satisfactory to the Administrative Agent (each, a “Facility LC Collateral Account”), in the name of the Company but under the sole dominion and control of the Administrative Agent, for the benefit of the Lenders and in which neither the Company nor any other Borrower shall have an interest other than as set forth in Section 8.1. The Company hereby pledges, assigns and grants to the Administrative Agent, on behalf of and for the ratable benefit of the Lenders and the LC Issuer, a security interest in all of the Company’s right, title and interest in and to all funds which may from time to time be on deposit in a Facility LC Collateral Account to secure the prompt and complete payment and performance of the Obligations of the Company and the Foreign Borrowers. The Administrative Agent will invest any funds on deposit from time to time in the Facility LC Collateral Account in certificates of deposit of U.S. Bank having a maturity not exceeding thirty (30) days. No later than the fifth Business Day prior to the Facility Termination Date, the Borrowers will deposit into the Facility LC Collateral Account Cash Collateral in an amount equal to the sum of (a) 105% of the Dollar Amount of LC Obligations with respect to Facility LCs denominated in Agreed Currencies, plus (b) 115% of the Dollar Amount of LC Obligations with respect to Facility LCs denominated in Discretionary Currencies. Except as specifically required in the preceding sentence, nothing in this Section 2.19.11 shall require, or obligate the Administrative Agent to require, the Company or any other Borrower to deposit any funds in a Facility LC Collateral Account, or limit the right of the Administrative Agent to release any funds held in a Facility LC Collateral Account in each case other than as required by Section 8.1.
2.19.12Rights as a Lender. In its capacity as a Lender, the LC Issuer shall have the same rights and obligations as any other Lender.
2.20.Replacement of Lender. If the Borrowers are required pursuant to Section 3.1, 3.2 or 3.5 to make any additional payment to any Lender or if any Lender’s obligation to make or continue, or to convert Base Rate Advances into other Types of Advances shall be suspended pursuant to Section 3.3 or if any Lender defaults in its obligation to make a Loan, reimburse the LC Issuer pursuant to Section 2.19.5 or the Swing Line Lender pursuant to Section 2.4.4 or declines to approve an amendment or waiver that is approved by the Required Lenders or otherwise becomes a Defaulting Lender (any Lender so affected an “Affected Lender”), the Company may elect, if such amounts continue to be charged or such suspension is still effective, to replace such Affected Lender as a Lender party to this Agreement; provided that no Default or Event of Default shall have occurred and be continuing at the time of such replacement; and provided further that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Company and the Administrative Agent shall agree, as of such date, to purchase for cash the Advances and other Obligations due to the Affected Lender pursuant to an assignment substantially in the form of Exhibit C and to become a Lender for all purposes under this Agreement and to assume all obligations of the Affected Lender to be terminated as of such date and to comply with the requirements of Section 12.3 applicable to assignments, and (ii) the Borrowers shall pay to such Affected Lender in same day funds on the day of such replacement (A) all interest, fees and other amounts then accrued but unpaid to such Affected Lender by the Borrowers hereunder to and including the date of termination, including without limitation payments due to such Affected Lender under Sections 3.1, 3.2 and 3.5, and an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 3.4 had the Loans of such Affected Lender been prepaid on such date rather than sold to the replacement Lender.
2.21.Limitation of Interest. The Borrowers, the Administrative Agent and the Lenders intend to strictly comply with all applicable laws, including applicable usury laws. Accordingly, the provisions of this Section 2.21 shall govern and control over every other provision of this Agreement or any other Loan Document which conflicts or is inconsistent with this Section 2.21, even if such provision declares that it controls. As used in this Section 2.21, the term “interest” includes the aggregate of all charges, fees, benefits or other compensation which constitute interest under applicable law; provided that, to the maximum extent permitted by applicable law, any non-principal payment shall be characterized as an expense or as compensation for something other than the use, forbearance or detention of money and not as interest, and (b) all interest at any time contracted for, reserved, charged or received shall be amortized, prorated, allocated and spread, in equal parts during the full term of the Obligations. In no event shall the Borrowers or any other Person be obligated to pay, or any Lender have any right or privilege to reserve, receive or retain, (i) any interest in excess of the maximum amount of non-usurious interest permitted under the applicable laws (if any) of the United States or of any applicable state, or (ii) total interest in excess of the amount which such Lender could lawfully have contracted for, reserved, received, retained or charged had the interest been calculated for the full term of the Obligations at the Highest Lawful Rate. On each day, if any, that the interest rate (the “Stated Rate”) called for under this Agreement or any other Loan Document exceeds the Highest Lawful Rate, the rate at which interest shall accrue shall automatically be fixed by operation of this sentence at the Highest Lawful Rate for that day, and shall remain fixed at the Highest Lawful Rate for each day thereafter until the total amount of interest accrued equals the total amount of interest which would have accrued if there were no such ceiling rate as is imposed by this sentence. Thereafter, interest shall accrue at the Stated Rate unless and until the Stated Rate again exceeds the Highest Lawful Rate when the provisions of the immediately preceding sentence shall again automatically operate to limit the interest accrual rate. The daily interest rates to be used in calculating interest at the Highest Lawful Rate shall be determined by dividing the applicable Highest Lawful Rate per annum by the number of days in the calendar year for which such calculation is being made. None of the terms and provisions contained in this Agreement or in any other Loan Document which directly or indirectly relate to interest shall ever be construed without reference to this Section 2.21, or be construed to create a contract to pay for the use, forbearance or detention of money at an interest rate in excess of the Highest Lawful Rate. If the term of any Obligation is shortened by reason of acceleration of maturity as a result of any Event of Default or by any other cause, or by reason of any required or permitted prepayment, and if for that (or any other) reason any Lender at any time, including but not limited to, the stated maturity, is owed or receives (and/or has received) interest in excess of interest calculated at the Highest Lawful Rate, then and in any such event all of any such excess interest shall be canceled automatically as of the date of such acceleration, prepayment or other event which produces the excess, and, if such excess interest has been paid to such Lender, it shall be credited pro tanto against the then-outstanding principal balance of the Borrowers’ obligations to such Lender, effective as of the date or dates when the event occurs which causes it to be excess interest, until such excess is exhausted or all of such principal has been fully paid and satisfied, whichever occurs first, and any remaining balance of such excess shall be promptly refunded to its payor.
2.22.Defaulting Lenders.

(a)Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:
(i)Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders.
(ii)Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.1 shall be applied at such time or times as may be determined by the Administrative Agent as follows:

first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the LC Issuer and Swing Line Lender hereunder; third, to Cash Collateralize the LC Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.22(d); fourth, as the Borrowers may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrowers, to be held in a deposit account (including the Facility LC Collateral Account) and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the LC Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Facility LCs issued under this Agreement, in accordance with Section 2.22(d); sixth, to the payment of any amounts owing to the Lenders, the LC Issuer or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the LC Issuer or Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; eighth, if so determined by the Administrative Agent, distributed to the Lenders other than the Defaulting Lender until the ratio of the Outstanding Credit Exposure of such Lenders to the Aggregate Outstanding Credit Exposure of all Revolving Lenders equals such ratio immediately prior to the Defaulting Lender’s failure to fund any portion of any Loans or participations in Facility LCs or Swing Line Loans; and ninth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or Facility LC issuances in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Facility LCs were issued at a time when the conditions set forth in Section 4.2 were satisfied or waived, such payment shall be applied solely to pay the Credit Extensions of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Credit Extensions of such Defaulting Lender until such time as all Loans and funded and unfunded participations in LC Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with the Commitments without giving effect to Section 2.22(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.22(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)Certain Fees.
(A)[reserved];

(B)Each Defaulting Lender shall be entitled to receive a Facility Fee for any period during which that Lender is a Defaulting Lender only to extent allocable to the sum of (1) the outstanding principal amount of the Revolving Loans funded by it, and (2) its ratable share of the stated amount of Facility LCs for which it has provided Cash Collateral pursuant to Section 2.22(d);
(C)Each Defaulting Lender shall be entitled to receive LC Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its ratable share of the stated amount of Facility LCs for which it has provided Cash Collateral pursuant to Section 2.22(d); and
(D)With respect to any fees not required to be paid to any Defaulting Lender pursuant to clauses  (B) or (C) above, the Borrowers shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in LC Obligations or Swing Line Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the LC Issuer and Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to the LC Issuer’s or Swing Line Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.
(iv)Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in LC Obligations and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Pro Rata Shares (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 4.2 are satisfied at the time of such reallocation (and, unless the Borrowers shall have otherwise notified the Administrative Agent at such time, each Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Outstanding Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(v)Cash Collateral, Repayment of Swing Line Loans. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, each Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lender’s Fronting Exposure and (y) second, Cash Collateralize the LC Issuer’s Fronting Exposure in accordance with the procedures set forth in Section 2.22(d).
(b)Defaulting Lender Cure. If the Borrowers, the Administrative Agent, the Swing Line Lender and the LC Issuer agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Facility LCs and Swing Line Loans to be held pro rata by the Lenders in accordance with the Commitments (without giving effect to Section 2.22(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of any Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
(c)New Facility LCs. So long as any Lender is a Defaulting Lender, the LC Issuer shall not be required to issue, extend, renew or increase any Facility LC unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.
(d)Cash Collateral. At any time that there shall exist a Defaulting Lender, within one (1) Business Day following the written request of the Administrative Agent or the LC Issuer (with a copy to the Administrative Agent) the Borrowers shall Cash Collateralize the LC Issuer’s Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.22(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.
(i)Grant of Security Interest. Each Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the LC Issuer, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lender’s obligation to fund participations in respect of LC Obligations, to be applied pursuant to clause (ii) below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the LC Issuer as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, each Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).
(ii)Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.22 in respect of Facility LCs shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of LC Obligations (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such Property as may otherwise be provided for herein.
(iii)Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce the LC Issuer’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 2.22(d) following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Administrative Agent and the LC Issuer that there exists excess Cash Collateral; provided that, subject to this Section 2.22 the Person providing Cash Collateral and the LC Issuer may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations.
2.23.Market Disruption. Notwithstanding the satisfaction of all applicable conditions referred to in Article II and Article IV with respect to any Advance or Facility LC in any Agreed Currency other than Dollars, if there shall occur on or prior to the date of such Advance or the date of issuance of such Facility LC any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which would in the reasonable opinion of the Administrative Agent or the Required Lenders make it impracticable for the Type of Loans comprising such Advance or Facility LC to be denominated in the Agreed Currency specified by a Borrower, then the Administrative Agent shall forthwith give notice thereof to such Borrower and the Lenders, and such Loans or Facility LC shall not be denominated in such Agreed Currency but shall be made on such Borrowing Date in Dollars, in an aggregate principal amount equal to the Dollar Amount of the aggregate principal amount specified in the related Borrowing Notice or Conversion/Continuation Notice, as the case may be, as Base Rate Loans, unless such Borrower notifies the Administrative Agent at least one (1) Business Day before such Borrowing

Date (in the event that the Administrative Agent has given such notice to such Borrower no later than two (2) Business Days prior to such Borrowing Date and otherwise as soon as practicable in the circumstances but in any case prior to the making of such Advance or issuance of such Facility LC) that (i) it elects not to borrow on such date or (ii) it elects to borrow on such date in a different Agreed Currency, as the case may be, in which the denomination of such Loans would in the opinion of the Administrative Agent and the Required Lenders be practicable and in an aggregate principal amount equal to the Dollar Amount of the aggregate principal amount specified in the related Borrowing Notice or Conversion/Continuation Notice, as the case may be.
2.24.Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from any Borrower hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent’s offices on the Business Day preceding that on which final, non-appealable judgment is given. The obligations of each Borrower in respect of any sum due to any Lender or the Administrative Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender or the Administrative Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Lender or the Administrative Agent, as the case may be, in the specified currency, each Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Lender or the Administrative Agent, as the case may be, in the specified currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under Section 11.2, such Lender or the Administrative Agent, as the case may be, agrees to remit such excess to such Borrower.
2.25.Increase Option. The Borrowers may from time to time elect to increase the Revolving Commitments or enter into one or more tranches of term loans (each an “Incremental Term Loan”), in each case in minimum increments of $10,000,000 or such lower amount as the Borrowers and the Administrative Agent agree upon, so long as, after giving effect thereto, the aggregate amount of such increases in the Revolving Commitments and all such Incremental Term Loans does not exceed $950,000,000; provided, that the amount available under this Section 2.25 after giving effect to Amendment No. 8 shall equal $550,000,000; provided, further, that such available amount shall increase by the aggregate amount of principal payments made in respect of the 2024 Incremental Term Loans. The Borrowers may arrange for any such increase or tranche to be provided by one or more Lenders (each Lender so agreeing to an increase in its Revolving Commitment or to participate in such Incremental Term Loans, an “Increasing Lender”), or by one or more new banks, financial institutions or other entities that are Eligible Assignees (each such new bank, financial institution or other entity, an “Augmenting Lender”), agreeing to increase their existing Revolving Commitments, participate in Incremental Term Loans, or extend new Revolving Commitments, as the case may be; provided, that (i) each Augmenting Lender and each Increasing Lender shall be subject to the reasonable approval of the Company, the Administrative Agent and the LC Issuer and (ii) (x) in the case of an Increasing Lender, the Borrowers and such Increasing Lender execute an agreement substantially in the form of Exhibit F hereto, and (y) in the case of an Augmenting Lender, the Borrowers and such Augmenting Lender execute an agreement substantially in the form of Exhibit G hereto. No consent of any Lender (other than the Lenders participating in the increase in Revolving Commitments or any Incremental Term Loans) shall be required for any increase in Revolving Commitments or Incremental Term Loans pursuant to this Section 2.25. For the avoidance of doubt, no Lender shall be under any obligation to become an Increasing Lender and any such decision whether to increase its Revolving Commitment or make an Incremental Term Loan shall be in such Lender’s sole and absolute discretion. Increases and new Revolving Commitments and Incremental Term Loans created pursuant to this Section 2.25 shall become effective on the date agreed by the Company, the Administrative Agent and the relevant Increasing Lenders or Augmenting Lenders, and the Administrative Agent shall notify each Lender thereof. Notwithstanding the foregoing, no increase in the Revolving Commitments (or in the Revolving Commitment of any Lender) or tranche of Incremental Term Loans shall become effective under this paragraph unless, (i) on the proposed date of the effectiveness of such increase or Incremental Term Loan, (A) the conditions set forth in paragraphs (i) and (ii) of Section 4.2 shall be satisfied or waived by the Required Lenders and the Administrative Agent shall have received a certificate to that effect dated such date and executed by an Authorized Officer of each Borrower and (B) the Borrowers shall be in compliance (on a pro forma basis reasonably acceptable to the Administrative Agent) with the covenants contained in Section 6.25 as of the last day of the most recent fiscal quarter for which financial statements have been provided pursuant to Section 6.1 ended prior to giving effect to the applicable increase under this Section 2.25, and (ii) the Administrative Agent shall have received documents consistent with those delivered on the Effective Date as to the corporate power and authority of the Borrowers to borrow hereunder after giving effect to such increase. On the effective date of any increase in the Revolving Commitments or any Incremental Term Loans being made, (i) each relevant Increasing Lender and Augmenting Lender shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other Lenders, as being required in order to cause, after giving effect to such increase and the use of such amounts to make payments to such other Lenders, each Lender’s portion of the outstanding Revolving Loans of all the Lenders to equal its Pro Rata Share of such outstanding Revolving Loans, and (ii) for any increase in the Revolving Commitments, the Borrowers shall be deemed to have repaid and reborrowed all outstanding Revolving Loans as of the date of any increase in the Revolving Commitments (with such reborrowing to consist of the Types of Revolving Loans, with related Interest Periods if applicable, specified in a notice delivered by the Borrowers, in accordance with the requirements of Section 2.8). The deemed payments made pursuant to clause (ii) of the immediately preceding sentence shall be accompanied by payment of all accrued interest on the amount prepaid and, in respect of each Term SOFR Loan with an Interest Period or otherwise subject to the benefit of Section 3.4, shall be subject to indemnification by the Borrowers pursuant to the provisions of Section 3.4 if the deemed payment occurs other than on the last day of the related Interest Periods or as otherwise contemplated by Section 3.4. The Incremental Term Loans (a) shall rank pari passu in right of payment with the Revolving Loans and the Term Loans, (b) may mature earlier than the Facility Termination Date (and may have amortization prior to such date), and (c) shall be treated substantially the same as (and in any event no more favorably than) the Revolving Loans and the Term Loans; provided that (i) the terms and conditions applicable to any tranche of Incremental Term Loans maturing after the Facility Termination Date may provide for material additional or different financial or other covenants or prepayment requirements applicable only during periods after the Facility Termination Date, (ii) the Incremental Term Loans may be priced differently from the Revolving Loans, Term Loans and from previously issued Incremental Term Loans, and (iii) Incremental Term Loans may mature earlier than Revolving Loans, Term Loans or other previously-extended Incremental Term Loans. Incremental Term Loans may be made hereunder pursuant to an amendment or restatement (an “Incremental Term Loan Amendment”) of this Agreement and, as appropriate, the other Loan Documents, executed by the Borrowers, each Increasing Lender participating in such tranche, each Augmenting Lender participating in such tranche, if any, and the Administrative

Agent. The Incremental Term Loan Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of this Section 2.25. On the effective date of the issuance of the Incremental Term Loans, each Lender that has agreed to extend such an Incremental Term Loan shall make its ratable share thereof available to the Administrative Agent, for remittance to the Borrowers, on the terms and conditions specified by the Administrative Agent at such time. Nothing contained in this Section 2.25 shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to increase its Revolving Commitment hereunder, or provide Incremental Term Loans, at any time.
This Section shall supersede any provisions in Section 8.3 or 11.2 to the contrary.
2.26.Foreign Borrowers. The Company may at any time or from time to time, with the consent of the Administrative Agent and all of the Lenders, add as a party to this Agreement any Foreign Subsidiary to be a Foreign Borrower hereunder by (a) the execution and delivery to the Administrative Agent and the Lenders of a duly completed Assumption Letter by the Company and such Foreign

Subsidiary (which Assumption Letter shall include a designation of the Agreed Currencies in which such Foreign Borrower may borrow Advances hereunder), with the consent and acknowledgement of the Administrative Agent, (b) the satisfaction of the conditions set forth in Section 4.3 and (c) delivery to the Administrative Agent and the Lenders of such other opinions, agreements, documents, certificates or other items as may reasonably be required by the Administrative Agent. Upon such execution, delivery and consent, such Foreign Subsidiary shall for all purposes be a party hereto as a Foreign Borrower, authorized to borrow in its Designated Currencies, as fully as if it had executed and delivered this Agreement. So long as the principal of and interest on any Advances made to any Foreign Borrower under this Agreement and all other Foreign Borrower Obligations of such Foreign Borrower under this Agreement shall have been fully performed, the Company may, by not less than five (5) Business Days’ prior notice to the Administrative Agent (which shall promptly notify the Lenders thereof), terminate such Foreign Subsidiary’s status as a “Foreign Borrower” (it being understood and agreed that such Foreign Borrower shall remain liable with respect to indemnification and similar obligations incurred prior to such termination). The Administrative Agent shall give the Lenders written notice of the addition of any Foreign Borrower to this Agreement.
2.27.Liability of the Borrowers.
2.27.1Liability. THE COMPANY AGREES THAT IT IS LIABLE FOR THE PAYMENT OF ALL OBLIGATIONS OF THE BORROWERS UNDER THE LOAN DOCUMENTS, AND THAT THE ADMINISTRATIVE AGENT, THE LENDERS AND THE L/C ISSUER CAN ENFORCE SUCH OBLIGATIONS AGAINST THE COMPANY IN THEIR SOLE AND UNLIMITED DISCRETION. THE COMPANY HEREBY GUARANTEES THE REPAYMENT OF ALL SUCH OBLIGATIONS. SUCH GUARANTY IS A GUARANTY OF PAYMENT AND NOT OF COLLECTION. EACH BORROWER OTHER THAN THE COMPANY IS LIABLE ONLY FOR ITS OBLIGATIONS WITH RESPECT TO CREDIT EXTENSIONS MADE IN ITS FAVOR, NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT OR ANY LOAN DOCUMENT.
2.27.2Borrowers’ Agent. Each Borrower, by executing this Agreement or by entering into an Assumption Letter becoming a party to this Agreement, appoints the Company as its agent for purposes of carrying out the obligations and enforcing the rights of the Borrowers hereunder. All notices to be given to the Borrowers hereunder may be delivered to the Company as agent for the Borrowers and all actions to be taken by a Borrower hereunder may be taken by such Borrower or by the Company as agent for such Borrower.
2.27.3Waivers of Defenses. The agreement of the Company to pay the Obligations shall not be released, in whole or in part, by any action or thing which might, but for this provision of this Agreement, be deemed a legal or equitable discharge of a surety or guarantor, other than irrevocable payment and performance in full of such Obligations (except for contingent indemnity and other contingent Obligations not yet due and payable) at a time after any obligation of the Administrative Agent, the Lenders or the LC Issuer hereunder to extend credit shall have expired or been terminated. The purpose and intent of this Agreement is that the Obligations constitute the direct and primary obligations of the Company, and that the covenants, agreements and all obligations of the Company with respect thereto hereunder be absolute, unconditional and irrevocable. The Company shall be and remain liable for any deficiency remaining after foreclosure of any mortgage, deed of trust or security agreement securing all or any part of the Obligations for which it is liable, whether or not the liability of any other Person for such deficiency is discharged pursuant to statute, judicial decision or otherwise.
2.27.4Actions Not Required. The Company, to the extent permitted by applicable law, hereby waives any and all right to cause a marshaling of the assets of any Loan Party or any other action by any court or other governmental body with respect thereto or to cause the Administrative Agent, the Lenders or the LC Issuer to proceed against any security for the Obligations or any other recourse which they may have with respect thereto and further waives any and all requirements that the Administrative Agent, the Lenders or the LC Issuer institute any action or proceeding at law or in equity, or obtain any judgment, against any Loan Party or any other Person, or with respect to any collateral security for the Obligations, as a condition precedent to making demand on or bringing an action or obtaining and/or enforcing a judgment against, the Company under this Agreement.
2.27.5Subrogation. Notwithstanding any payment or payments made by any Borrower hereunder or any setoff or application of funds of any Borrower by the Administrative Agent, the Lenders or the LC Issuer, the Company shall not be entitled to be subrogated to any of the rights of the Administrative Agent, the Lenders or the LC Issuer against any Loan Party or any collateral security or guaranty or right of offset held by the Administrative Agent, any Lender or the LC Issuer for the payment of the Obligations, nor shall the Company seek or be entitled to seek any contribution or reimbursement from any Loan Party in respect of payments made by the Company hereunder, until Payment in Full.
2.27.6Recovery of Payment. If any payment received by the Administrative Agent, the Lenders or the LC Issuer and applied to the Obligations is subsequently set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of a Borrower or any other obligor), the Obligations to which such payment was applied shall, to the extent permitted by applicable law, be deemed to have continued in existence, notwithstanding such application, and the Company shall be liable for such Obligations as fully as if such application had never been made. References in this Agreement to amounts “irrevocably paid” or to “irrevocable payment” refer to payments that cannot be set aside, recovered, rescinded or required to be returned for any reason.
2.27.7Loan Parties’ Financial Condition. The Company is familiar with the financial condition of each Loan Party, and the Company has executed and delivered this Agreement based on its own judgment and not in reliance upon any statement or representation of the Administrative Agent, any Lender or the LC Issuer. None of the Administrative Agent, any Lender or the LC Issuer shall have any obligation to provide any Loan Party with any advice whatsoever or to inform any Loan Party at any time of its actions, evaluations or conclusions on the financial condition or any other matter concerning the Loan Parties.
2.27.8Bankruptcy of the Borrowers. The Company expressly agrees, to the extent permitted by applicable law, that its liabilities and obligations under this Agreement shall not in any way be impaired or otherwise affected by the institution by or against any other Loan Party or any other Person of any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or any other similar proceedings for relief under any bankruptcy law or similar law for the relief of debtors and that any discharge of any of the Obligations pursuant to any such bankruptcy or similar law or other law shall not diminish, discharge or otherwise affect in any way the Obligations of the Company under this Agreement, and that upon the institution of any of the above actions, such Obligations shall be enforceable against the Company.
2.27.9Limitation; Insolvency Laws. As used in this Section: (a) the term “Applicable Insolvency Laws” means the laws of the United States of America or of any State, province, nation or other governmental unit relating to bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution, insolvency, fraudulent transfers or conveyances or other similar laws (including, without limitation, 11 U. S. C. 547, 548, 550 and other “avoidance” provisions of Title 11 of the United States Code) as applicable in any proceeding in which the validity and/or enforceability of this Agreement against any Borrower, or any Specified Lien is in issue; and (b) “Specified Lien” means any security interest, mortgage, lien or encumbrance granted by the Company or any of its Subsidiaries securing the Obligations, in whole or in part. Notwithstanding any other provision of this Agreement, if, in any proceeding, a court of competent jurisdiction determines that with respect to the Domestic Borrowers, any of the Obligations or any Specified Lien would, but for the operation of this Section, be subject to avoidance and/or recovery or be unenforceable by reason of Applicable Insolvency Laws, the Obligations and each such Specified Lien shall be valid and enforceable against the Domestic Borrowers, to the maximum extent that would not cause the Obligations or such Specified Lien to be subject to avoidance, recovery or unenforceability. To the extent that any payment to, or realization by, the Administrative Agent, the Lenders or the LC Issuer on the Obligations exceeds the limitations of this Section and is otherwise subject to avoidance and recovery in any such proceeding, the amount subject to avoidance shall in all events be limited to the amount by which such actual payment or realization exceeds such limitation, and this Agreement as limited shall in all events remain in full force and effect and be fully enforceable against the Domestic Borrowers. This Section is intended solely to reserve the rights of the Administrative Agent, the Lenders and the LC Issuer hereunder against the Domestic Borrowers with respect to the Foreign Borrower Obligations, in such proceeding to the maximum extent permitted by Applicable Insolvency Laws and neither the Loan Parties nor any other Person shall have any right, claim or defense under this Section that would not otherwise be available under Applicable Insolvency Laws in such proceeding.
2.28.Extensions of Commitments.
(a)The Borrowers may from time to time, pursuant to the provisions of this Section 2.28 and with the consent of the Required Lenders, agree with one or more Revolving Lenders to extend by one year the termination date of the Revolving Commitments or any portion thereof (each such modification, an “Extension”) pursuant to one or more written offers (each, an “Extension Offer”) made from time to time by the Borrowers to all Revolving Lenders, in each case on a pro rata basis (based on their respective Pro Rata Shares) and on the same terms to each such Revolving Lender. The Borrowers shall not request more than two Extensions after the Amendment No. 9 Effective Date; the first Extension may not be requested earlier than a date that is more than four years prior to the Facility Termination Date and the second Extension may not be requested earlier than a date that is more than four years prior to the then Extended Termination Date. In connection with each Extension, the Borrowers will provide notification to the Administrative Agent (for distribution to the Lenders), no later than thirty (30) days prior to the Facility Termination Date of the requested new termination date for the extended Revolving Commitments (each an “Extended Termination Date”) and the due date for Lender responses. In connection with any Extension, each Lender wishing to participate in such Extension shall, prior to such due date, provide the Administrative Agent with a written notice thereof in a form reasonably satisfactory to the Administrative Agent. Any Lender that does not respond to an Extension Offer by the applicable due date shall be deemed to have rejected such Extension. The Outstanding Revolving Credit Exposure of any Lender that rejects an Extension shall be paid in full by the Borrowers (i) as to any Outstanding Revolving Credit Exposure for which there has been no prior Extension, on the Facility Termination Date, (ii) as to Outstanding Revolving Credit Exposure for which there shall have been a previous Extension, on the existing Extended Termination Date for such Outstanding Revolving Credit Exposure. The Borrowers shall not make any Extension Offer if (i) any Default or Event of Default shall have occurred and be continuing, or (ii) there shall have occurred since the Amendment No. 9 Effective Date a change in the business, Property, liabilities (actual and contingent), operations, financial condition or results of operations of the Company and its Subsidiaries taken as a whole, which could reasonably be expected to have a Material Adverse Effect.
(b)The Administrative Agent, with the consent of the Required Lenders, may enter into amendments (collectively, “Extension Amendments”) to this Agreement and the other Loan Documents as may be necessary in order to establish new classes of Revolving Commitments and Revolving Loans created pursuant to an Extension, in each case on terms consistent with this Section 2.28. Without limiting the foregoing, in connection with any Extension, the Borrowers and any Subsidiary shall execute such agreements, confirmations or other documentation as the Administrative Agent shall reasonably request to accomplish the purposes of this Section 2.28. This Section 2.28 shall supersede any provision in Section 8.3 to the contrary.
ARTICLE III
YIELD PROTECTION; TAXES
3.1.Yield Protection. If, after the date of the Amendment No. 9 Effective Date, there occurs any Change in Law which:
(a)subjects any Lender or any applicable Lending Installation, the LC Issuer, or the Administrative Agent to any Taxes (other than with respect to Indemnified Taxes, Excluded Taxes, and Other Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, or

(b)imposes or increases or deems applicable any reserve, assessment, compulsory loan, insurance charge, special deposit, liquidity or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation or the LC Issuer (other than reserves and assessments taken into account in determining the interest rate applicable to EURIBOR Advances or relevant Other Interest Rate Advances), or
(c)imposes any other condition (other than Taxes) the result of which is to increase the cost to any Lender or any applicable Lending Installation or the LC Issuer of making, funding, continuing, converting, or maintaining its Term SOFR Loans, EURIBOR Loans, RFR Loans, or Other Interest Rate Loans, or of issuing or participating in Facility LCs, or reduces any amount receivable by any Lender or any applicable Lending Installation or the LC Issuer in connection with its Term SOFR Loans, EURIBOR Loans, RFR Loans, or Other Interest Rate Loans, Facility LCs or participations therein, or requires any Lender or any applicable Lending Installation or the LC Issuer to make any payment calculated by reference to the amount of Term SOFR Loans, EURIBOR Loans, RFR Loans, or Other Interest Rate Loans, Facility LCs or participations therein held or interest or LC Fees received by it, by an amount deemed material by such Lender or the LC Issuer as the case may be, and the result of any of the foregoing is to increase the cost to such Person of making, maintaining, continuing or converting its Loans or Commitment or of issuing or participating in Facility LCs or to reduce the amount received by such Person in connection with such Loans or Commitment, Facility LCs or participations therein, then, within fifteen (15) days after demand by such Person, the Borrowers shall pay such Person such additional amount or amounts as will compensate such Person for such increased cost or reduction in amount received, as the case may be; provided, however, that the Borrowers shall not be required to compensate any Person for any such increased cost incurred or reduction suffered more than nine months prior to the date that such Person makes the aforesaid demand (except that if the Change in Law giving rise to such increased cost or reduction is retroactive, then such nine-month period shall be extended to include the period of retroactive effect thereof).
3.2.Changes in Capital Adequacy Regulations. If a Lender or the LC Issuer determines that the amount of capital or liquidity required or expected to be maintained by such Lender or the LC Issuer, any Lending Installation of such Lender or the LC Issuer, or any corporation or holding company controlling such Lender or the LC Issuer is increased as a result of (i) a Change in Law occurring after the Amendment No. 9 Effective Date or (ii) any change on or after the Amendment No. 9 Effective Date in the Risk-Based Capital Guidelines, then, within fifteen (15) days after demand by such Lender or the LC Issuer, the Borrowers shall pay such Lender or the LC Issuer the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital or liquidity which such Lender or the LC Issuer determines is attributable to this Agreement, its Outstanding Credit Exposure or its Commitment to make Loans and issue or participate in Facility LCs, as the case may be, hereunder (after taking into account such Lender’s or the LC Issuer’s policies as to capital adequacy or liquidity), in each case that is attributable to such Change in Law or change in the Risk-Based Capital Guidelines, as applicable. Failure or delay on the part of such Lender or the LC Issuer to demand compensation pursuant to this Section 3.2 shall not constitute a waiver of such Lender’s or the LC Issuer’s right to demand such compensation; provided that the Borrowers shall not be required to compensate any Lender or the LC Issuer pursuant to this Section 3.2 for any shortfall suffered more than 90 days prior to the date that such Lender or the LC Issuer notifies any Borrower of the Change in Law or change in the Risk-Based Capital Guidelines giving rise to such shortfall and of such Lender’s or the LC Issuer’s intention to claim compensation therefor; provided further, that if the Change in Law or change in Risk-Based Capital Guidelines giving rise to such shortfall is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof.
3.3.Availability of Types of Advances; Adequacy of Interest Rate; Inability to Determine Rates.
3.3.1Unavailability Generally. Subject to Sections 3.3.2 through 3.3.6 hereof:

Notwithstanding anything to the contrary in this Agreement or any other Loan Document, but subject to the remainder of this Section 3.3, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Required Lenders notify the Administrative Agent that the Required Lenders have determined, that after the Amendment No. 9 Effective Date:
(i)for any reason in connection with any request for an Advance (other than a Base Rate Advance), or a conversion or continuation thereof, that the Adjusted Term SOFR Screen Rate, Adjusted EURIBOR Rate, Adjusted Daily Simple RFR or Adjusted Other Interest Rate, as applicable, does not adequately and fairly reflect the cost to such Lenders of the funding such Loans, or
(ii)the interest rate applicable to Advances (other than a Base Rate Advance) is not ascertainable or available (including, without limitation, because the applicable screen on which the rate for such Advance is published (including any successor or substitute page on such screen) is unavailable, and such inability to ascertain or unavailability is not expected to be permanent, then the Administrative Agent shall suspend the availability of the Type of Advance subject thereto and require any affected Advance to be repaid or converted (and redenominated into Dollars, if applicable) to Base Rate Advances, subject to the payment of any funding indemnification amounts required by Section 3.4.
3.3.2Benchmark Transition Event. Notwithstanding anything to the contrary herein or in any other Loan Document (and any agreement evidencing Swap Obligations or all obligations in connection with Rate Management Transactions shall be deemed not to be a “Loan Document” for purposes of this Section 3.3), if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement with respect to Dollars is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” with respect to any Agreed Currency for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth Business Day after the date notice of such Benchmark Replacement is provided by the Administrative Agent to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.
3.3.3Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
3.3.4Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrowers and the Lenders of (A) the implementation of any Benchmark Replacement, and (B) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.3, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.3.
3.3.5Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Screen Rate and the EURIBOR Screen Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove any tenor of such Benchmark that is unavailable or non-representative for any Benchmark settings and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
3.3.6Benchmark Unavailability Period. Upon notice to the Borrowers by the Administrative Agent in accordance with Section 13.1 of the commencement of a Benchmark Unavailability Period and until a Benchmark Replacement is determined in accordance with this Section 3.3, the Borrowers may revoke any request for an Advance (other than a Base Rate Advance) impacted by the applicable interest rate being unavailable, or any request for the conversion or continuation of such an Advance (other than a Base Rate Advance) to be made, converted or continued during any Benchmark Unavailability Period at the end of the applicable Interest Period, and, failing that, the Borrowers will be deemed to have converted any such request at the end of the applicable Interest Period into a request for a Base Rate Advance or conversion to a Base Rate Advance (each with a corresponding currency redenomination, if applicable). During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Alternate Base Rate.
3.4.Funding Indemnification.
3.4.1Other than RFR Loans and Other Interest Rate Loans that do not accrue interest using Interest Periods, which are covered in Section 3.4.2 below, if (a) any payment of an Advance subject to Interest Periods occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, (b) an Advance (other than a Base Rate Advance not using the Term SOFR component thereof) is not made on the date specified by a Borrower of such Advance for any reason other than default by the Lenders, (c) a Loan subject to Interest Periods is converted other than on the last day of the Interest Period applicable thereto, (d) any Borrower fails to borrow, convert, continue or prepay any Loan (other than a Base Rate Loan not using the Term SOFR component thereof) on the date specified in any notice delivered pursuant hereto, or (e) any Loan subject to Interest Periods is assigned by any Lender which is not a Defaulting Lender other than on the last day of the Interest Period applicable thereto as a result of a request by the Company pursuant to Section 2.20, the Borrowers will indemnify each Lender for such Lender’s reasonable out-of-pocket costs and expenses (other than funding costs and expenses) and Interest Differential (as reasonably determined by such Lender) incurred as a result of the applicable event. The term “Interest Differential” shall mean that sum equal to the greater of zero or the financial loss incurred by the Lender resulting from the applicable foregoing event, calculated as the difference between the amount of interest such Lender would have earned (from the investments in money markets as of the Borrowing Date of such Advance) had such event not occurred and the interest such Lender will actually earn (from like investments in money markets as of the date of such applicable event) as a result of the redeployment of funds from such event. Because of the short-term nature of this facility, the Borrowers agree that Interest Differential shall not be discounted to its present value. The Borrowers hereby acknowledge that the Borrowers shall be required to pay Interest Differential with respect to any portion of the principal balance paid or that becomes due before its scheduled due date, whether voluntarily, involuntarily, or otherwise, including, without limitation, any principal payment made following default, demand for payment, acceleration, collection proceedings, foreclosure, sale or other disposition of collateral, bankruptcy or other insolvency proceedings, eminent domain, condemnation or otherwise. Such prepayment fee shall at all times be an Obligation as well as an undertaking by the Borrowers to the Lenders whether arising out of a voluntary or mandatory prepayment. The Borrowers shall pay such Lender the amount due within 10 days after receipt thereof.
3.4.2With respect to RFR Loans or Other Interest Rate Loans subject to Payment Date mechanics instead of Interest Period mechanics, in the event of (i) the payment of any principal of any such RFR Loan or Other Interest Rate Loan other than on the Payment Date applicable thereto (including as a result of an Event of Default or an optional or mandatory prepayment of Loans), (ii) the failure to borrow or prepay any RFR Loan or Other Interest Rate Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.7 and is revoked in accordance therewith), (iii) the assignment of any RFR Loan or Other Interest Rate Loan other than on the Payment Date applicable thereto as a result of a request by a Borrower pursuant to the terms hereof or (iv) the failure by the applicable Borrower to make any payment of any Loan or drawing under any Letter of Credit (or interest due thereof) denominated in an Agreed Currency (other than Dollars) on its scheduled due date or any payment thereof in a different currency, then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Company or applicable Borrower and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
3.5.Taxes.
(a)Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law requires the deduction or withholding of any Tax from any such payment, then the applicable Loan Party shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax or Other Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.5) the applicable Lender, the LC Issuer or the Administrative Agent receives an amount equal to the sum it would have received had no such deduction or withholding been made; provided, that no Swiss Borrower shall have any obligation to pay such additional sums with respect to Swiss Withholding Tax; but provided further, that the foregoing proviso shall not limit in any way the obligation of the Domestic Borrowers to pay such additional sums with respect to Swiss Withholding Tax applicable to payments made by Swiss Borrowers.
(b)The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(c)The Loan Parties shall indemnify each Lender, each LC Issuer and the Administrative Agent, within thirty (30) days after demand therefor, for the full amount of any Indemnified Taxes and Other Taxes (including Indemnified Taxes and Other Taxes imposed or asserted on or attributable to amounts payable under this Section 3.5) payable or paid by such Lender, such LC Issuer or the Administrative Agent or required to be withheld or deducted from a payment to such Lender, such LC Issuer or the Administrative Agent and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes and Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided, that no Swiss Borrower shall be obligated to indemnify the Lenders, the LC Issuers or the Administrative Agent with respect to amounts for which they are excluded from liability under Section 3.5(a) by the first proviso thereof. A certificate as to the amount of such payment or liability delivered to any Borrower by a Lender or LC Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or LC Issuer, shall be conclusive absent manifest error.
(d)Each Lender shall severally indemnify the Administrative Agent, within thirty (30) days after demand therefor, for (i) any Indemnified Taxes and Other Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and Other Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.2.3 relating to the maintenance of a Participant Register, and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).
(e)As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 3.5, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(f)
(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrowers and the Administrative Agent, at the time or times reasonably requested by the Borrowers or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrowers or the Administrative Agent that will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrowers or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrowers or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.5(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)Without limiting the generality of the foregoing,
(A)any Lender that is a United States Person for U.S. federal income Tax purposes shall deliver to the Borrowers and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the

Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax.
(B)any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), whichever of the following is applicable:
(1)in the case of a Non-U.S. Lender claiming the benefits of an income Tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such Tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W- 8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such Tax treaty;
(2)executed copies of IRS Form W-8ECI;
(3)in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Non-U.S. Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of any Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (y) executed copies of IRS Form W- 8BEN or IRS Form W-8BEN-E; or
(4)to the extent a Non-U.S. Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, IRS Form W-8IMY or IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable.
(C)    any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrowers or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrowers and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrowers or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by any Borrower or the Administrative Agent as may be necessary for such Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(iii)Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrowers and the Administrative Agent in writing of its legal inability to do so.
(g)If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.5 (including by the payment of additional amounts pursuant to this Section 3.5), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 3.5 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(h)Each party’s obligations under this Section 3.5 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender,

the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
(i)For purposes of Sections 3.5(d) and (f), the term “Lender” includes the LC Issuer.
(j)[Intentionally Omitted]
(k)If Swiss Withholding Tax becomes due in respect of any interest payable by a Swiss Borrower under this Agreement, the applicable interest rate in relation to that interest payment shall be (i) the interest rate which would have applied to that interest payment (as provided for in Sections 2.10 and 2.11 in the absence of this Section 3.5(k) divided by (ii) 1 minus the rate at which the deduction of Swiss Withholding Tax is required to be made and (a) that the Swiss Borrower shall be obliged to pay the relevant interest at the adjusted rate in accordance with this Section 3.5(k) and (b) all references to a rate of interest in Sections 2.10 and 2.11 shall be construed accordingly.
3.6.Selection of Lending Installation; Mitigation Obligations; Lender Statements; Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Revolving Loans and its participation in Swing Line Loans and Facility LCs to reduce any liability of the Borrowers to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of Advances or Loans under Section 3.3, so long as such designation is not, in the judgment of such Lender, materially disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Borrowers (with a copy to the Administrative Agent) as to the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrowers in the absence of manifest error. Determination of amounts payable under such Sections in connection with Loan shall be calculated as though each Lender, including the Swing Line Lender, funded its Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the interest rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrowers of such written statement. The obligations of the Borrowers under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.
3.7.Non-U.S. Reserve Costs or Fees. If any law or any governmental or quasi- governmental rule, regulation, policy, guideline or directive of any jurisdiction outside of the United States of America or any subdivision thereof (whether or not having the force of law), imposes or deems applicable any reserve requirement against or fee with respect to assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation, and the result of the foregoing is to increase the cost to such Lender or applicable Lending Installation of making or maintaining its Loans to any Foreign Borrower or its Commitment to any Foreign Borrower or to reduce the return received by such Lender or applicable Lending Installation in connection with such Loans to any Foreign Borrower or Commitment to any Foreign Borrower, then, within 15 days of demand by such Lender, such Foreign Borrower shall pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction in amount received.
3.8.Illegality. If any Lender determines that any Change in Law has made it unlawful, or that any Governmental Authority has asserted after the Amendment No. 9 Effective Date that it is unlawful, for such Lender or its applicable lending office to make, maintain, or fund Advances whose interest is determined by reference to an interest rate other than the Base Rate, or to determine or charge interest rates based upon a particular rate provided hereunder (other than the Base Rate), or any Governmental Authority has imposed after the Amendment No. 9 Effective Date material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, the applicable Agreed Currency in the applicable interbank market, then, upon notice thereof by such Lender to the Company (through the Administrative Agent), (a) any obligation of such Lender to make or continue Advances using the applicable interest rate or to convert Base Rate Advances to Advances using such applicable interest rate shall be suspended, and (b) if such notice asserts the illegality of such Lender making or maintaining Term SOFR Advances, then any computation of the Base Rate shall exclude the Term SOFR Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) the Company shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all affected Advances of such Lender to Base Rate Advances (excluding the Term SOFR Rate component thereof, as applicable), either on the last day of the Interest Period therefor (or, for an RFR Loan or impacted Other Interest Rate Loan, the next Business Day after receipt of such notice), if such Lender may lawfully continue to maintain such affected Advances to such day, or immediately, if such Lender may not lawfully continue to maintain such affected Advances and (ii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon Term SOFR, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Term SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Term SOFR Rate. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.4.
ARTICLE IV
CONDITIONS PRECEDENT

4.1.Effectiveness. This Agreement shall be effective as of the Effective Date upon the satisfaction of each of the following conditions:
(i)The Administrative Agent shall have received a counterpart of this Agreement, duly executed and delivered on behalf of an Authorized Officer of each Borrower, the Extending Lenders, any New Lenders, each LC Issuer, the Swing Line Lender and the Administrative Agent.
(ii)The Administrative Agent shall have received Notes executed by the Domestic Borrowers and executed by Polaris Sales Europe Sàrl in favor of each of the Lenders, if any, which has requested notes pursuant to Section 2.13(d) of this Agreement.
(iii)The Administrative Agent shall have received counterparts of the Guaranty, in form and substance reasonably satisfactory to the Administrative Agent, duly executed and delivered by each of the Guarantors.
(iv)The Administrative Agent shall have received for the account of the Existing Lenders unpaid accrued interest on the Existing Revolving Loans and the Existing Term Loans together with all unpaid accrued fees thereon and other amounts due and payable with respect thereto (including, for the avoidance of doubt, any amounts payable with respect to any Term SOFR Advance, EURIBOR Advance, RFR Advance, or Other Interest Rate Advance (under and as defined in the Existing Credit Agreement) pursuant to Section 3.4 of the Existing Credit Agreement as a result of the Effective Date occurring on any day other than the last day of the Interest Period for any such Term SOFR Advance, EURIBOR Advance, RFR Advance, or Other Interest Rate Advance).

(v)The Administrative Agent shall have received a certificate of the Secretary or an Assistant Secretary of the each Domestic Borrower certifying (i) that there have been no changes in the charter document of such Person, as attached thereto and as certified as of a recent date by the Secretary of State of the jurisdiction of its organization, since the date of the certification thereof by such governmental entity, (ii) the by-laws, as attached thereto, of such Person as in effect on the date of such certification, (iii) resolutions of the Board of Directors of such Person authorizing the execution, delivery and performance of this Agreement and each other Loan Document to which it is a party, (iv) the Good Standing Certificate for such Person from the Secretary of State of the jurisdiction of its organization, and (v) the names and true signatures of the incumbent officers of such Person authorized to sign this Agreement and the other Loan Documents to which it is a party, and authorized to request an Advance or the issuance of a Facility LC under this Agreement.
(vi)The Administrative Agent shall have received a certificate of the Secretary or an Assistant Secretary of each Loan Party other than the Domestic Borrowers certifying that (i)  there have been no changes in the charter document of such Person, as attached thereto and as certified as of a recent date by the Secretary of State (or equivalent) of the jurisdiction of its organization, since the date of the certification thereof by such governmental entity, (ii) the by-laws (or equivalent), as attached thereto, of such Person as in effect on the date of such certification, (iii) resolutions of the Board of Directors of such Person authorizing the execution, delivery and performance of this Agreement and each other Loan Document to which it is a party, (iv) the Good Standing Certificate (or equivalent) for such Person from the Secretary of State (or equivalent) of the jurisdiction of its organization, and (v)  the names and true signatures of the incumbent officers of such Person authorized to sign the Loan Documents to which it is a party, and (in the case of Polaris Sales Europe Sàrl) authorized to request an Advance or the issuance of a Facility LC under this Agreement.
(vii)The Administrative Agent shall have received a certificate signed by the chief financial officer of the Company certifying the following: on the Effective Date (1) no Default or Event of Default has occurred and is continuing and (2) the representations and warranties contained in Article V of this Agreement are (x) with respect to any representations or warranties that contain a materiality qualifier, true and correct in all respects and (y) with respect to any representations or warranties that do not contain a materiality qualifier, true and correct in all material respects, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects on and as of such earlier date.
(viii)The Administrative Agent shall have received a written opinion of the Borrowers’ counsel (which may include local counsel and in-house counsel), addressed to the Lenders in a form reasonably acceptable to the Administrative Agent.
(ix)[Reserved].
(x)The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrowers hereunder.

(xi)There shall not have occurred a change in the business, Property, liabilities (actual and contingent), operations, condition (financial or otherwise), results of operations or prospects of the Company and its Subsidiaries taken as a whole, since December 31, 2017, which could reasonably be expected to have a Material Adverse Effect.
(xii)The Administrative Agent shall have received all governmental, equity holder and third party consents and approvals necessary in connection with the contemplated financing and all applicable waiting periods shall have expired without any action being taken by any authority that would be reasonably likely to restrain, prevent or impose any material adverse conditions on the Company and its Subsidiaries, taken as a whole, and no law or regulation shall be applicable which in the reasonable judgment of the Administrative Agent could have such effect.
(xiii)No action, suit, investigation or proceeding is pending or, to the knowledge of the Borrowers, threatened in any court or before any arbitrator or Governmental Authority that would reasonably be expected to result in a Material Adverse Effect.
(xiv)The Administrative Agent shall have received: (a) pro forma financial statements giving effect to the Credit Extensions contemplated hereby, which demonstrate, in the Administrative Agent’s reasonable judgment, together with all other information then available to the Administrative Agent, that the Company and its Subsidiaries can repay their debts and satisfy their other obligations as and when they become due, and can comply with the financial covenants set forth in Section 6.25, (b) such information as the Administrative Agent may reasonably request to confirm the tax, legal, and business assumptions made in such pro forma financial statements, and (c) audited consolidated financial statements of the Company and its Subsidiaries for the fiscal years ended December 31, 2015, December 31, 2016, and December 31, 2017. The Administrative Agent will be deemed to have received the financial statements described in clauses (c) and (d) if the same are on file with the Securities and Exchange Commission.
(xv)The Administrative Agent shall have received evidence reasonably satisfactory to it of current insurance coverage for the Company and its Subsidiaries conforming to the requirements of Section 5.18.
(xvi)The Administrative Agent shall have received payoff letters from each Non-Extending Lender in form and substance reasonably acceptable to the Company and the Administrative Agent.
(xvii)At least five (5) days prior to the Effective Date, if any of Company or Polaris Sales Europe Sàrl qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Company and Polaris Sales Europe Sàrl must deliver a Beneficial Ownership Certification in relation to the Company and Polaris Sales Europe Sàrl, as applicable.
4.2.Each Credit Extension. The Lenders shall not (except as otherwise set forth in Section 2.4.4 with respect to Revolving Loans for the purpose of repaying Swing Line Loans) be required to make any Credit Extension unless on the applicable Borrowing Date:
(i)There exists no Default or Event of Default, nor would a Default or Event of Default result from such Credit Extension.

(ii)The representations and warranties contained in Article V are (x) with respect to any representations or warranties that contain a materiality qualifier, true and correct in all respects and (y) with respect to any representations or warranties that do not contain a materiality qualifier, true and correct in all material respects, in each case, as of such Borrowing Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date.
Each Borrowing Notice or Swing Line Borrowing Notice, as the case may be, or request for issuance of a Facility LC with respect to each such Credit Extension shall constitute a representation and warranty by the Company and the Borrowers thereof that the conditions contained in Sections 4.2(i) and (ii) have been satisfied.
4.3.Initial Advance to Each Borrower. No Lender shall be required to make any Advance to any Borrower that becomes party to this Agreement after the Amendment No. 9 Effective Date unless the Company or such Borrower has furnished or caused to be furnished to the Administrative Agent with sufficient copies for the Lenders:
(i)The Assumption Letter executed and delivered by such Borrower and containing the written consent of the Company thereon, as contemplated by Section 2.26;
(ii)Copies of the articles or certificate of incorporation (or the equivalent thereof) of such Borrower together with all amendments, and a certificate of good standing (or the equivalent thereof), each certified by the appropriate governmental officer in its jurisdiction of organization, as well as any other information required by Section 326 of the USA PATRIOT Act or necessary for the Administrative Agent or any Lender to verify the identity of such Borrower as required by Section 326 of the USA PATRIOT Act;
(iii)Copies, certified by the Secretary or Assistant Secretary (or the equivalent thereof) of such Borrower of its by-laws (or the equivalent thereof) and of its Board of Directors’ (or the equivalent thereof) resolutions and of resolutions or actions of any other body authorizing the execution of the Assumption Letter and the other Loan Documents to which such Borrower is a party;
(iv)An incumbency certificate, executed by the Secretary or Assistant Secretary (or the equivalent thereof) of such Borrower, which shall identify by name and title and bear the signature of the officers of such Borrower authorized to sign the Assumption Letter and the other Loan Documents to which such Borrower, as applicable, is a party, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by such Borrower;
(v)An opinion of counsel to such Borrower in a form reasonably acceptable to the Administrative Agent and its counsel; and
(vi)Such other instruments, documents or agreements as the Administrative Agent or its counsel may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.
ARTICLE V
REPRESENTATIONS AND WARRANTIES
The Borrowers represent and warrant to the Lenders that:
5.1.Existence and Standing. The Company and each of its Subsidiaries (a) is a corporation, partnership (in the case of Subsidiaries only) or limited liability company (in the case of Subsidiaries only) duly and properly incorporated or formed, as the case may be and is validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization, (b) is duly qualified and in good standing as a foreign organization and authorized to do business in every other jurisdiction where its ownership or operation of Property or the conduct of its business would require it to be qualified, in good standing and authorized, unless the failure to be so qualified, in good standing or authorized would not have or would not reasonably be expected to have a Material Adverse Effect and (c) has all requisite authority to conduct its business in each jurisdiction in which its business is now conducted.
5.2.Authorization and Validity. Each Loan Party has the power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by each Loan Party of the Loan Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper corporate, limited liability company or partnership proceedings, and the Loan Documents to which each Loan Party is a party constitute legal, valid and binding obligations of such Loan Party enforceable against such Loan Party in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.
5.3.No Conflict; Government Consent. Neither the execution and delivery by each Loan Party of the Loan Documents to which it is a party, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will (i) violate, contravene or conflict with any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Company or any of its Subsidiaries, (ii) violate, contravene or conflict with the Company’s or any of its Subsidiary’s articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or (iii) violate, contravene or conflict with, or cause an event of default under, the provisions of any indenture, instrument or agreement to which the Company or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or result in, or require, the creation or imposition of any Lien in, of or on the Property of the Company or any of its Subsidiaries pursuant to the terms of any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Company or any of its Subsidiaries, is required to be obtained by the Company or any of its Subsidiaries in connection with the execution and delivery of the Loan Documents, the borrowings under this Agreement, the payment and performance by the Loan Parties of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents.
5.4.Financial Statements; Internal Control Event.
(a)The December 31, 2024 audited consolidated financial statements of the Company and its Subsidiaries heretofore delivered to the Lenders were prepared in accordance with GAAP in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of the Company and its Subsidiaries at such date and the consolidated results of their operations for the period then ended.
(b)To the best knowledge of the Company, no Internal Control Event exists or has occurred since the date of the financial statements delivered pursuant to Section 6.1(i) that has resulted in or could reasonably be expected to result in a misstatement in any material respect, in any financial information delivered or to be delivered to the Administrative Agent or the Lenders, of (i) covenant compliance calculations provided hereunder or (ii) the assets, liabilities, financial condition or results of operations of the Company and its Subsidiaries on a consolidated basis.
5.5.Material Adverse Change. Since December 31, 2024, there has been no change in the business, Property, liabilities (actual or contingent), operations, financial condition or results of operations of the Company and its Subsidiaries which would reasonably be expected to have a Material Adverse Effect.
5.6.Taxes. The Company and its Subsidiaries have filed all United States federal tax returns and all other tax returns which are required to be filed by them and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Company or any of its Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with GAAP and as to which no Lien exists. No tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of any taxes or other governmental charges are adequate in accordance with GAAP.
5.7.Litigation. There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Company or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay this Agreement or the making of any Credit Extensions.
5.8.Non-Bank Rules. Each Swiss Borrower represents and warrants that it is in compliance with the Non-Bank Rules; provided that a Swiss Borrower shall not be in breach of this representation if its number of creditors in respect of either the 10 Non-Bank Rule or the 20 Non-Bank Rule is exceeded solely by reason of a failure by one or more Lenders to comply with its obligations under Section 12 or having lost its status as Qualifying Bank. For the purpose of its compliance with the 20 Non-Bank Rule under this Section 5.8, the number of Lenders under this Agreement which are not Qualifying Banks shall be deemed to be ten (10) (irrespective of whether or not there are, at any time, any such Lenders).
5.9.ERISA. Except as would not result in or would not reasonably be expected to result in a Material Adverse Effect.
(a)(i) No ERISA Event has occurred, and, to the best knowledge of the Company, each of its Subsidiaries and each ERISA Affiliate, no event or condition has occurred or exists as a result of which any ERISA Event could reasonably be expected to occur, with respect to any Plan; (ii) each Plan has been maintained, operated, and funded in compliance with its own terms and in material compliance with the provisions of ERISA, the Code, and any other applicable federal or state laws; (iii) each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Company, each of its Subsidiaries and each ERISA Affiliate, nothing has occurred which would prevent, or cause the loss of, such qualification; and (iv) no Lien in favor or the PBGC or a Plan has arisen or is reasonably likely to arise on account of any Plan.
(b)The actuarial present value of all “benefit liabilities” (as defined in Section 4001(a)(16) of ERISA), whether or not vested, under each Single Employer Plan, as of the last annual valuation date prior to the date on which this representation is made or deemed made (determined, in each case, in accordance with Financial Accounting Standards Board Statement 87, utilizing the actuarial assumptions used in such Plan’s most recent actuarial valuation report), did not exceed as of such valuation date the fair market value of the assets of such Plan allocated to such accrued liabilities.
(c)Neither the Company nor any Subsidiary of the Company nor any ERISA Affiliate has incurred, or, to the best of each such party’s knowledge, is reasonably expected to incur, any liability under Title IV of ERISA with respect to any Single Employer Plan (other than contributions to the Plan or premiums to the PBGC in the ordinary course and without default), or any withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither the Company nor any Subsidiary of the Company nor any ERISA Affiliate would become subject to any withdrawal liability under ERISA if any such party were to withdraw completely from all Multiemployer Plans and Multiple Employer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. Neither the Company nor any Subsidiary of the Company nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA), and no Multiemployer Plan is, to the best of each such Person’s knowledge, reasonably expected to be in reorganization, insolvent, or terminated. Neither the Company nor any Subsidiary of the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

(d)No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility has occurred with respect to a Plan which has subjected or may subject the Company, any Subsidiary of the Company or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which the Company, any Subsidiary of the Company or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability. There are no pending or, to the best knowledge of the Company, each of its Subsidiaries and each ERISA Affiliate, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect.
(e)Neither the Company nor any Subsidiary of the Company nor any ERISA Affiliate has any material liability with respect to “expected post-retirement benefit obligations” within the meaning of the Financial Accounting Standards Board Statement 106. Each Plan that is a welfare plan (as defined in Section 3(1) of ERISA) to which Sections 601-609 of ERISA and Section 4980B of the Code apply has been administered in compliance in all material respects with such sections.
5.10.Accuracy of Information.
5.10.1No written information, exhibit or report furnished by the Company or any of its Subsidiaries to the Administrative Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading; provided, however, that any projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by the Company to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount.
5.10.2As of the Amendment No. 9 Effective Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.
5.11.Intellectual Property. The Company and each of its Subsidiaries owns, or has the legal right to use, all patents, trademarks, tradenames, copyrights, technology, know-how and processes (the “Intellectual Property”) necessary for each of them to conduct its business as currently conducted, except where failure to own or have such legal right to use would not have or would not reasonably be expected to have a Material Adverse Effect. No claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property owned by the Company or any of its Subsidiaries or that the Company or any of its Subsidiaries has a right to use or the validity or effectiveness of any such Intellectual Property, nor does the Company or any of its Subsidiaries have knowledge of any such claim, and, to the knowledge of the Company and its Subsidiaries, the use of any Intellectual Property by the Company and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that in the aggregate, would not have or would not reasonably be expected to have a Material Adverse Effect.
5.12.Affected Financial Institution. Neither the Company nor any of its Subsidiaries is an Affected Financial Institution.
5.13.Compliance With Laws. The Company and its Subsidiaries are in compliance with all applicable statutes, rules, regulations, permits, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property, except for such compliance that would not have or would not reasonably be expected to have a Material Adverse Effect. The Company, its Subsidiaries and their respective officers and employees and to the knowledge of the Company, its directors and agents, are in compliance with Anti- Corruption Laws and applicable Sanctions in all material respects. No Credit Extension, use of the proceeds of any Credit Extension or other transactions contemplated hereby will violate Anti-Corruption Laws or applicable Sanctions. The Company and its Subsidiaries are in compliance in all material respects with the PATRIOT Act. Neither the making of any Loan nor the use of the proceeds thereof will violate the PATRIOT Act, the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or successor statute thereto.
5.14.Ownership of Properties. Except as set forth on Schedule 5.14, as of the Amendment No. 9 Effective Date, the Company and its Subsidiaries will have good title, free of all Liens other than those permitted by Section 6.17, to all of the Property and assets reflected in the Company’s most recent consolidated financial statements provided to the Administrative Agent as owned by the Company and its Subsidiaries (other than such Property or assets disposed of since the date of such statements).
5.15.Plan Assets; Prohibited Transactions. Neither the Company nor any of its Subsidiaries is an entity deemed to hold “plan assets” within the meaning of 29 C.F.R. § 2510.3- 101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code), and neither the execution of this Agreement nor the making of Credit Extensions hereunder gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.
5.16.Environmental Matters. In the ordinary course of its business, the officers of the Company consider the effect of Environmental Laws on the business of the Company and its Subsidiaries, in the course of which they identify and evaluate potential risks and liabilities accruing to the Company and its Subsidiaries due to Environmental Laws. On the basis of this consideration, the Company has concluded that Environmental Laws cannot reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries have adopted procedures that are reasonably designed to (i) ensure that the Company and its Subsidiaries, and of their operations and each of the real properties owned, leased or operated by the Company or any of its Subsidiaries (the “Real Properties”) complies with applicable Environmental Laws and (ii) minimize any liabilities or potential liabilities that the Company, any Subsidiary, any of their respective operations or any of the Real Properties may have under applicable Environmental Laws.
5.17.Government Regulation.
(a)No Borrower is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U), or extending credit for the purpose of purchasing or carrying margin stock. Following the application of the proceeds of each Advance or drawing under each Facility LC, not more than 25% of the value of the assets (either of the applicable Borrower only or of such Borrower and its Subsidiaries on a consolidated basis) will be margin stock.
(b)No Loan Party is or is required to be registered as an “investment company” or a company “controlled” by an under the Investment Company Act of 1940, as amended.
5.18.Insurance. The Company maintains, and has caused each Subsidiary to maintain, with financially sound and reputable insurance companies that are not Affiliates of the Company insurance on all their Property, liability insurance and environmental insurance in such amounts, subject to such deductibles and self-insurance retentions and covering such properties and risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or its Subsidiaries operate; provided, that the Loan Parties and their Subsidiaries may maintain a program of self-insurance with respect to product liability and worker’s compensation liability.
5.19.Solvency.

(a)Immediately after the consummation of the transactions to occur on the Amendment No. 9 Effective Date and immediately following the making of each Credit Extension, if any, made on the Amendment No. 9 Effective Date and after giving effect to the application of the proceeds of such Credit Extensions, (a) the fair value of the assets of the Company and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of the Company and its Subsidiaries on a consolidated basis; (b) the present fair saleable value of the Property of the Company and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Company and its Subsidiaries on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Company and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured in the normal course of business; and (d) the Company and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the Amendment No. 9 Effective Date giving due consideration to the prevailing practice in the industries in which the Company and its Subsidiaries are engaged or are to engage. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
(b)The Company does not intend to, or to permit any of its Subsidiaries to, and does not believe that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature in their ordinary course.
5.20.No Default. No Default or Event of Default has occurred and is continuing.
5.21.Foreign Borrowers.
(a)To ensure the enforceability or admissibility in evidence of this Agreement and each other Loan Document to which a Foreign Borrower is a party in the laws of the jurisdiction of such Foreign Borrower’s organization (such jurisdiction being hereinafter referred to as the “Home Country”), it is not necessary that this Agreement or any other Loan Document to which such Foreign Borrower is a party or any other document be filed or recorded with any court or other authority in its Home Country or that any stamp or similar tax be paid to or in respect of this Agreement or any other Loan Document of such Foreign Borrower, other than documents which have been so filed or recorded and stamp or similar taxes which have been so paid.
(b)No Foreign Borrower nor any of their respective assets is entitled to immunity from suit, execution, attachment or other legal process. Each Foreign Borrower’s execution and delivery of the Loan Documents to which it is a party constitute, and the exercise of its rights and performance of and compliance with its obligations under such Loan Documents will constitute, private and commercial acts done and performed for private and commercial purposes.
(c)It is understood and agreed by the parties hereto that the representations and warranties in this Section 5.21 of each Foreign Borrower shall only be applicable to such Foreign Borrower on and after the date of its execution of its Assumption Letter.
5.22.Foreign Employee Benefit Matters. (a) Each Foreign Employee Benefit Plan is in compliance in all material respects with all laws, regulations and rules applicable thereto and the respective requirements of the governing documents for such Plan; (b) the aggregate of the accumulated benefit obligations under all Foreign Pension Plans does not exceed to any material extent the current fair market value of the assets held in the trusts or similar funding vehicles for such Plans; (c) with respect to any Foreign Employee Benefit Plan maintained or contributed to by the Company or any of its Subsidiaries or any member of its Controlled Group (other than a Foreign Pension Plan), reasonable reserves have been established in accordance with prudent business practice or where required by ordinary accounting practices in the jurisdiction in which such Plan is maintained; and (d) there are no material actions, suits or claims (other than routine claims for benefits) pending or, to the knowledge of the Company and its Subsidiaries, threatened against the Company or any of its Subsidiaries or any member of its Controlled Group with respect to any Foreign Employee Benefit Plan. For purposes of this

Section 5.22, the term “material” means any noncompliance or basis for liability which could reasonably be likely to subject the Company or any of its Subsidiary to liability, individually or in the aggregate, in excess of $25,000,000.
5.23.Sanctioned Persons. None of the Company, its Subsidiaries or, to the knowledge of the Company and its Subsidiaries, any of their respective directors, officers or employees is a Sanctioned Person.
5.24.Outbound Investment Rules. The Company is not a “covered foreign person” as that term is used in the Outbound Investment Rules. None of the Company or any of its Subsidiaries currently engages, or has any present intention to engage in the future, directly or indirectly, in (i) a “prohibited transaction”, as such term is defined in the Outbound Investment Rules, or (ii) any other activity that would cause the Administrative Agent or any Lender to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.
ARTICLE VI
COVENANTS
During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:
6.1.Financial Reporting. The Company will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with GAAP, subject to Section 9.8, and furnish to the Administrative Agent and the Lenders:
(i)Within ninety (90) days after the close of each of its fiscal years, for the Company and its Subsidiaries, a consolidated balance sheet and income statement as of the end of such fiscal year, together with related consolidated statements of operations, retained earnings, changes in shareholders’ equity and cash flows for such fiscal year, setting forth in comparative form consolidated figures for the preceding fiscal year, all such consolidated financial information described above to be in reasonable form and detail and accompanied by an unqualified opinion of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial condition of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances.
(ii)Within forty-five (45) days after the close of the first three quarterly periods of each of its fiscal years, for the Company and its Subsidiaries, an unaudited consolidated balance sheet and income statement, as of the end of such fiscal quarter, together with related consolidated statements of operations and consolidated statements of retained earnings and of cash flows for such fiscal quarter in each case setting forth in comparative form consolidated figures for the corresponding period of the preceding fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by an Authorized Officer as fairly presenting, in all material respects, the financial condition of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year- end adjustments.
(iii)Together with the financial statements required under Sections 6.1(i) and (ii), a compliance certificate in substantially the form of Exhibit B signed by its chief financial officer showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Event of Default exists, or if any Default or Event of Default exists, stating the nature and status thereof.
(iv)Promptly upon the furnishing thereof to the shareholders of the Company, copies of all financial statements, reports and proxy statements so furnished.

(v)Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Company or any of its Subsidiaries files with the Securities and Exchange Commission.
(vi)Upon the Company, any Subsidiary of the Company or any ERISA Affiliate obtaining knowledge thereof, such Person shall give written notice to the Administrative Agent and each of the Lenders promptly (and in any event within two (2) Business Days) of: (i) any event or condition, including, but not limited to, any Reportable Event, that constitutes, or might reasonably lead to, an ERISA Event; (ii) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against the Company, any Subsidiary of the Company or any ERISA Affiliate, or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the meaning of Title IV of ERISA); (iii) the failure to make full payment on or before the due date (including extensions) thereof of all amounts which the Company, any Subsidiary of the Company or any ERISA Affiliate is required to contribute to each Plan pursuant to its terms and as required to meet the minimum funding standard set forth in ERISA and the Code with respect thereto; or (iv) any change in the funding status of any Plan that could have a Material Adverse Effect; in each case together with a description of any such event or condition or a copy of any such notice and a statement by an Authorized Officer of the Company briefly setting forth the details regarding such event, condition, or notice, and the action, if any, which has been or is being taken or is proposed to be taken by such Person with respect thereto. Promptly upon request, the Company shall furnish the Administrative Agent and the Lenders with such additional information concerning any Plan as may be reasonably requested, including, but not limited to, copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA and the Code, respectively, for each “plan year” (within the meaning of Section 3(39) of ERISA).
(vii)During the existence of an Event of Default, and upon the written request of the Administrative Agent, the Company will furnish or cause to be furnished to the Administrative Agent, at the Company’s expense, a report of an environmental assessment of reasonable scope, form and depth, including, where appropriate, invasive soil or groundwater sampling, by a consultant reasonably acceptable to the Administrative Agent regarding any release or threat of release of Hazardous Materials on any Real Properties and the compliance by the Company and its Subsidiaries with Environmental Laws. If the Company fails to deliver such an environmental report within seventy-five (75) days after receipt of such written request, then the Administrative Agent may arrange for same, and the Company and its Subsidiaries hereby grants to the Administrative Agent and its representatives access to the Real Properties and a license of a scope reasonably necessary to undertake such an assessment (including, where appropriate, invasive soil or groundwater sampling). The reasonable cost of any assessment arranged for by the Administrative Agent pursuant to this provision will be payable by the Borrowers on demand.
(viii)During the Covenant Relief Period, promptly, and in any event within three (3) Business Days after the Company or any Subsidiary obtaining knowledge thereof, the Company shall give written notice to the Administrative Agent of (A) the occurrence of a Collateral and Guaranty Event, (B) the grant of any Lien on any Property of the Company or its Subsidiaries to secure the obligations under the Indenture or (C) the grant of any Lien (or any event that requires the Company or its Subsidiaries to grant a Lien) on any Property of the Company or its Subsidiaries that initially constituted Agreed Excluded Property to secure the obligations under the Indenture or any Private Placement Indebtedness.
(ix)During the Covenant Relief Period, promptly, and in any event within ten (10) Business Days after the Company or any Subsidiary obtaining knowledge thereof, the Company shall give written notice to the Administrative Agent of the occurrence of a Prepayment Event.

(x)Such other information (including both financial and non-financial information (including monthly reporting) and environmental reports) as the Administrative Agent or any Lender may from time to time reasonably request.
If any information which is required to be furnished to the Lenders under this Section 6.1 is required by law or regulation to be filed by the Company with a government body on an earlier date, then the information required hereunder shall be furnished to the Lenders at such earlier date. Any financial statement required to be furnished pursuant to Section 6.1(i) or Section 6.1(ii) shall be deemed to have been furnished on the date on which the Lenders receive notice that the Company has filed such financial statement with the Securities and Exchange Commission and is available on the EDGAR website on the Internet at www.sec.gov or any successor government website that is freely and readily available to the Administrative Agent and the Lenders without charge; provided, that the Company shall give notice of any such filing to the Administrative Agent (who shall then give notice of any such filing to the Lenders), which notice may be given by e-mail. Notwithstanding the foregoing, the Company shall deliver paper copies of any such financial statement to the Administrative Agent if the Administrative Agent requests the Company to furnish such paper copies until written notice to cease delivering such paper copies is given by the Administrative Agent.
6.2.[Intentionally Omitted].
6.3.Use of Proceeds. Each Borrower will and will cause each Subsidiary to, use the proceeds of the Credit Extensions for working capital, capital expenditures, share repurchases, other lawful general corporate purposes in a manner not in conflict with any of any Borrower’s covenants in this Agreement. Without limitation of the above sentence, no Borrower will request any Credit Extension, and no Borrower shall use, and each Borrower shall ensure that its Subsidiaries, and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Credit Extension (a) to purchase or carry any “Margin Stock” (as defined in Regulation U), (b) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti- Corruption Laws or (c) in any manner that would result in the violation of any applicable Sanctions.
6.4.Notice of Material Events. The Company will, and will cause each Subsidiary to, give notice in writing to the Administrative Agent and each Lender, promptly and in any event within two (2) Business Days, of the occurrence of any of the following:
(i)any Default or Event of Default;
(ii)the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority (including pursuant to any applicable Environmental Laws) against or affecting any Borrower or any Affiliate thereof that, if adversely determined, would reasonably be expected to result in a Material Adverse Effect;
(iii)the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred since the Amendment No. 9 Effective Date, would reasonably be expected to result in a Material Adverse Effect;
(iv)any material change in accounting policies of, or financial reporting practices by, any Borrower or any Subsidiary;
(v)any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification; and
(vi)any other development, financial or otherwise, which would reasonably be expected to have a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of an Authorized Officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
6.5.Conduct of Business. Except as otherwise permitted by Section 6.14, the Company will, and will cause each Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same, complementary, similar or reasonably related fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a domestic corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.
6.6.Taxes. The Company will, and will cause each Subsidiary to, timely file complete and correct United States federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property; provided that neither the Company nor any Subsidiary need pay any such tax, assessment, governmental charge or levy if it is being contested in good faith by appropriate proceedings, with respect to which adequate reserves have been set aside in accordance with GAAP unless the failure to make any such payment (i) would give rise to an immediate right to foreclose or collect on a Lien securing such amounts or (ii) would have or would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
6.7.Insurance. The Company will, and will cause each of its Subsidiaries to, with financially sound and reputable insurance companies that are not Affiliates of the Company, maintain insurance on all their Property, liability insurance and environmental insurance in such amounts, subject to such deductibles and self-insurance retentions and covering such properties and risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or its Subsidiaries operate, and the Borrowers will furnish to any Lender upon request full information as to the insurance carried; provided, that the Company may maintain a program of self-insurance with respect to product liability and worker’s compensation liability.
6.8.Compliance with Laws and Material Contractual Obligations. The Company will, and will cause each of its Subsidiaries to, (i) comply with all laws, rules, regulations, orders, permits, writs, judgments, injunctions, decrees or awards to which it may be subject including, without limitation, all Environmental Laws, Anti-Corruption Laws and applicable Sanctions and (ii) perform in all material respects its obligations under material agreements to which it is a party, in each case of clauses (i) and (ii), to the extent necessary to ensure that non-compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company will maintain in effect and enforce policies and procedures designed to ensure compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.
6.9.Maintenance of Properties. The Company will, and will cause each of its Subsidiaries to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition (ordinary wear and tear and damages from casualty excepted), and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times; provided, that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and maintenance of any of its Property if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
6.10.Books and Records; Inspection.

(i)The Company will, and will cause each of its Subsidiaries to, keep proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company or such Subsidiary, as the case may be.
(ii)The Company will, and will cause each of its Subsidiaries to, permit the Administrative Agent and the Lenders, by their respective representatives and agents, to inspect any of the Property, books and financial records of the Company and each of its Subsidiaries, to examine and make copies of the books of accounts and other financial records of the Company and each of its Subsidiaries, and to discuss the affairs, finances and accounts of the Company and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Administrative Agent or any Lender may designate.
6.11.Payment of Obligations. The Company will, and will cause each of its Subsidiaries to, pay its obligations, that, if not paid, would reasonably be expected to result in a Material Adverse Effect before the same shall become delinquent or in default, except where the validity or amount thereof is being contested in good faith by appropriate proceedings, with respect to which adequate reserves have been set aside in accordance with GAAP unless the failure to make any such payment (i) would give rise to an immediate right to foreclose or collect on a Lien securing such amounts or (ii) would have or would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
6.12.Priority Debt. The Company will not, nor will it permit any of its Subsidiaries to, create, incur or suffer to exist any Priority Debt in an aggregate amount in excess of the greater of (x) $375,000,000 and (y) twenty percent (20%) of Consolidated Net Worth as of the end of the most recently completed fiscal quarter of the Company; provided that, solely during the Covenant Relief Period, in addition to the limitation set forth above, the Company will not, nor will it permit any of its Subsidiaries to, create, incur or suffer to exist any Priority Debt other than Permitted Covenant Relief Period Priority Debt.
6.13.Restricted Payments. Solely during the Covenant Relief Period, the Company will not make any Restricted Payments; provided that the Company may make the following Restricted Payments:
(a)regularly scheduled dividends on its Equity Interests so long as: (A) the amount of any such dividend does not exceed $42,000,000 on the payment date therefor, (B) immediately before and immediately after giving pro forma effect thereto, no Event of Default has occurred and is continuing or would occur as a result thereof, and (C) Liquidity on such date, after giving effect to the applicable dividend, is greater than or equal to $500,000,000;
(b)repurchases of the Company’s Equity Interests made solely to offset dilution of Company’s Equity Interests as a result of equity compensation awards made by the Company;
(c)cash payments made by the Company to satisfy tax withholding obligations upon exercise of stock options or vesting of other equity awards;
(d)cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for the Company’s Equity Interests; and
(e)other Restricted Payments not to exceed $5,000,000 after the Amendment No. 9 Effective Date so long as, immediately before and immediately after giving pro forma effect thereto, (A) no Event of Default has occurred and is continuing or would occur as a result thereof and (B) the Company is in pro forma compliance with the financial covenants set forth in Section 6.25 as of the last day of the most recently ended fiscal quarter or fiscal year of the Company for which financial statements have been delivered pursuant to Section 6.1.

6.14.Merger. The Company will not, nor will it permit any of its Subsidiaries to, merge or consolidate with or into any other Person or liquidate, wind up or dissolve itself, or suffer any such liquidation, wind-up or dissolution; provided, that the Company or any of its Subsidiaries may merge or consolidate with or into, be dissolved or liquidated into, or amalgamate into another Person if all of the following conditions are satisfied:
(i)If the merger, consolidation, dissolution, liquidation or amalgamation involves a Loan Party, the surviving entity of such merger, consolidation, dissolution, liquidation or amalgamation shall either (a) be a Loan Party or (b) be the Company or a Wholly-Owned Subsidiary of the Company that in either case expressly assumes in writing all of the obligations of such Loan Party under the Loan Documents; provided, that if the transaction is between the Company and another Person, the Company must be the surviving entity;
(ii)The Loan Parties execute and deliver such documents, instruments and certificates as the Administrative Agent may request; and
(iii)Immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.
6.15.Sale of Assets. The Company will not, nor will it permit any of its Subsidiaries to, convey, sell, lease, transfer or otherwise voluntarily dispose of, in one transaction or a series of transactions, all or any part of its business or Property whether now owned or hereafter acquired, including, without limitation, inventory, receivables, equipment, Real Property and securities, other than a sale, lease, transfer or other disposal:
(i)By a Subsidiary of the Company to another Subsidiary of the Company or to the Company, or by the Company to a Subsidiary thereof;
(ii)Of inventory in the ordinary course of business;
(iii)Of obsolete, slow-moving, idle or worn-out assets no longer used or useful in the business of the Company or any Subsidiary thereof or the trade-in of equipment for equipment in better condition or of better quality;
(iv)Which constitutes an Investment;
(v)By PAI of its partnership interest in Acceptance Partnership if required by Section 3.4 of the Acceptance Partnership Agreement (without regard to any amendment of such section);
(vi)Of accounts receivable pursuant Receivables Securitization Transactions; and
(vii)Other leases, sales or other dispositions of its Property; provided, that (a) the transfer is for fair market value, (b) no Default or Event of Default exists either prior to or after giving effect thereto and (c) the Property leased, sold or otherwise disposed of does not constitute all or substantially all of the assets of (A) the Company or (B) the Company and its Subsidiaries, taken as a whole.
Notwithstanding the foregoing provisions of this Section 6.15, the Company may, or may permit any Subsidiary to, make a disposition and the assets subject to such disposition shall not be subject to or included in any of the foregoing limitations or the computation contained in Section 6.15(vii)(c) of the preceding sentence if the net proceeds from such disposition are, within 270 days of such disposition, reinvested in productive assets used in carrying on the business of the Company and its Subsidiaries; provided that, solely during the Covenant Relief Period, with respect to any sale, lease, transfer or other disposition that constitutes a Prepayment Event, the Company shall make the prepayments and/or take the other actions set forth in Section 2.7(b) with respect to such Prepayment Event.

6.16.Outbound Investment Rules. The Company will not (a) be or become a “covered foreign person”, as that term is defined in the Outbound Investment Rules, or (b) engage, directly or indirectly, in (i) a “prohibited transaction”, as such term is defined in the Outbound Investment Rules, or (ii) any other activity that would cause the Administrative Agent or any Lender to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.
6.17.Liens. The Company will not, nor will it permit any of its Subsidiaries to, create, incur, or suffer to exist any Lien in, of or on the Property of the Company or any of its Subsidiaries, except:
(i)Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale, collection, levy or loss on account thereof) or the nonpayment of which is permitted by Section 6.6;
(ii)Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ liens and other similar liens arising in the ordinary course of business which secure payment of obligations which are not yet due and payable or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale, collection, levy or loss on account thereof);

(iii)Liens (other than Liens imposed under ERISA) arising out of pledges or deposits made in the ordinary course of business under worker’s compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;
(iv)Liens arising from good faith deposits in connection with or to secure performance of tenders, bids, leases, government contracts, trade contracts and performance and return-of-money bonds, statutory or regulatory obligations and other similar obligations incurred in the ordinary course of business (other than obligations in respect of the payment of borrowed money);
(v)Liens arising from good faith deposits in connection with or to secure performance of statutory obligations and surety and appeal bonds;
(vi)Utility easements, building restrictions and such other encumbrances or charges against Real Property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Company or its Subsidiaries;
(vii)Judgment Liens that would not constitute an Event of Default;
(viii)Liens (a) existing on Property at the time of its acquisition by the Company or a Subsidiary and not created in contemplation thereof, whether or not the Indebtedness secured by such Lien is assumed by the Company or a Subsidiary; or (b) created contemporaneously with the acquisition of Property (including Capital Leases) or within 180 days of the acquisition or completion of construction thereof or of improvements thereto to secure or provide for all or a portion of the acquisition price or cost of construction or improvements of such Property after the Effective Date; (c) existing on Property of a Person at the time such Person is merged or consolidated with, or becomes a Subsidiary of, or substantially all of its assets are acquired by, the Company or a Subsidiary and not created in contemplation thereof; or (d) securing Indebtedness comprised of Synthetic Leases, to the extent the related Indebtedness does not exceed, in the aggregate, ten percent (10%) of the Consolidated Net Worth as of the end of the most recently completed fiscal quarter of the Company; provided that such Liens do not extend to additional Property of the Company or any Subsidiary and that the aggregate principal amount of Indebtedness secured by each such Lien does not exceed the fair market value of the Property subject thereto;
(ix)Liens securing Priority Debt permitted pursuant to Section 6.12;
(x)Liens arising solely by virtue of any statutory or common law provision relating to bankers’ liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution;
(xi)Liens existing on the Amendment No. 9 Effective Date and described in Schedule 6.17 and any renewals, extensions and replacements thereof not otherwise prohibited by this Agreement; provided, that with respect to Liens identified on Schedule 6.17, (a) no such Lien shall extend to any Property other than the Property subject thereto on the Effective Date and (b) the principal amount of the Indebtedness secured by such Liens shall not be increased;

(xii)(A) Liens in favor of the Administrative Agent, securing the Obligations for the benefit of the Lenders and, to the extent required by the final provision of Section 10.4 of the NPAs, the obligations of the Company in respect of the Notes (as such term is defined the NPAs) issued thereunder and (B) on and after a Collateral and Guaranty Event (i) Liens created pursuant to any Security Document and (ii) collateral and security documents securing any Principal Property Indebtedness for so long as such Principal Property Indebtedness and the holders thereof are subject to an intercreditor agreement with the Collateral Agent in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent;
(xiii)Liens incidental to the conduct of business or the ownership of the Property (whether arising by contract or operation of law) incurred in the ordinary course of business and not in connection with the borrowing of money and that do not, in the aggregate, materially impair the use of that Property in the operation of the business of the Company and its Subsidiaries taken as a whole or the value of such Property for the purpose of such business;
(xiv)encumbrances in the nature of leases, subleases, zoning restrictions, easements, rights of way, minor survey exceptions and other rights and restrictions of record on the use of Real Property and defects in title arising or incurred in the ordinary course of business, which, individually and in the aggregate, do not materially impair the use of such Property or assets subject thereto in the business of the Company and its Subsidiaries taken as a whole;
(xv)Liens on assets that are the subject of a Sale and Leaseback Transaction permitted under Section 6.19; and
(xvi)Liens not otherwise permitted by the foregoing clauses (i) through (xv) so long as the aggregate amount of the obligations secured thereby does not exceed $25,000,000 at any time.
6.18.Affiliates. The Company will not, and will not permit any of its Subsidiaries to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except pursuant to the reasonable requirements of the Company’s or such Subsidiary’s business and upon fair and reasonable terms, substantially as favorable to the Company or such Subsidiary as the Company or such Subsidiary would obtain in a comparable arms-length transaction.
6.19.Sale and Leaseback Transactions. The Company will not, nor will it permit any of its Subsidiaries, to enter into or suffer to exist Sale and Leaseback Transactions, that result in an aggregate amount of Attributable Indebtedness arising from all such transactions entered into in any fiscal year to be in excess of $25,000,000.
6.20.Collateral and Guaranty Event. During the Covenant Relief Period, if a Collateral and Guaranty Event shall occur (including, without limitation, any subsequent Collateral and Guaranty Event after the occurrence of a Collateral and Guaranty Release Date):
(a)The Company shall, and shall cause each Material Domestic Subsidiary to, execute and authorize the recordation of any and all documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other lien perfection documents), that may be required under any applicable law, or that the Administrative Agent or the Collateral Agent may reasonably request, to cause the Collateral and Guaranty Requirement to be and remain satisfied, in each case, all at the expense of the Company, within 30 days of the date of the Collateral and Guaranty Event (or the date of such request) or, in each case, such longer period of time as may be agreed to by the Administrative Agent (such date, the “Satisfaction Date”).

(b)In addition, on or prior to the applicable Satisfaction Date, the Company shall cause to be delivered to the Administrative Agent and the Collateral Agent:
(i)written opinions of counsel in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent;
(ii)so long as any Private Placement Indebtedness remains outstanding, an intercreditor agreement (the “Specified Intercreditor Agreement”) by and between the Administrative Agent (on its behalf and on behalf of the Lenders), the holders of the Private Placement Indebtedness (or a representative validly acting on behalf of the holders of such Private Placement Indebtedness) and the below-defined Collateral Agent that shall evidence (A) that the Obligations and the Private Placement Indebtedness shall be secured by the Collateral on a pari passu basis and (B) that U.S. Bank shall be appointed by the Administrative Agent (on its behalf and on behalf of the Lenders) and the holders of the Private Placement Indebtedness to act as collateral agent (U.S. Bank, in such capacity, the “Collateral Agent”) for the benefit of the Administrative Agent, the Lenders and the holders of the Private Placement Indebtedness with respect to the Liens upon and the security interests in the Collateral, and the rights and remedies granted under and pursuant to the Security Documents, in each case in form and substance reasonably acceptable to the Administrative Agent;
(iii)the results of searches of the Uniform Commercial Code filings made with respect to the Company and the Guarantors in any applicable jurisdictions and copies of the financing statements (or similar documents) disclosed by such search, together with Federal and State (or other relevant) tax lien searches and judgment lien searches as well as searches from the United States Patent and Trademark Office and U.S. Copyright Office in respect of the Company and the Guarantors and their respective assets in those jurisdictions reasonably requested by the Administrative Agent or the Collateral Agent;
(iv)certificates from officers the Company and each Guarantor in form and substance substantially similar to the certificates delivered pursuant to Section 3(b) of Amendment No. 9 or in such other form reasonably acceptable to the Administrative Agent; and
(v)(vi)    such other documents, agreements (including, if necessary, an amendment to this Agreement) and instruments, and will take or cause to be taken such further actions, which may be required by law or which the Administrative Agent or the Collateral Agent may reasonably request to carry out the terms and conditions of the Collateral and Guaranty Requirement.
(c)In addition to the foregoing, during any Collateral and Guaranty Period, in the event that any Property (including, without limitation, any Principal Property or any Principal Subsidiary Interests) secures (or is required to secure) the obligations under the Indenture or otherwise constitutes Collateral, the Company shall promptly take such actions required by the Administrative Agent to (i) cause such Property to be subject the Liens granted under the Security and Guaranty Documents and (ii) in the event that any Principal Property or any Principal Subsidiary Interests secure the obligations under the Indenture, cause the holders of any Indebtedness secured by Liens on such Property to enter into an intercreditor agreement with the Collateral Agent that shall evidence, among other things, that the Obligations, the Private Placement Indebtedness (to the extent any is outstanding) and the obligations under the Indenture shall be secured by the Principal Property on a pari passu basis, which intercreditor agreement shall be in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent.
6.21.Fiscal Year; Accounting; Organizational Documents. No Borrower will, nor will it permit its Subsidiaries to, (a) change its fiscal year (other than to conform to the fiscal year of the Company), (b) change its accounting procedures, except as a result of changes in GAAP and in accordance with Section 9.8 or (c) in any manner that would reasonably be likely to adversely affect the rights of the Lenders, change its organizational or governing documents.
6.22.Existing Private Placement Indebtedness. Substantially concurrently with the effectiveness of Amendment No. 9, all Private Placement Indebtedness outstanding on the Amendment No. 9 Effective Date (other than contingent obligations for which no claim has been asserted) shall be repaid in full in cash.

6.23.[Reserved].
6.24.No Limitations. The Company will not, nor will it permit its Subsidiaries to, directly or indirectly, create or otherwise cause, incur, assume, suffer or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Person to (a) pay dividends or make any other distribution on any of such Person’s Equity Interests, (b) pay any Indebtedness owed to any other Loan Party, (c) make loans or advances to any other Loan Party, (d) grant Liens or encumbrances upon any of its Property (other than any restriction with respect to Property subject to a Lien permitted pursuant to Section 6.17(viii)), or (e) transfer any of its Property to any other Loan Party, except for encumbrances or restrictions existing under or by reason of (i) customary non-assignment provisions in any lease governing a leasehold interest, (ii) any agreement governing Indebtedness and/or granting Liens on the property of the Company or such Subsidiary to the extent permitted by this Agreement, so long as such encumbrance or restriction relates solely to the property financed by or securing such Indebtedness, (iii) any agreement with respect to the sale or disposition of any assets or Investments held by the Company or such Subsidiary in accordance with Section 6.15 above, so long as such restriction is limited to the assets or Investment being sold, (iv) any other licenses entered into by the Company or a Subsidiary in the ordinary course of business, so long as such encumbrance or restriction applies solely to the asset or other property subject to such license, (v) this Agreement and the other Loan Documents; (vi) any documents, instruments or agreements evidencing any (x) Private Placement Indebtedness, (y) Priority Debt, or (z) Material Indebtedness; provided, that, with respect to this clause (vi), if such consensual encumbrance or restriction set forth in any such document, instrument or agreement is more restrictive or limiting than the corresponding provision set forth herein, or if such document, instrument or agreement includes a consensual encumbrance or restriction that is not set forth herein, then the applicable consensual encumbrance or restriction automatically shall be incorporated by reference herein, without any further action required to be taken by the parties hereto; or (vii) organizational documents or any related joint venture or similar agreements of any Subsidiary that is not a wholly-owned Subsidiary; provided, that the Company or the applicable Subsidiary shall use commercially reasonable efforts to prevent such consensual encumbrance or restriction from being included in such organizational documents.
6.25.Financial Covenants.
6.25.1Interest Coverage Ratio. The Company will not permit the Interest Coverage Ratio, determined as of the end of each of its fiscal quarters for the then most-recently ended four (4) fiscal quarters, to be less than the Minimum Permitted Interest Coverage Ratio; provided, that, if such ratio in the comparable covenant in any NPA is higher, or such ratio is computed or otherwise determined differently than as set forth herein, with the result being that such covenant is more restrictive than the foregoing, then such higher ratio or differently determined or computed covenant automatically shall be incorporated by reference herein, without any further action required to be taken by the parties hereto.

6.25.2Net Leverage Ratio. The Company will not permit the Net Leverage Ratio, determined as of the end of each of its fiscal quarters for the then most-recently ended four (4) fiscal quarters, to be greater than the Maximum Permitted Net Leverage Ratio; provided, that, if such ratio in the comparable covenant in any NPA is lower, or such ratio is computed or otherwise determined differently than as set forth herein, with the result being that such covenant is more restrictive than the foregoing, then such lower ratio or differently determined or computed covenant automatically shall be incorporated by reference herein, without any further action required to be taken by the parties hereto.
6.25.3Financial Covenants Generally. After the Amendment No. 9 Effective Date, neither the Company nor any Subsidiary thereof shall enter into or otherwise be subject to any NPA that includes or is otherwise governed by one or more financial covenants that differ from those set forth in this Section 6.25 (without giving effect to the most-favored nation protections set forth in Section 6.25.1 or 6.25.2).
6.26.Anti-Corruption Compliance. The Company and each of its Subsidiaries shall take such actions reasonably requested by the Administrative Agent or any Lender in order to assist the Administrative Agent and the Lenders in maintaining compliance with Anti-Corruption Laws and the PATRIOT Act.
6.27.Non-Bank Rules. Each Swiss Borrower shall ensure that it is at all times in compliance with the Non-Bank Rules; provided that a Swiss Borrower shall not be in breach of this covenant if its number of creditors in respect of either the 10 Non-Bank Rule or the 20 Non-Bank Rule is exceeded solely by reason of a failure by one or more Lenders to comply with their obligations under Section 12 or having lost its status as Qualifying Bank. For the purpose of its compliance with the 20 Non-Bank Rule under this Section 6.27, the number of Lenders under this Agreement which are not Qualifying Banks shall be deemed to be ten (10) (irrespective of whether or not there are, at any time, any such Lenders).
ARTICLE VII
DEFAULTS
The occurrence of any one or more of the following events shall constitute an Event of Default (each an “Event of Default”):
7.1.Any representation or warranty made or deemed to be made by or on behalf of any Borrower or any of their respective Subsidiaries to the Lenders or the Administrative Agent under or in connection with this Agreement, any Credit Extension, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made or confirmed;
7.2.Nonpayment of (i) principal of any Loan when due, (ii) any Reimbursement Obligation within one (1) Business Day after the same becomes due, or (iii) interest upon any Loan or of any commitment fee, LC Fee or other obligations under any of the Loan Documents within three (3) Business Days after the same becomes due;
7.3.The breach by a Borrower of any of the terms or provisions of Sections 6.1(viii), 6.3, 6.4, 6.5, 6.8, 6.10(ii), 6.12, 6.13, 6.14, 6.15, 6.16, 6.17, 6.18, 6.19, 6.20, 6.21, 6.22, 6.24, 6.25 or 6.26;
7.4.The breach by a Borrower in the due performance or observance by it of any term, covenant or agreement contained in Section 6.1 (other than 6.1(viii)) and such default shall continue unremedied for a period of five (5) Business Days;
7.5.The breach by a Borrower (other than a breach which constitutes an Event of Default under another Section of this Article VII) of any of the terms or provisions of this Agreement which is not remedied or waived within thirty (30) days after the earlier of the President, Chief Executive Officer, Chief Financial Officer or Treasurer of the Company becoming aware of any such breach or notice thereof given by the Administrative Agent;

7.6.(i) Any Loan Party shall default in the due performance or observance of any term, covenant or agreement in any of the other Loan Documents and such default shall continue unremedied for a period of at least thirty (30) days after the earlier of the President, Chief Executive Officer, Chief Financial Officer or Treasurer of the Company, becoming aware of such default or notice thereof given by the Administrative Agent, (ii) any Loan Document shall fail to be in full force and effect or any Loan Party shall so assert or (iii) any Loan Document shall fail to give the Administrative Agent and/or the Lenders the liens, rights, powers and privileges purported to be created by such Loan Document;
7.7.[Reserved];
7.8.Failure of the Company or any of its Subsidiaries to pay when due any Material Indebtedness (beyond any applicable grace period with respect thereto); or the default by the Company or any of its Subsidiaries in the performance of any term, provision or condition contained in any Material Indebtedness Agreement (beyond any applicable grace period with respect thereto), or any other event shall occur or condition exist, the effect of which default, event or condition is to cause, or to permit the holder(s) of such Material Indebtedness or the lender(s) under any Material Indebtedness Agreement to cause, such Material Indebtedness to become due prior to its stated maturity or any commitment to lend under any Material Indebtedness Agreement to be terminated prior to its stated expiration date; or any Material Indebtedness of the Company or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Company or any of its Subsidiaries shall not pay, or admit in writing its inability to pay, its debts generally as they become due;
7.9.The Company or any of its Subsidiaries shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate or partnership action to authorize or effect any of the foregoing actions set forth in this Section 7.9, or (vi) fail to contest in good faith any appointment or proceeding described in Section 7.10;
7.10.Without the application, approval or consent of the Company or any of its Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Company or any of its Subsidiaries or any Substantial Portion of its Property, or a proceeding described in Section 7.9(iv) shall be instituted against the Company or any of its Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty (60) consecutive days;
7.11.[Reserved];
7.12.(a) One or more judgments, orders, or decrees shall be entered against the Company or any one or more of its Subsidiaries involving a liability of $125,000,000 (or so long as the comparable default in the NPAs states a lesser amount, such lesser amount) or more, in the aggregate, (to the extent not paid or covered by insurance provided by a carrier who has acknowledged coverage) and such judgments, orders or decrees (i) are the subject of any enforcement proceeding commenced by any creditor or (ii) shall continue unsatisfied, undischarged and unstayed for a period ending on the first to occur of (A) the last day on which such judgment, order or decree becomes final and unappealable or (B) sixty (60) days;
7.13.If (a) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under Section 412 of the Code, (b) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA Section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (c) the aggregate “amount of unfunded benefit liabilities” (within the meaning of Section 4001(a)(18) of ERISA) under all Plans determined in accordance with Title IV of ERISA, shall exceed $125,000,000 (or so long as the comparable default in the NPAs states a lesser amount, such lesser amount), (d) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (e) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (f) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (a) through (f) above, either individually or together with any other event or events, would reasonably be expected to have a Material Adverse Effect;
7.14.Nonpayment by the Company or any Subsidiary of any obligation in excess of $25,000,000 in connection with a Rate Management Transaction when due or the breach by the Company or any Subsidiary of any term, provision or condition contained in any Rate Management Transaction or any transaction of the type described in the definition of “Rate Management Transactions,” whether or not any Lender or Affiliate of a Lender is a party thereto (in each case, beyond any applicable grace period with respect thereto) which breach results in obligations in excess of $25,000,000 to become due, or to permit the counterparties of such Rate Management Transaction to cause such obligations in excess of $25,000,000 to become due;
7.15.Any Change of Control shall occur; or
7.16.All or substantially all of the Property of the Company or any of its Subsidiaries shall become subject to a condemnation, taking or other appropriation action by any Governmental Authority.
ARTICLE VIII
ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES
8.1.Acceleration; Remedies.
(a)If any Event of Default described in Section 7.9 or 7.10 occurs with respect to a Borrower, the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuer to issue Facility LCs shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Administrative Agent, the LC Issuer or any Lender and the Borrowers will be and become thereby unconditionally obligated, without any further notice, act or demand, to pay to the Administrative Agent an amount in immediately available funds, which funds shall be held in the Facility LC Collateral Account, equal to the difference of (x) the amount of LC

Obligations at such time, less (y) the amount on deposit in the Facility LC Collateral Account at such time which is free and clear of all rights and claims of third parties and has not been applied against the Obligations (such difference, the “Collateral Shortfall Amount”). If any other Event of Default occurs, the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) may (a) terminate or suspend the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuer to issue Facility LCs, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrowers hereby expressly waive, and (b) upon notice to the Borrowers and in addition to the continuing right to demand payment of all amounts payable under this Agreement, make demand on the Borrowers to pay, and the Borrowers will, forthwith upon such demand and without any further notice or act, pay to the Administrative Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.
(b)The Administrative Agent may at any time or from time to time after funds are deposited in a Facility LC Collateral Account, apply such funds to the payment of the Obligations and any other amounts as shall from time to time have become due and payable by the Borrowers to the Lenders or the LC Issuer under the Loan Documents, as provided in Section 8.2; provided, that funds deposited in a Facility LC Collateral Account by a Foreign Borrower may only be applied by the Administrative Agent to the Foreign Borrower Obligations of such Foreign Borrower.
(c)At any time while any Event of Default is continuing, neither a Borrower nor any Person claiming on behalf of or through a Borrower shall have any right to withdraw any of the funds held in the Facility LC Collateral Account. When no Event of Default exists or upon Payment in Full, any funds remaining in the Facility LC Collateral Account shall be returned by the Administrative Agent to the Company or paid to whomever may be legally entitled thereto at such time.
(d)If, within thirty (30) days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans and the obligation and power of the LC Issuer to issue Facility LCs hereunder as a result of any Event of Default (other than any Event of Default as described in Section 7.9 or 7.10 with respect to a Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Administrative Agent shall, by notice to the Borrowers, rescind and annul such acceleration and/or termination.
(e)Upon the occurrence and during the continuation of any Event of Default, the Administrative Agent may, subject to the direction of the Required Lenders, exercise all rights and remedies under the Loan Documents and enforce all other rights and remedies under applicable law.
8.2.Application of Funds. After the exercise of remedies provided for in Section 8.1 (or after the Obligations have automatically become immediately due and payable as set forth in the first sentence of Section 8.1(a)), any amounts received by the Administrative Agent on account of the Obligations shall be applied by the Administrative Agent in the following order; provided, that only amounts received from or in respect of the Company shall be applied under each of Section 8.2.1 through and including Section 8.2.7; provided, further, that amounts received from or in respect of a Borrower other than the Company only shall be applied under Sections 8.2.3 through and including 8.2.6 to pay Obligations directly owing by such Borrower in respect of such Borrower’s direct borrowings or for which such Borrower is solely liable:
8.2.1First, to payment of fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;
8.2.2Second, to payment of fees, indemnities and other amounts (other than principal, interest, LC Fees, Facility Fees) payable to the Lenders and the LC Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the LC Issuer as required by Section 9.6 and amounts payable under Article III);
8.2.3Third, to payment of accrued and unpaid LC Fees, Facility Fees and interest on the Loans and Reimbursement Obligations, ratably among the Lenders and the LC Issuer in proportion to the respective amounts described in this Section 8.2.3 payable to them;
8.2.4Fourth, to payment of the unpaid principal of the Loans and Reimbursement Obligations, ratably among the Lenders in proportion to their Pro Rata Shares;
8.2.5Fifth, to the Administrative Agent for deposit to the Facility LC Collateral Account to Cash Collateralize the LC Obligations;
8.2.6Sixth, to payment of all other Obligations, ratably among the Lenders; and
8.2.7Last, the balance, if any, to the Borrowers or as otherwise required by law.
8.3.Amendments.

8.3.1Subject to the provisions of this Section 8.3, the Required Lenders (or the Administrative Agent with the consent in writing of the Required Lenders) and the Company may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrowers hereunder or waiving any Event of Default hereunder; provided, however, that no such supplemental agreement shall:
(i)without the consent of each Lender directly affected thereby, extend the final maturity of any Loan, or extend the expiry date of any Facility LC to a date after the Facility Termination Date or postpone any regularly scheduled payment of principal of any Loan or forgive all or any portion of the principal amount thereof or any Reimbursement Obligation related thereto, or reduce the rate or extend the time of payment of interest or fees thereon or Reimbursement Obligations related thereto or increase the amount of the Commitment of such Lender hereunder;
(ii)without the consent of all of the Lenders other than any Defaulting Lender, reduce the percentage specified in, or otherwise amend, the definition of Required Lenders or any other provision of this Agreement specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder;
(iii)without the consent of all of the Lenders other than any Defaulting Lender, amend this Section 8.3;
(iv)without the consent of all of the Lenders other than any Defaulting Lender, release the Company from its guaranty of the Obligations hereunder;
(v)without the consent of all of the Lenders other than any Defaulting Lender, amend the definition of Pro Rata Share or Sections 2.5, 2.7 and 2.12 (in each case to the extent an amendment or modification of Section 2.7 or 2.12 would result in non-ratable reductions of Commitments or non-ratable sharing of payments under such Sections), 2.19.4, 8.2 or 11.2;
(vi)solely during a Collateral and Guaranty Period and except as otherwise provided in Section 9.21 (as in effect on the Amendment No. 9 Effective Date) without the consent of all of the Lenders, release (or have the effect of releasing) all or substantially all of the Collateral; or
(vii)without the consent of all of the Lenders, amend the definitions of “Agreed Currencies”, “Eligible Currency”, “Foreign Borrower”, or amend Section 2.26 or Section 9.19.
8.3.2No amendment of any provision of this Agreement relating to the Administrative Agent shall be effective without the written consent of the Administrative Agent, and no amendment of any provision relating to the LC Issuer shall be effective without the written consent of the LC Issuer. No amendment to any provision of this Agreement relating to the Swing Line Lender or any Swing Line Loans shall be affective without the written consent of the Swing Line Lender. The Administrative Agent may (i) waive payment of the fee required under Section 12.3.3 and (ii) implement any flex provisions contained in the fee letter described in Section 10.13. Notwithstanding anything to the contrary herein, the Administrative Agent may, with the consent of the Company only, amend, modify or supplement this Agreement or any of the other Loan Documents to cure any ambiguity, omission, mistake, defect or inconsistency of a technical or immaterial nature, as determined in good faith by the Administrative Agent. For the avoidance of doubt, no amendment or amendment and restatement of this Agreement which is in all other respects approved by the Lenders in accordance with this Section 8.3 shall require the consent of any Lender (i) which, immediately after giving effect to such amendment or amendment and restatement, shall have no Commitment and (ii) which, substantially contemporaneously with the effectiveness of such amendment or amendment and restatement, is paid in full all amounts owing to it hereunder.

8.3.3Preservation of Rights. No delay or omission of the Lenders, the LC Issuer or the Administrative Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Event of Default or an acquiescence therein, and the making of a Credit Extension notwithstanding the existence of an Event of Default or the inability of the Borrowers to satisfy the conditions precedent to such Credit Extension shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.3, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Administrative Agent, the LC Issuer and the Lenders until Payment in Full.
Notwithstanding anything to the contrary herein or in any other Loan Document, on and after the occurrence of a Collateral and Guaranty Event, U.S. Bank (in its capacity as Administrative Agent or Collateral Agent) will have the right and is hereby authorized by the Lenders to (x) enter into any Security and Guaranty Documents (including, without limitation, the Specified Intercreditor Agreement), in each case in form and substance reasonably satisfactory to the Administrative Agent and the Company, (y) make conforming changes to this Agreement to incorporate any representations and warranties, covenants, events of default (including, without limitation, events of default with respect to the failure of any Lien securing any Secured Obligation ceasing to be a perfected, first priority Lien, subject to Permitted Liens and the terms of this Agreement) and other provisions customarily included in secured credit facilities for similarly situated borrowers and to otherwise reflect the Collateral and Guaranty Requirement and (z) take such other actions as set forth in Section 9.21 and Section 10.15, in each case in form and substance reasonably satisfactory to the Administrative Agent and the Company. The parties hereto agree and acknowledge that in the event that U.S. Bank is appointed as Collateral Agent, its ability to take actions (or to not take actions) as Collateral Agent with respect to the Collateral and the Security Documents may require the consent of some or all of the holders of the Private Placement Indebtedness.
ARTICLE IX
GENERAL PROVISIONS
9.1.Survival of Representations. All representations and warranties of the Borrowers contained in this Agreement shall survive the making of the Credit Extensions herein contemplated for so long as any Obligation or the Commitments hereunder shall remain unpaid, unsatisfied or outstanding.
9.2.Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, neither the LC Issuer nor any Lender shall be obligated to extend credit to a Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.
9.3.Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.
9.4.Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrowers, the Administrative Agent, the LC Issuer and the Lenders and supersede all prior agreements and understandings among the Borrowers, the Administrative Agent, the LC Issuer and the Lenders relating to the subject matter thereof other than those contained in the fee letter described in Section 10.13, which shall survive and remain in full force and effect during the term of this Agreement.
9.5.Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Administrative Agent is authorized to act as such). The failure of any

Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided, however, that the parties hereto expressly agree that the Arranger shall enjoy the benefits of the provisions of Sections 9.6, 9.10 and 10.11 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.
9.6.Expenses; Indemnification.
(a)The Domestic Borrowers shall reimburse the Administrative Agent and the Arranger upon demand for all reasonable out-of-pocket expenses paid or incurred by the Administrative Agent or the Arranger, including, without limitation, filing and recording costs and fees, costs of any environmental review, and consultants’ fees, travel expenses and reasonable fees, charges and disbursements of outside counsel to the Administrative Agent and the Arranger, in connection with the due diligence, preparation, administration, negotiation, execution, delivery, syndication, distribution (including, without limitation, via DebtX and any other internet service selected by the Administrative Agent), review, amendment and modification of the Loan Documents. The Borrowers also agree, subject to Section 2.27.1 with respect to the Foreign Borrowers, to reimburse the Administrative Agent, the Arranger, the LC Issuer and the Lenders for any costs, internal charges and out-of-pocket expenses, including, without limitation, filing and recording costs and fees, costs of any environmental review, and consultants’ fees, travel expenses and reasonable fees, charges and disbursements of outside counsel to the Administrative Agent, the Arranger, the LC Issuer and the Lenders and/or the allocated costs of in-house counsel incurred from time to time, paid or incurred by the Administrative Agent, the Arranger, the LC Issuer or any Lender in connection with the collection and enforcement of the Loan Documents. Expenses being reimbursed by the Domestic Borrowers under this Section include, without limitation, costs and expenses incurred in connection with the Reports described in the following sentence. Each Borrower acknowledges that from time to time U.S. Bank may prepare and may distribute to the Lenders (but shall have no obligation or duty to prepare or to distribute to the Lenders) certain audit reports (the “Reports”) pertaining to the assets of the Company and its Subsidiaries for internal use by U.S. Bank from information furnished to it by or on behalf of the Company and its Subsidiaries, after U.S. Bank has exercised its rights of inspection pursuant to this Agreement.
(b)The Borrowers, subject to Section 2.27.1 with respect to the Foreign Borrowers, hereby further agree to indemnify and hold harmless the Administrative Agent, the Arranger, the LC Issuer, each Lender, their respective Affiliates, officers, directors, employees, agents, advisors, controlling persons, members and successors and assigns (each, an “Indemnified Person”) from and against any and all losses, claims, damages, liabilities and expenses, joint or several, to which any such Indemnified Person may become subject arising out of or in connection with the Loan Documents or any related transaction or any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any such Indemnified Person is a party thereto (and regardless of whether such matter is initiated by a third party or by the Company or any of its Affiliates or shareholders), and to reimburse each such Indemnified Person upon written demand for any reasonable legal or other expenses incurred in connection with investigating or defending any of the foregoing; provided, that such indemnity shall not, as to any Indemnified Person, be available to the extent that such losses, claims, damages, liabilities or expenses (a) are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnified Person, (b) result from a claim brought by the Company or any Subsidiary against an Indemnified Person for breach in bad faith of such Indemnified Person’s obligations under the Loan Documents, if the Company or such Subsidiary has obtained a final and non-appealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (c) are to reimburse an Indemnified Person for any claims, damages, actual losses, liabilities or expenses related to an investigation, litigation or proceeding solely between or among Indemnified Persons.
(c)The obligations of the Borrowers under this Section 9.6 shall survive the termination of this Agreement.

9.7.Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Administrative Agent with sufficient counterparts so that the Administrative Agent may furnish one to each of the Lenders.
9.8.Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP in a manner consistent with that used in preparing the financial statements referred to in Section 5.4; provided, however that, notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Company or any of its Subsidiaries at “fair value”, as defined therein, or (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Financial Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and the Company, the Administrative Agent or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided, that, until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and the Company shall provide to the Administrative Agent and the Lenders reconciliation statements showing the difference in such calculation, together with the delivery of monthly, quarterly and annual financial statements required hereunder. In addition, notwithstanding any other provision contained herein, in the event of a change of the treatment of operating leases under GAAP (e.g. Financial Accounting Standards Board Accounting Standards Codification 842), thereafter the definitions set forth in this Agreement and any financial calculations required by the Loan Documents shall be computed to exclude any change to operating lease accounting rules and all lease liabilities and right of use assets related to operating leases shall be excluded from all calculations made for the purpose of determining compliance with the financial ratios and financial covenants contained in this Agreement.
9.9.Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.
9.10.Nonliability of Lenders. The relationship between the Borrowers on the one hand and the Lenders, the LC Issuer and the Administrative Agent on the other hand shall be solely that of borrower and lender. Neither the Administrative Agent, the Arranger, the LC Issuer nor any Lender shall have any fiduciary responsibilities to the Borrowers. Neither the Administrative Agent, the Arranger, the LC Issuer nor any Lender undertakes any responsibility to the Borrowers to review or inform the Borrowers of any matter in connection with any phase of the Borrowers’ business or operations. The Borrowers agree that neither the Administrative Agent, the Arranger, the LC Issuer nor any Lender shall have liability to the Borrowers (whether sounding in tort, contract or otherwise) for losses suffered by the Borrowers in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Administrative Agent, the Arranger, the LC Issuer nor any Lender shall have any liability with respect to, and the Borrowers hereby waive, release and agree not to sue for, any special, indirect, consequential or punitive damages suffered by the Borrowers in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby. It is agreed that the Arranger shall, in its capacity as such, have no duties or responsibilities under the Agreement or any other Loan Document. Each Lender acknowledges that it has not relied and will not rely on the Arranger in deciding to enter into the Agreement or any other Loan Document or in taking or not taking any action.
9.11.Confidentiality. The Administrative Agent and each Lender agrees to hold any confidential information which it may receive from the Borrowers in connection with this Agreement in confidence, except for disclosure to (i) its Affiliates and to the Administrative Agent and any other Lender and their respective Affiliates (it being understood that such Persons to whom disclosure is made will be informed of the confidential nature of such information and will be instructed to keep such information confidential), (ii) legal counsel, accountants, and other professional advisors to the Administrative Agent or such Lender provided any such parties agree to be bound by this Section 9.11 or comparable confidentiality provisions (iii) the extent requested by any regulatory authority purporting to have jurisdiction over it, (iv) the extent the Administrative Agent or the Lender in good faith believes that such disclosure is required to effect compliance with any applicable law, rule, regulation or order or in response to any subpoena or other legal process, (v) any Person in connection with any legal proceeding to which it is a party, (vi) its direct or indirect contractual counterparties in swap agreements, derivatives, credit insurance or other transactions under which payments are to be made by reference to the Company or any Subsidiary and its obligations, this Agreement or payments hereunder, or to legal counsel, accountants and other professional advisors to such counterparties, provided such parties agree to be bound by this Section 9.11 or comparable confidentiality provisions, (vii) as permitted by Section 12.4, (viii) to rating agencies if required by such agencies in connection with a rating relating to the Advances hereunder, (ix) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, and (x) to the extent such information (1) becomes publicly available other than as a result of a breach of this Section 9.11 or (2) becomes available to the Administrative Agent, the LC Issuer, the Swing Line Lender or any other Lender on a non-confidential basis from a source other than the Borrowers not known by the recipient after due inquiry to be bound by a duty or other obligation of confidentiality to a Borrower. Without limiting Section 9.4, the Borrowers agree that the terms of this Section 9.11 shall set forth the entire agreement between the Borrowers and the Administrative Agent and each Lender with respect to any confidential information previously or hereafter received by the Administrative Agent or such Lender in connection with this Agreement, and this Section 9.11 shall supersede any and all prior confidentiality agreements entered into by the Borrowers and the Administrative Agent or any Lender with respect to such confidential information. Notwithstanding anything to the contrary set forth herein, nothing in this Agreement or any other Loan Document prohibits any Person from communicating or disclosing information regarding suspected violations of laws, rules or regulations to a Governmental Authority or self-regulatory authority.
9.12.Nonreliance. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) for the repayment of the Credit Extensions provided for herein.
9.13.Disclosure. The Borrowers and each Lender hereby acknowledge and agree that U.S. Bank and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with the Borrowers and their Affiliates.
9.14.USA PATRIOT ACT NOTIFICATION. The following notification is provided to the Borrowers pursuant to Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318:
Each Lender that is subject to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) hereby notifies each Loan Party that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the Act.
9.15.Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any Resolution Authority.
9.16.Erroneous Payments.
(a)If the Administrative Agent notifies a Lender, LC Issuer or other holder of any Obligations (each, a “Lender Party”), or any Person who has received funds on behalf of a Lender Party (any such Lender Party or other recipient, a “Payment Recipient”), that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously received by, such Payment Recipient (whether or not such error is known to any Payment Recipient) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Payment Recipient shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
(b)Without limiting immediately preceding clause (a), if any Payment Recipient receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) that (x) is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) such Payment Recipient otherwise becomes aware was transmitted, or received, in error (in whole or in part):

i.(A) in the case of immediately preceding clause (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) in the case of immediately preceding clause (z), an error has been made, in each case, with respect to such payment, prepayment or repayment; and
ii.such Payment Recipient shall promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 9.16(b).
(c)Each Lender Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender Party under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.
(d)An Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations, except to the extent such Erroneous Payment comprises funds received by the Administrative Agent from a Loan Party for the purpose of making such Erroneous Payment.
(e)To the extent permitted by applicable law, each Payment Recipient hereby agrees not to assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment, including without limitation any defense based on “discharge for value” or any similar doctrine, with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment.
Each party’s agreements under this Section 9.16 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or LC Issuer, the termination of the Commitments, or the repayment, satisfaction or discharge of any or all Obligations.
9.17.Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Rate Management Transactions or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
For purposes hereof, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means:
(i)a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
9.18.Term SOFR Notifications. The interest rate on Term SOFR Advances is determined by reference to the Adjusted Term SOFR Screen Rate, which is derived from Term SOFR. Section 3.3 provides a mechanism for (a) determining an alternative rate of interest if Term SOFR is no longer available or in the other circumstances set forth in Section 3.3, and (b) modifying this Agreement to give effect to such alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to Term SOFR or other rates in the definition of Term SOFR Rate or with respect to any alternative or successor rate thereto, or replacement rate thereof (including any Benchmark Replacement), including without limitation, whether any such alternative, successor or replacement reference rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 3.3, will have the same value as, or be economically equivalent to, the Term SOFR Rate. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of Base Rate, Term SOFR, the Term SOFR Rate, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Base Rate, the Term SOFR Rate, Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to any Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
9.19.Additional Eligible Currencies; Daily Simple SOFR. The Company may from time to time request that Revolving Loans be made in a currency other than those specifically listed in the definition of “Agreed Currencies”; provided that such requested currency otherwise meets the requirements set forth in “Eligible Currency”. Any such request shall be made to the Administrative Agent (which shall promptly notify each Revolving Lender thereof) not later than 11:00 a.m. twenty Business Days prior to the date of the desired Credit Extension. Each Revolving Lender shall notify the Administrative Agent, not later than 11:00 a.m. ten Business Days after receipt of such request whether it consents, in its sole discretion, to making Revolving Loans in such requested currency. Any failure by a Revolving Lender to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Revolving Lender to make Revolving Loans in such requested currency. If all the Revolving Lenders consent to making Revolving Loans in such requested currency, the Administrative Agent shall so notify the Company and such currency shall thereupon be deemed for all purposes to be an Agreed Currency hereunder (a “Future Agreed Currency”). Interest on extensions of credit denominated in such Future Agreed Currencies may require interest rate determinations and calculations, including determinations of credit spread adjustments, as contemplated by the definition of Other Interest Rate or which are not included in this Agreement as of the Amendment No. 9 Effective Date. Notwithstanding the foregoing or anything to the contrary set forth herein, prior to any such Future Agreed Currency becoming available hereunder, the Borrowers and the Revolving Lenders extending Revolving Loans in such Future Agreed Currencies shall amend this Agreement, on terms and conditions acceptable to all of them, as needed in order to include such interest rate mechanics. Daily Simple SOFR is included herein solely as an alternative Benchmark when Term SOFR is unavailable. So long as Term SOFR is available as a Benchmark, no Loan shall be made hereunder that accrues interest at Daily Simple SOFR.
9.20.Termination of Guaranty. As of the Amendment No. 6 Effective Date, the parties hereto agree that the Guaranty is automatically, irrevocably and unconditionally discharged, released and terminated (and the guarantees thereunder are automatically, irrevocably and unconditionally discharged, released and terminated) and, in each case, of no further force and effect without the need for any further action by any Person.
9.21.Collateral and Guaranty Release Date. (a) At any time after a Collateral and Guaranty Event:
(i)an upgrade in a Corporate Rating occurs causing the Company to have at least two (2) Corporate Ratings that are Investment Grade Ratings;
(ii)at the time of and immediately after giving effect to any such release and termination requested pursuant to clause (iii) below, no Event of Default shall have occurred and be continuing or would result therefrom; and
(iii)the Company shall have delivered to the Administrative Agent and the Collateral Agent a written notice, executed by an Authorized Officer of the Company, which shall certify as to the current Corporate Ratings and that the conditions set forth above have been satisfied and sets forth the Company’s request that the Administrative Agent and Collateral Agent execute and deliver all documents, and take all such actions and provide all such authorizations, to evidence the release of each Loan Party’s obligations under the Security and Guaranty Documents and all Liens granted to the Collateral Agent by the Loan Parties on any Collateral and release all Guarantors from any guarantee agreement to which it is a party;
(such date on which all of the conditions set forth in clauses (i) through (iv) above are satisfied, a “Collateral and Guaranty Release Date”); the Lenders hereby authorize the Administrative Agent and the Collateral Agent to, and the Administrative Agent shall, within a reasonable period of time following delivery of such officer’s certificate, and at the Company’s sole cost and expense, (A) release any Guarantors from their obligations under any guaranty agreement and terminate such guaranty agreement and (B) instruct the Collateral Agent to release and terminate any Liens granted to the Collateral Agent by the Loan Parties on any Collateral, terminate all Security Documents and take such other actions, as the Company shall reasonably request, to evidence such termination and release; provided that all such releases of the Guarantors, terminations of guaranty agreements and instructions to the Collateral Agent shall not be granted unless the holders of the Private Placement Indebtedness (to the extent any is outstanding and secured) have substantially simultaneously granted (and instructed the Collateral Agent to provide) such releases and terminations of the Liens securing, and guarantees of, all the Private Placement Indebtedness.
(a)At any time after a Collateral and Guaranty Event, upon (A) the consummation of any sale, transfer or other disposition of any Collateral to a Person that is not a Loan Party or a Subsidiary pursuant to a transaction permitted under the Loan Documents (including, without limitation, under Section 6.15) the Administrative Agent (including in its capacity as Collateral Agent) and the Lenders agree that any and all security interests granted pursuant to any Loan Document shall automatically terminate and be released or (B) the consummation of any sale, transfer or other disposition of any Subsidiary that is a Guarantor to a Person that is not a Loan Party or a Subsidiary pursuant to a transaction permitted under the Loan Documents (including, without limitation, under Section 6.15) the Administrative Agent (including in its capacity as Collateral Agent) and the Lenders agree that any and all security interests granted pursuant to any Loan Document by such Subsidiary and any guarantee by such Subsidiary with respect to the Obligations shall automatically terminate and be released (any such event described in clauses (A) or (B), a “Disposition Event”); provided that all such releases and terminations shall not be granted unless the holders of the Private Placement Indebtedness or any other pari passu holders of Indebtedness (to the extent any is outstanding and secured) have substantially simultaneously granted such releases and terminations of the Liens securing, and guarantees of, all the Private Placement Indebtedness or such other pari passu Indebtedness. Upon the occurrence of a Disposition Event, the Administrative Agent hereby agrees (at the Company’s sole cost and expense) to promptly to take such actions, as the Company shall reasonably request, to evidence such termination and release.
ARTICLE X
THE ADMINISTRATIVE AGENT
10.1.Appointment; Nature of Relationship. U.S. Bank National Association is hereby appointed by each of the Lenders as its contractual representative (herein referred to as the “Administrative Agent”) hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Administrative Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Administrative Agent agrees to act as such contractual representative upon the express conditions contained in this Article X. Notwithstanding the use of the defined term “Administrative Agent,” it is expressly understood and agreed that the Administrative Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Administrative Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders’ contractual representative, the

Administrative Agent (i) does not hereby assume any fiduciary duties to any of the Lenders, is a “representative” of the Lenders within the meaning of the term “secured party” as defined in the Minnesota Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Administrative Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

10.2.Powers. The Administrative Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Administrative Agent.
10.3.General Immunity. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable to the Borrowers or any Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.
10.4.No Responsibility for Loans, Recitals, etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Administrative Agent; (d) the existence or possible existence of any Default or Event of Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or (g) the financial condition of the Company or any of its Subsidiaries.
10.5.Action on Instructions of Lenders. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Administrative Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders. The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action. The Administrative Agent may, at any time, request instructions from the Required Lenders with respect to any actions or approvals which, by the terms of this Agreement or any of the Loan Documents, the Administrative Agent is permitted to take or to grant without consent or approval from the Required Lenders, and if such instructions are promptly requested, the Administrative Agent will be absolutely entitled to refrain from taking any action or to withhold any approval under any of the Loan Documents and will not have any liability for refraining from taking any action or withholding any approval under any of the Loan Documents until it has received such instructions from the Required Lenders.

10.6.Employment of Administrative Agents and Counsel. The Administrative Agent may execute any of its duties as Administrative Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Administrative Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Administrative Agent and the Lenders and all matters pertaining to the Administrative Agent’s duties hereunder and under any other Loan Document.
10.7.Reliance on Documents; Counsel. The Administrative Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex, electronic mail message, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Administrative Agent, which counsel may be employees of the Administrative Agent. For purposes of determining compliance with the conditions specified in Sections 4.1 and 4.2, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the applicable date specifying its objection thereto.
10.8.Administrative Agent’s Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Administrative Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (i) for any amounts not reimbursed by the Borrowers for which the Administrative Agent is entitled to reimbursement by the Borrowers under the Loan Documents, (ii) for any other expenses incurred by the Administrative Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Administrative Agent in connection with any dispute between the Administrative Agent and any Lender or between two or more of the Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Administrative Agent in connection with any dispute between the Administrative Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents; provided, that (i) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Administrative Agent and (ii) any indemnification required pursuant to Section 3.5(g) shall, notwithstanding the provisions of this Section 10.8, be paid by the relevant Lender in accordance with the provisions thereof. The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.
10.9.Notice of Event of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received written notice from a Lender or the Borrowers referring to this Agreement describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders; provided that, except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity.
10.10.Rights as a Lender. In the event the Administrative Agent is a Lender, the Administrative Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Loans as any Lender and may exercise the same as though it were not the

Administrative Agent, and the term “Lender” or “Lenders” shall, at any time when the Administrative Agent is a Lender, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Company or any of its Subsidiaries in which the Company or such Subsidiary is not restricted hereby from engaging with any other Person.
10.11.Lender Credit Decision, Legal Representation.
(a)Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, the Arranger or any other Lender and based on the financial statements prepared by the Borrowers and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents. Except for any notice, report, document or other information expressly required to be furnished to the Lenders by the Administrative Agent or Arranger hereunder, neither the Administrative Agent nor the Arranger shall have any duty or responsibility (either initially or on a continuing basis) to provide any Lender with any notice, report, document, credit information or other information concerning the affairs, financial condition or business of any Borrower or any of its Affiliates that may come into the possession of the Administrative Agent or Arranger (whether or not in their respective capacity as Administrative Agent or Arranger) or any of their Affiliates.
(b)Each Lender further acknowledges that it has had the opportunity to be represented by legal counsel in connection with its execution of this Agreement and the other Loan Documents, that it has made its own evaluation of all applicable laws and regulations relating to the transactions contemplated hereby, and that the counsel to the Administrative Agent represents only the Administrative Agent and not the Lenders in connection with this Agreement and the transactions contemplated hereby.
10.12.Successor Administrative Agent.
The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrowers, such resignation to be effective upon the appointment of a successor Administrative Agent or, if no successor Administrative Agent has been appointed, forty-five (45) days after the retiring Administrative Agent gives notice of its intention to resign. The Administrative Agent may be removed at any time that it constitutes a Defaulting Lender by written notice received by the Administrative Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrowers and the Lenders, a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders within thirty (30) days after the resigning Administrative Agent’s giving notice of its intention to resign, then the resigning Administrative Agent may appoint, on behalf of the Borrowers and the Lenders, a successor Administrative Agent. Notwithstanding the previous sentence, the Administrative Agent may at any time without the consent of the Borrowers or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Administrative Agent hereunder. If the Administrative Agent has resigned and no successor Administrative Agent has been appointed, the Lenders may perform all the duties of the Administrative Agent hereunder and the Borrowers shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Administrative Agent shall be deemed to be appointed hereunder until such successor Administrative Agent has accepted the appointment. Any such successor Administrative Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the effectiveness of the resignation or removal of the Administrative Agent, the resigning or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Administrative Agent, the provisions of this Article X shall continue in effect for the benefit of such Administrative Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder and under the other Loan Documents. In the event that there is a successor to the Administrative Agent by merger, or the Administrative Agent assigns its duties and obligations to an Affiliate pursuant to this Section 10.12, then the term “Prime Rate” as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Administrative Agent.
10.13.Administrative Agent and Arranger Fees. The Borrowers agree to pay to the Administrative Agent and the Arranger, for their respective accounts, the fees agreed to by the Company, the Administrative Agent and the Arranger pursuant to that certain letter agreement dated July 2, 2018, or as otherwise agreed from time to time.
10.14.Delegation to Affiliates. The Borrowers and the Lenders agree that the Administrative Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate’s directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Administrative Agent is entitled under Articles IX and X.
10.15.Collateral Matters. The Lenders hereby empower and authorize the Administrative Agent to execute and deliver to the Borrowers on their behalf any agreements, documents or instruments as shall be necessary or appropriate to effect grant of collateral and security interests and guarantees, any releases of collateral or guarantees and the execution of any intercreditor agreements which shall be permitted by the terms hereof or of any other Loan Document or which shall otherwise have been approved by the Required Lenders (or, if required by the terms of Section 8.3, all of the Lenders) in writing, including, without limitation, as set forth in Section 6.20, the last paragraph of Article 8 and Section 9.21.
10.16.Co-Agents, Documentation Agent, Syndication Agent, etc. Neither any of the Lenders identified in this Agreement as a “co- agent” nor any Documentation Agent, Syndication Agent or any arrangers or bookrunners listed on the cover page hereof shall have any right, power, obligation, liability, responsibility or duty under this Agreement or any of the Loan Documents, other than those applicable to all Lenders as such, but each such Person shall have the benefit of the indemnities and exculpatory provisions hereof. Without limiting the foregoing, none of the foregoing Persons shall have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgments with respect to such Lenders as it makes with respect to the Administrative Agent in Section 10.11.
10.17.No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrowers acknowledge and agree that: (i) (A) the arranging and other services regarding this Agreement provided by the Lenders are arm’s-length commercial transactions between the Company and its Affiliates, on the one hand, and the Lenders, on the other hand, (B) the Borrowers have consulted their own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrowers are capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Lenders is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Company or any of its Affiliates, or any other Person and (B) no Lender has any obligation to the Company or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) each of the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and its Affiliates, and no Lender has any obligation to disclose any of such interests to the Company or its Affiliates. To the fullest extent permitted by law, each Borrower hereby waives and releases any claims that it may have against each of the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
10.18.Certain ERISA Matters.
10.18.1Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Company or any other Loan Party, that at least one of the following is and will be true: (i) such Lender is not an entity deemed to hold “plan assets” within the meaning of 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA, of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code) which is subject to Section 4975 of the Code in connection with the Loans, the Letters of Credit or the Commitments, (ii) the transaction exemption set forth in one or more prohibited transaction exemptions issued by the Department of Labor (each, a “PTE”), such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, (iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or (iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
10.18.2In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Company or any other Loan Party, that: (i) none of the Administrative Agent or the Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto), (ii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Facility LCs, the Commitments and this Agreement is independent (within the meaning of 29 C.F.R. § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 C.F.R. § 2510.3-21(c)(1)(i)(A)-(E),(iii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Facility LCs, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations), (iv) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Facility LCs, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the

Loans, the Facility LCs, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and (v) no fee or other compensation is being paid directly to the Administrative Agent or the Arranger or any of their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Facility LCs, the Commitments or this Agreement.
10.18.3The Administrative Agent and the Arranger hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Facility LCs, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Facility LCs or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Facility LCs or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.
ARTICLE XI
SETOFF; RATABLE PAYMENTS
11.1.Setoff. Each Borrower hereby grants each Lender a security interest in all deposits, credits and deposit accounts (including all account balances, whether provisional or final and whether or not collected or available) of such Borrower with such Lender or any Affiliate of such Lender (the “Deposits”). In addition to, and without limitation of, any rights of the Lenders under applicable law, if any Borrower becomes insolvent, however evidenced, or any Event of Default occurs, such Borrower authorizes each Lender to offset and apply all such Deposits toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part thereof, shall then be due and regardless of the existence or adequacy of any collateral, guaranty or any other security, right or remedy available to such Lender or the Lenders; provided, that in the event that any Defaulting Lender shall exercise such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.22 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the LC Issuer, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. With respect to the Foreign Borrowers such right of setoff is limited to its Foreign Borrower Obligations.
11.2.Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Outstanding Credit Exposure (other than payments received pursuant to Section 3.1, 3.2, 3.4 or 3.5) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Aggregate Outstanding Credit Exposure held by the other Lenders so that after such purchase each Lender will hold its Pro Rata Share of the Aggregate Outstanding Credit Exposure. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their respective Pro Rata Shares of the Aggregate Outstanding Credit Exposure. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.
ARTICLE XII
BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

12.1.Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrowers and the Lenders and their respective successors and assigns permitted hereby, except that (i) the Borrowers shall not have the right to assign their rights or obligations under the Loan Documents without the prior written consent of each Lender, (ii) any assignment by any Lender must be made in compliance with Section 12.3, and (iii) any transfer by participation must be made in compliance with Section 12.2. Any attempted assignment or transfer by any party not made in compliance with this Section 12.1 shall be null and void, unless such attempted assignment or transfer is treated as a participation in accordance with the terms of this Agreement. The parties to this Agreement acknowledge that clause (ii) of this Section 12.1 relates only to absolute assignments and this Section 12.1 does not prohibit assignments creating security interests, including, without limitation, (x) any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank or (y) in the case of a Lender which is a Fund, any pledge or assignment of all or any portion of its rights under this Agreement and any Note to its trustee in support of its obligations to its trustee; provided, however, that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 12.3. The Administrative Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 12.3; provided, however, that the Administrative Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any Loan or which holds any Note to direct payments relating to such Loan or Note to another Person. Any assignee of the rights to any Loan or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Loan.
Any reference in this Agreement or any Loan Document to “Bank of America Merrill Lynch International Limited” is a reference to its successor in title Bank of America Merrill Lynch International Designated Activity Company (including, without limitation, its branches) pursuant to and with effect from the merger between Bank of America Merrill Lynch International Limited and Bank of America Merrill Lynch International Designated Activity Company that takes effect in accordance with the Cross-Border Mergers Directive (2005/56/EC) (as codified) as implemented in the United Kingdom and Ireland.  Notwithstanding anything to the contrary in this Agreement or any Loan Document, a transfer of rights and obligations from Bank of America Merrill Lynch International Limited to Bank of America Merrill Lynch International Designated Activity Company pursuant to such merger shall be permitted.
12.2.Participations.
12.2.1Permitted Participants; Effect. Any Lender, without the consent of, or notice to, the Borrowers, may at any time sell to one or more banks or other entities (“Participants”) participating interests in any Outstanding Credit Exposure owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Outstanding Credit Exposure and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrowers under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrowers and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under the Loan Documents.

12.2.2Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents provided that each such Lender may agree in its participation agreement with its Participant that such Lender will not vote to approve any amendment, modification or waiver with respect to any Outstanding Credit Exposure or Commitment in which such Participant has an interest which would require consent of all of the Lenders (or all affected Lenders, if such amendment, modification or wavier would affect the Participant) pursuant to the terms of Section 8.3 or of any other Loan Document.
12.2.3Benefit of Certain Provisions. The Borrowers agree that each Participant shall be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender. The Borrowers further agree that each Participant shall be entitled to the benefits of Sections 3.1, 3.2, 3.4, 3.5, 9.6 and 9.10 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.3, provided that (i) a Participant shall not be entitled to receive any greater payment under Section 3.1, 3.2 or 3.5 than the Lender who sold the participating interest to such Participant would have received had it retained such interest for its own account, unless the sale of such interest to such Participant is made with the prior written consent of the Borrowers, and (ii) a Participant shall not be entitled to receive any greater payment under Section 3.5 than the Lender who sold the participating interest to such Participant would have received had it retained such interest for its own account (A) except to the extent such entitlement to receive a greater payment results from a change in treaty, law or regulation (or any change in the interpretation or administration thereof by any Governmental Authority) that occurs after the Participant acquired the applicable participation and (B), in the case of any Participant that would be a Non-U.S. Lender if it were a Lender, such Participant agrees to comply with the provisions of Section 3.5 to the same extent as if it were a Lender (it being understood that the documentation required under Section 3.5(f) shall be delivered to the participating Lender). Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in any Outstanding Credit Exposure, any Note, any Commitment or any other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Outstanding Credit Exposure, any Note, any Commitment or any other obligations under the Loan Documents) to any Person except to the extent that such disclosure is necessary to establish that such Outstanding Credit Exposure, any Note, any Commitment or any other obligations under the Loan Documents is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
12.3.Assignments.
12.3.1Permitted Assignments. Any Lender may at any time assign to one or more Eligible Assignees (“Purchasers”) all or any part of its rights and obligations under the Loan Documents. Such assignment shall be substantially in the form of Exhibit C or in such other form reasonably acceptable to the Administrative Agent as may be agreed to by the parties thereto. Each such assignment with respect to a Purchaser which is not a Lender or an Affiliate of a Lender or an Approved Fund shall either be in an amount equal to the entire applicable

Commitment and Outstanding Credit Exposure of the assigning Lender or (unless each of the Company and the Administrative Agent otherwise consents) be in an aggregate amount not less than $5,000,000. The amount of the assignment shall be based on the Commitment or Outstanding Credit Exposure (if the Commitment has been terminated) subject to the assignment, determined as of the date of such assignment or as of the “Trade Date,” if the “Trade Date” is specified in the assignment.
12.3.2Consents. The consent of the Company shall be required prior to an assignment becoming effective unless the Purchaser is a Lender or an Affiliate of a Lender or an Approved Fund and such Purchaser is a Qualifying Bank; provided, that the consent of the Company shall not be required if an Event of Default has occurred and is continuing; provided further that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof. In such consent request, the assigning Lender shall indicate whether or not the Purchaser is a Qualifying Bank, and if no respective indications are made, the Purchaser shall be treated as a Non-Bank Lender. The Company shall have the right to request from the Lender a tax ruling issued by the Swiss Federal Tax Administration if it has reasonable doubt to believe that the designated Purchaser is not a Qualifying Bank or, as the case may be, may count as more than one Non-Bank Lenders. The consent of the Administrative Agent shall be required prior to an assignment becoming effective unless the Purchaser is a Lender, an Affiliate of a Lender or an Approved Fund. The consent of the LC Issuer shall be required prior to an assignment of a Revolving Commitment becoming effective unless the Purchaser is a Lender with a Revolving

Commitment. Any consent required under this Section 12.3.2 shall not be unreasonably withheld or delayed, whereas consent shall not be deemed to have been unreasonably withheld if such transfer would result in a violation of the 10 Non-Bank Rule.
12.3.3Effect; Effective Date. Upon (i) delivery to the Administrative Agent of an assignment, together with any consents required by Sections 12.3.1 and 12.3.2, and (ii) payment of a $3,500 fee to the Administrative Agent for processing such assignment (unless such fee is waived by the Administrative Agent), such assignment shall become effective on the effective date specified in such assignment. The assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Outstanding Credit Exposure under the applicable assignment agreement constitutes “plan assets” as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be “plan assets” under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party thereto, and the transferor Lender shall be released with respect to the Commitment and Outstanding Credit Exposure assigned to such Purchaser without any further consent or action by the Borrowers, the Lenders or the Administrative Agent. In the case of an assignment covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a Lender hereunder but shall continue to be entitled to the benefits of, and subject to, those provisions of this Agreement and the other Loan Documents which survive payment of the Obligations and termination of the applicable agreement. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.3 shall be null and void, ab initio and the Administrative Agent shall have the right to cause the unwinding of any such purported assignment. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.3, the transferor Lender, the Administrative Agent and the Borrowers shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment, and upon return and cancellation of any existing Notes, as applicable.
12.3.4Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at one of its offices in the United States of

America, a copy of each assignment agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender, and participations of each Lender in Facility LCs, pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.
12.4.Dissemination of Information. The Borrowers authorize each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a “Transferee”) and any prospective Transferee any and all information in such Lender’s possession concerning the creditworthiness of the Company and its Subsidiaries, including without limitation any information contained in any Reports; provided that each Transferee and prospective Transferee agrees to be bound by Section 9.11 of this Agreement or comparable confidentiality provisions.
12.5.Tax Treatment. If any interest in any Loan Document is transferred to any Transferee which is not incorporated under the laws of the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.5(f).
ARTICLE XIII
NOTICES
13.1.Notices; Effectiveness; Electronic Communication.
(a)Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows:
(i)if to any Borrower, to it at 2100 Highway 55, Medina, MN 55340- 9770, Attention: Robert P. Mack, Chief Financial Officer, Facsimile: 763-542-0558, E-mail: bob.mack@polaris.com;
(ii)if to the Administrative Agent, to it at 800 Nicollet Mall, Minneapolis, MN 55402, Attention: Ludmila Yakovlev, Facsimile: 612-303-2265, E-mail: ludmila.yakovlev@usbank.com;
(iii)if to U.S. Bank, as an LC Issuer, to it at 800 Nicollet Mall, Minneapolis, MN 55402, Attention: Julie M. Seaton, Facsimile: 612.303-5226, E-mail: julie.seaton@usbank.com;
(iv)if to BofA, as an LC Issuer, to it at 2001 Clayton Rd., Bldg. B, Concord, CA 94520, Attention: Saquib Equbal, Facsimile: 312.453.3609, E-mail: tradeclientserviceteamus@baml.com;
(v)if to a Lender, to it at its address, facsimile number or email address set forth under its signature to this Agreement or as otherwise provided to the Administrative Agent.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).
(b)Electronic Communications. Notices and other communications to the Lenders and the LC Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and internet or intranet websites such as DebtX) pursuant to procedures approved by the Administrative Agent or as otherwise determined by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the LC Issuer pursuant to Article II if such Lender or the LC Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrowers may, in their respective discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it or as it otherwise determines, provided that such determination or approval may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
(c)Change of Address, Etc. Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto given in the manner set forth in this Section 13.1.
ARTICLE XIV
COUNTERPARTS; INTEGRATION; EFFECTIVENESS; ELECTRONIC EXECUTION; ELECTRONIC RECORDS
14.1.Counterparts; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Except as provided in Article IV, this Agreement shall become effective when it shall have been executed by the Administrative Agent, and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or pdf shall be effective as delivery of a manually executed counterpart of this Agreement.
14.2.Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any assignment and assumption agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including E-SIGN, the Federal Electronic Signatures in Global and National Commerce Act, or any other state laws based on the Uniform Electronic Transactions Act.
14.3.Electronic Records. Each Borrower hereby acknowledges the receipt of a copy of this Agreement and all other Loan Documents. The Administrative Agent and each Lender may, on behalf of the Borrowers, create a microfilm or optical disk or other electronic image of this Agreement and any or all of the Loan Documents. The Administrative Agent and each Lender may store the electronic image of this Agreement and Loan Documents in its electronic form and then destroy the paper original as part of the Administrative Agent’s and each Lender’s normal business practices, with the electronic image deemed to be an original and of the same legal effect, validity and enforceability as the paper originals. The Administrative Agent and each Lender are authorized, when appropriate, to convert any note into a “transferable record” under the Uniform Electronic Transactions Act.
ARTICLE XV
EFFECT OF AMENDMENT
15.1.Effect of Amendment and Restatement. This Agreement, including the Schedules and Exhibits hereto, shall, except as otherwise expressly set forth herein, supersede the Existing Credit

Agreement, including the Schedules and Exhibits thereto, from and after the Effective Date with respect to the Advances and Facility LCs outstanding under the Existing Credit Agreement as of the Effective Date. The parties hereto acknowledge and agree, however, that (a) this Agreement and all other Loan Documents executed and delivered herewith do not constitute a novation, payment and reborrowing or termination of the Obligations (under and as defined in the Existing Credit Agreement) and the other Loan Documents as in effect prior to the Effective Date and (b) such Obligations are in all respects continuing with only the terms being modified as provided in this Agreement and the other Loan Documents. The parties hereto further acknowledge and agree that (i)  the guaranties in favor of the Administrative Agent and the Lenders securing payment of the Obligations (under and as defined in the Existing Credit Agreement) are in all respects continuing and in full force and effect with respect to all Obligations and (ii) all references in the other Loan Documents to the Existing Credit Agreement shall be deemed to refer without further amendment to this Agreement.
ARTICLE XVI
CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL
16.1.CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF MINNESOTA, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.
16.2.CONSENT TO JURISDICTION. EACH BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT SITTING IN MINNEAPOLIS, MINNESOTA IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND EACH BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL (A) LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT, THE LC ISSUER OR ANY LENDER TO BRING PROCEEDINGS AGAINST ANY BORROWER IN THE COURTS OF ANY OTHER JURISDICTION, (B) WAIVE ANY LAW PROVIDING FOR THE TREATMENT OF BANK BRANCHES, BANK AGENCIES, OR OTHER BANK OFFICES AS IF THEY WERE SEPARATE JURIDICAL ENTITIES FOR CERTAIN PURPOSES, INCLUDING UNIFORM COMMERCIAL CODE §§ 4-106, 4-A-105(1)(B), AND 5-116(B), UCP 600 ARTICLE 3 AND ISP98 RULE 2.02, AND URDG 758 ARTICLE 3(A), OR (C) AFFECT WHICH COURTS HAVE PERSONAL JURISDICTION OVER THE LC ISSUER OR BENEFICIARY OF ANY LETTER OF CREDIT OR ANY ADVISING BANK, NOMINATED BANK OR ASSIGNEE OF PROCEEDS THEREUNDER OR PROPER VENUE WITH RESPECT TO ANY LITIGATION ARISING OUT OF OR RELATING TO A LETTER OF CREDIT WITH, OR AFFECTING THE RIGHTS OF, ANY PERSON NOT A PARTY TO THIS AGREEMENT, WHETHER OR NOT SUCH LETTER OF CREDIT CONTAINS ITS OWN JURISDICTION SUBMISSION CLAUSE. ANY JUDICIAL PROCEEDING BY THE BORROWERS AGAINST THE ADMINISTRATIVE AGENT, THE LC ISSUER OR ANY LENDER OR ANY AFFILIATE OF THE ADMINISTRATIVE AGENT, THE LC ISSUER OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN MINNEAPOLIS, MINNESOTA.

16.3.WAIVER OF JURY TRIAL. THE BORROWERS, THE ADMINISTRATIVE AGENT, THE LC ISSUER AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.
[Signature Pages Follow]

[Signature pages on file with Administrative Agent]

EXHIBIT A
RESERVED
    Exhibit A-1

EXHIBIT B
FORM OF COMPLIANCE CERTIFICATE
To:    The Lenders parties to the
Credit Agreement Described Below
This Compliance Certificate is furnished pursuant to that certain Fourth Amended and Restated Credit Agreement dated as of July 2, 2018 (as amended, restated, supplemented, modified, renewed or extended from time to time, the “Agreement”) among Polaris Inc. (the “Company”), certain other Domestic Subsidiaries that from time to time are party to the Agreement as Domestic Borrowers, Polaris Sales Europe Sàrl, as a Foreign Borrower, certain other Foreign Subsidiaries that from time to time are party to the Agreement as Foreign Borrowers, the Lenders party thereto, and U.S. Bank National Association, as Administrative Agent. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.
THE UNDERSIGNED HEREBY CERTIFIES THAT:
1.    I am the duly elected [__________] of the Company;
2.    I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Company and its Subsidiaries during the accounting period covered by the attached financial statements;
3.    The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Event of Default at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and
4.    Schedule I attached hereto sets forth financial data and computations evidencing the Company’s compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.
5.    Schedule II hereto sets forth the Net Leverage Ratio and corresponding Tier Status for purposes of determining the interest rates to be paid for Advances, the LC Fee rates and the Facility Fee rates commencing on the first day of the first fiscal month following the delivery hereof.
6.    Schedule III attached hereto sets forth the various reports and deliveries which are required at this time under the Credit Agreement and the other Loan Documents and the status of compliance.

    Exhibit B-1

[7.    Schedule IV attached hereto sets forth a true, correct and complete list of the Material Domestic Subsidiaries and Material Subsidiaries as of the last day of the accounting period covered by the attached financial statements.]1
Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Company has taken, is taking, or proposes to take with respect to each such condition or event:

The foregoing certifications, together with the computations set forth in Schedule I and Schedule II hereto and the financial statements delivered with this Compliance Certificate in support hereof, are made and delivered this day of ___ day of ________,_______.

1 To be included solely during the Collateral and Guaranty Period.
    Exhibit B-2

SCHEDULE I TO COMPLIANCE CERTIFICATE2
Compliance as of [_________], 20[ ] with
Provisions of 6.25.1 and 6.25.2 of
the Agreement
1.    Interest Coverage Ratio (Section 6.25.1): (i)/(ii) =
(i)    Consolidated EBITDA for the four (4) fiscal quarters ending as
of such day (from Item 5):    $[   ,   ,   ]
(ii)    Consolidated Interest Expense for the four (4) fiscal quarters
ending as of such day:    $[   ,   ,   ]

Minimum Permitted Interest Coverage Ratio:    [____]3
Actual: _. :1.00
In Compliance: [Yes/No]
2.    Net Leverage Ratio (Section 6.25.2): (i) – (ii)4/(iii) =
(i)    Consolidated Funded Indebtedness as of such day
(from Item 4):    $[   ,   ,   ]
(ii)    Unrestricted and unencumbered cash and Cash Equivalent
Investments of the Company and its Subsidiaries on such
date, as such amount appears on the Company’s
balance sheet:     $[   ,   ,   ]5
(iii)    Consolidated EBITDA for the four (4) fiscal quarters
ending as of such day (from Item 5):    $[   ,   ,   ]

Maximum Permitted Net Leverage Ratio:    [____]6
2 This Schedule is a summary of the calculations referred to in the Credit Agreement. To the extent there is any conflict between the description herein and the Credit Agreement, the Credit Agreement shall control.
3 Minimum Permitted Interest Coverage Ratio means 3.00 to 1.00; provided that, solely during the Covenant Relief Period, the “Minimum Permitted Interest Coverage Ratio” means the following ratios for the following fiscal quarters:

4 This amount may not fall below $0.
5 To equal the lesser of the actual amount of such cash and cash equivalents and US $300,000,000.
6 Maximum Permitted Net Leverage Ratio means 3.50 to 1.00; provided that, so long as the Covenant Relief Period has ended, if the Adjusted Covenant Holiday has been exercised, and the request therefor has been given effect, the Maximum Permitted Net Leverage Ratio as of the end of each of the Company’s four (4) consecutive fiscal quarters beginning with the fiscal quarter in which the applicable Material Acquisition is consummated, shall be 4.00 to 1.00; provided further that solely during the Covenant Relief Period, the “Maximum Permitted Net Leverage Ratio” means the following ratios for the following fiscal quarters:

    Exhibit B-3

Actual: _. :1.00
In Compliance: [Yes/No]
3.    Consolidated EBIT for the four (4) fiscal quarters ending
as of such day: ((i) - (ii)) + (iii) + (iv) =    $[   ,   ,   ]
(i)    Consolidated Net Income:    $[   ,   ,   ]
minus,
(ii)    the effect of any extraordinary,
non-recurring or unusual gains or losses (including any gain or loss from the sale of Property or any impairment charges
or inventory write-offs), as listed below:
$[   ,   ,   ]
(a)________________________________    $[   ,   ,   ]
(b)________________________________    $[   ,   ,   ]
(c)________________________________    $[   ,   ,   ]
plus, to the extent deducted from revenues in determining
Consolidated Net Income,
(iii)    Consolidated Interest Expense for such period (excluding
the effect of any extraordinary, non-recurring or unusual
gains or losses (including any gain or loss from the sale
of Property or any impairment charges or inventory
write-offs)) listed under Item 3(ii)):    $[   ,   ,   ]
(iv)    Total provision for Federal, state, foreign or other income taxes for such period for the Company and its Subsidiaries
on a consolidated basis (excluding the effect of any
extraordinary, non-recurring or unusual gains or losses
(including any gain or loss from the sale of Property or any impairment charges or inventory write-offs))
listed under Item 3(ii)):    $[   ,   ,   ]
4.    Consolidated Funded Indebtedness as of such day:    $[   ,   ,   ]
(i) + (ii) + (iii) + (iv) =
(i)    Principal amount of all obligations of the Company
and its Subsidiaries for borrowed money:    $[   ,   ,   ]
(ii)    All purchase money Indebtedness of the Company
and its Subsidiaries:    $[   ,   ,   ]
(iii)    The principal portion of all obligations of the
Company and its Subsidiaries under Capital Leases:    $[   ,   ,   ]
    Exhibit B-4

(iv)    All drawn but unreimbursed amounts under all
Letters of Credit (other than Letters of Credit supporting
trade payables in the ordinary course of business) issued
for the account of the Company or any of its Subsidiaries:    $[   ,   ,   ]
5.    Consolidated EBITDA for the four (4) fiscal quarters ending as    $[   ,   ,   ]
of such day: (i) + (ii) + (iii) =
(i)    Consolidated EBIT for such period (from Item 3):     $[   ,   ,   ]
plus, to the extent deducted from revenues in determining
Consolidated Net Income:
(ii)    Depreciation for such period:    $[   ,   ,   ]
(iii)    Amortization for such period:    $[   ,   ,   ]

    Exhibit B-5

SCHEDULE II TO COMPLIANCE CERTIFICATE
Applicable Margin Calculation
1.    Net Leverage Ratio (from Schedule I, Item 2):_____to 1.00
2.    Status: Tier ___

    Exhibit B-6

SCHEDULE III TO COMPLIANCE CERTIFICATE
Reports and Deliveries Currently Due

    Exhibit B-7

[SCHEDULE IV TO COMPLIANCE CERTIFICATE
Material Domestic Subsidiaries and Material Subsidiaries]
    Exhibit B-8

EXHIBIT C
FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT
This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Fourth Amended and Restated Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The terms and conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full (the “Terms and Conditions”). In the event of a conflict between the Terms and Conditions and the Credit Agreement, the terms of the Credit Agreement shall control.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, the interest in and to all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor’s outstanding rights and obligations under the respective facilities identified below (including without limitation any letters of credit, guaranties and swing line loans included in such facilities and, to the extent permitted to be assigned under applicable law, all claims (including without limitation contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity), suits, causes of action and any other right of the Assignor against any Person whether known or unknown arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby) (the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1	Assignor:	______________________________
2	Assignee:	______________________________[and is an Affiliate/ Approved Fund of [identify Lender][7]
3	Borrower(s):	Polaris Inc., Polaris Sales Europe Sàrl and any Foreign Subsidiaries or Domestic Subsidiaries that become a party to the Credit Agreement as a Foreign Borrower or Domestic Borrower, as applicable.
4	Administrative Agent:	U.S. Bank National Association, as the agent under the Credit Agreement.

    Exhibit C-1

7 Select as applicable

5	Credit Agreement:	The Fourth Amended and Restated Credit Agreement dated as of July 2, 2018 among the Borrowers, the Lenders party thereto and U.S. Bank National Association, as Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time).
6	Assigned Interest:

Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned*	Percentage Assigned of Commitment/Loans[1]
Revolving Loans	$[____________]	$	[________]%

Initial Term Loans	$[____________]	$	[________]%

2024 Incremental Term Loans	$[____________]	$	[________]%

7	Trade Date	[__________________________][2]

Effective Date: [____________________], 20[ ] [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER BY THE ADMINISTRATIVE AGENT.]
The terms set forth in this Assignment and Assumption are hereby agreed to:
ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Title:

* Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
1 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loan of all Lenders thereunder.
    Exhibit C-2

2 Insert if satisfaction of minimum amounts is to be determined as of the Trade Date.

    Exhibit C-3

[Consented to and]8 Accepted:

U.S. BANK NATIONAL ASSOCIATION,
as Administrative Agent

By:
Title:
[Consented to:]9

POLARIS INC.

By:
Title:

8 To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
9 To be added only if the consent of the Company is required by the terms of the Credit Agreement.

    Exhibit C-4

ANNEX 1
TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
1.    Representations and Warranties.
1.1    Assignor. The Assignor represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency, perfection, priority, collectability, or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Company, any of its Subsidiaries or any other Person obligated in respect of any Loan Document, (iv) the performance or observance by the Company, any of its Subsidiaries or any other Person of any of their respective obligations under any Loan Documents, (v) inspecting any of the Property, books or records of the Company, any Guarantor, or any other Loan Party or (vi) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.
1.2.    Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iii) agrees that its payment instructions and notice instructions are as set forth in Schedule 1 to this Assignment and Assumption, (iv) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are “plan assets” as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be “plan assets” under ERISA, (v) agrees to indemnify and hold the Assignor harmless against all losses, costs and expenses (including, without limitation, reasonable attorneys’ fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee’s non- performance of the obligations assumed under this Assignment and Assumption, (vi) it has received a copy of the Credit Agreement, together with copies of financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (vii) attached as Schedule 1 to this Assignment and Assumption is any documentation required to be delivered by the Assignee with respect to its tax status pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and
    Exhibit C-5

information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
2.    Payments. The Assignee shall pay the Assignor, on the Effective Date, the amount agreed to by the Assignor and the Assignee. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, Reimbursement Obligations, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.
3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy, PDF of electronic communication as contemplated by Section 13.1(b) of the Credit Agreement shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of Minnesota.

    Exhibit C-6

EXHIBIT D
FORM OF BORROWING NOTICE
TO:    U.S. Bank National Association, as administrative agent (the “Administrative Agent”) under that certain Fourth Amended and Restated Credit Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), dated as of July 2, 2018 among Polaris Inc., a Delaware corporation (the “Company”), any other Domestic Subsidiaries that become party thereto as Domestic Borrowers, Polaris Sales Europe Sàrl, as a Foreign Borrower, any other Foreign Subsidiaries that become party thereto as Foreign Borrowers (as each such term is defined in the Credit Agreement) (together with the Company, the “Borrowers”), the financial institutions party thereto, as lenders (the “Lenders”), and the Administrative Agent.
Capitalized terms used herein shall have the meanings ascribed to such terms in the Credit Agreement.
[_____________], as Borrower, hereby gives to the Administrative Agent a borrowing request pursuant to [Section 2.4.2/Section 2.8] of the Credit Agreement, and such Borrower hereby requests to borrow on [_____________], 20[____] (the “Borrowing Date”):
(a)    from the Lenders, on a pro rata basis, an aggregate principal [Dollar Amount] of
$[_____________] in Revolving Loans as:
1. ☐a Base Rate Advance (in Dollars)
2. ☐an Advance (other than a Base Rate Advance) with the following characteristics:
☐ Term SOFR Advance
☐ RFR Advance
☐ EURIBOR Advance
☐ Other Type of Interest Rate Advance10
☐ Interest Period (if applicable) of [__________] [days/month(s)]
☐ Agreed Currency: [__________]
b.    from the Lenders, on a pro rata basis, an aggregate principal Dollar Amount of
$[__________] in Term Loans as:

10 Additional details to be included, as needed.

    Exhibit D-1

☐a Base Rate Advance (in Dollars)
☐ a Term SOFR Advance (in Dollars)
☐ Interest Period (if applicable) of [__________] [days/month(s)]
c.    from the Swing Line Lender, a Swing Line Loan (in Dollars) of
$[__________] bearing interest at:
1. ☐Base Rate
2. ☐Term SOFR Rate with a one-month Interest Period, resetting daily
The undersigned hereby certifies to the Administrative Agent and the Lenders that (i) all of the representations and warranties of the Borrowers set forth in the Credit Agreement (a) that contain a materiality qualifier are true and correct in all respects and (b) that do not contain a materiality qualifier are true and correct in all material respects, in each case, as of the Borrowing Date hereunder except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct as of such earlier date; (ii) at the time of and immediately after giving effect to such Advance, no Default or Event of Default shall have occurred and be continuing; and (iii) all other relevant conditions set forth in Section 4.2 of the Credit Agreement have been satisfied.
******

    Exhibit D-2

IN WITNESS WHEREOF, the undersigned has caused this Borrowing Notice to be executed by its authorized officer as of the date set forth below.
Dated:___________________, 20___

By:
Name:
Title:

    Exhibit D-3

EXHIBIT E-1
FORM OF REVOLVING NOTE
(Domestic Borrower)
[Date]
Polaris Inc., a Delaware corporation (the “Domestic Borrower”), promises to pay to [___________________________] (the “Lender”) the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Domestic Borrower pursuant to Article II of the Agreement (as hereinafter defined), in immediately available funds at the applicable office of U.S. Bank National Association, as Administrative Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Domestic Borrower shall pay the principal of and accrued and unpaid interest on the Revolving Loans in full on the Facility Termination Date or, if the Lender has agreed to an Extension, the Extended Termination Date applicable to such Extension, as the case may be.
The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Revolving Loan and the date and amount of each principal payment hereunder.
This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Fourth Amended and Restated Credit Agreement dated as of July 2, 2018 (as amended, supplemented, restated or otherwise modified from time to time, the “Agreement”), among the Borrowers, the lenders party thereto, including the Lender, the LC Issuer and U.S. Bank National Association, as Administrative Agent, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.
In the event of default hereunder, the undersigned agrees to pay all costs and expenses of collection, including reasonable attorneys’ fees. The undersigned waives demand, presentment, notice of nonpayment, protest, notice of protest and notice of dishonor.
THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS.

    Exhibit E-1-1

POLARIS INC.

By:
Print Name:
Title:

    Exhibit E-1-2

SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
TO
NOTE OF [________________],
DATED [_________], 20[ ]

Date	Principal Amount of Loan	Maturity of Interest Period	Principal Amount Paid	Unpaid Balance
    Exhibit E-1-3

EXHIBIT E-2
FORM OF REVOLVING NOTE
(Foreign Borrower)
[Date]
[____________________], a [____________________] (the “Foreign Borrower”), promises to pay to [_________________________] (the “Lender”) the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Foreign Borrower pursuant to Article II of the Agreement (as hereinafter defined), in immediately available funds at the applicable office of U.S. Bank National Association, as Administrative Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Foreign Borrower shall pay the principal of and accrued and unpaid interest on such Revolving Loans in full on the Facility Termination Date or, if the Lender has agreed to an Extension, the Extended Termination Date applicable to such Extension, as the case may be.
The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Revolving Loan and the date and amount of each principal payment hereunder.
This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Fourth Amended and Restated Credit Agreement dated as of July 2, 2018 (as amended, supplemented, restated or otherwise modified from time to time, the “Agreement”), among the Borrowers, the lenders party thereto, including the Lender, the LC Issuer and U.S. Bank National Association, as Administrative Agent, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.
In the event of default hereunder, the undersigned agrees to pay all costs and expenses of collection, including reasonable attorneys’ fees. The undersigned waives demand, presentment, notice of nonpayment, protest, notice of protest and notice of dishonor.
THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS.

    Exhibit E-2-1

By:
Print Name:
Title:

    Exhibit E-2-2

SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
TO
NOTE OF [________________],
DATED [_________], 20[ ]

Date	Principal Amount of Loan	Maturity of Interest Period	Principal Amount Paid	Unpaid Balance
    Exhibit E-2-3

EXHIBIT E-3
FORM OF TERM NOTE
(Domestic Borrower)
[Date]
Polaris Inc., a Delaware corporation (the “Domestic Borrower”), promises to pay to [_________________________] (the “Lender”) the aggregate unpaid principal amount of all Term Loans made by the Lender to the Domestic Borrower pursuant to Article II of the Agreement (as hereinafter defined), in immediately available funds at the applicable office of U.S. Bank National Association, as Administrative Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Domestic Borrower shall pay the principal of and accrued and unpaid interest on such Term Loans in full on the Facility Termination Date.
The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Term Loan and the date and amount of each principal payment hereunder.
This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Fourth Amended and Restated Credit Agreement dated as of July 2, 2018 (as amended, supplemented, restated or otherwise modified from time to time, the “Agreement”), among the Borrowers, the lenders party thereto, including the Lender, the LC Issuer and U.S. Bank National Association, as Administrative Agent, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.
In the event of default hereunder, the undersigned agrees to pay all costs and expenses of collection, including reasonable attorneys’ fees. The undersigned waives demand, presentment, notice of nonpayment, protest, notice of protest and notice of dishonor.
THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS.

    Exhibit E-3-1

POLARIS INC.

By:
Print Name:
Title:

    Exhibit E-3-2

SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
TO
NOTE OF [________________],
DATED [_________], 20[ ]

Date	Principal Amount of Loan	Maturity of Interest Period	Principal Amount Paid	Unpaid Balance
    Exhibit E-3-3

EXHIBIT E-4
FORM OF TERM NOTE
(Foreign Borrower)
[Date]
[____________________], a [____________________] (the “Foreign Borrower”), promises to pay to [_________________________] (the “Lender”) the aggregate unpaid principal amount of all Term Loans made by the Lender to the Foreign Borrower pursuant to Article II of the Agreement (as hereinafter defined), in immediately available funds at the applicable office of U.S. Bank National Association, as Administrative Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Foreign Borrower shall pay the principal of and accrued and unpaid interest on such Term Loans in full on the Facility Termination Date.
The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Term Loan and the date and amount of each principal payment hereunder.
This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Fourth Amended and Restated Credit Agreement dated as of July 2, 2018 (as amended, supplemented, restated or otherwise modified from time to time, the “Agreement”), among the Borrowers, the lenders party thereto, including the Lender, the LC Issuer and U.S. Bank National Association, as Administrative Agent, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.
In the event of default hereunder, the undersigned agrees to pay all costs and expenses of collection, including reasonable attorneys’ fees. The undersigned waives demand, presentment, notice of nonpayment, protest, notice of protest and notice of dishonor.
THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS.

    Exhibit E-4-1

By:
Print Name:
Title:

    Exhibit E-4-2

SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
TO
NOTE OF [________________],
DATED [_________], 20[ ]

Date	Principal Amount of Loan	Maturity of Interest Period	Principal Amount Paid	Unpaid Balance
    Exhibit E-4-3

EXHIBIT F
FORM OF INCREASING LENDER SUPPLEMENT
This INCREASING LENDER SUPPLEMENT, dated [__________], 20[ ] (this “Supplement”), by and among each of the signatories hereto, is to the Fourth Amended and Restated Credit Agreement, dated as of July 2, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), among Polaris Inc., a Delaware corporation (the “Company”), Polaris Sales Europe Sàrl, as a Foreign Borrower, any other Person that become party thereto as a Borrower (as each such term is defined in the Agreement) (the “Borrowers”), the Lenders party thereto and U.S. Bank National Association, as administrative agent (in such capacity, the “Administrative Agent”).
W I T N E S S E T H
WHEREAS, pursuant to Section 2.25 of the Agreement, the Company has the right, subject to the terms and conditions thereof, to effectuate from time to time an increase in the Aggregate Commitment under the Agreement by requesting one or more Lenders to increase the amount of its Commitment;
WHEREAS, the Company has given notice to the Administrative Agent of its intention to increase the Aggregate Commitment pursuant to such Section 2.25 of the Agreement; and WHEREAS, pursuant to Section 2.25 of the Agreement, the undersigned Increasing Lender now desires to increase the amount of its Commitment under the Agreement by executing and delivering to the Company and the Administrative Agent this Supplement;
NOW, THEREFORE, each of the parties hereto hereby agrees as follows:
1.    The undersigned Increasing Lender agrees, subject to the terms and conditions of the Agreement, that on the date of this Supplement it shall have its Commitment increased by $[______], thereby making the aggregate amount of its total Commitment equal to $[______].
2.    The Company hereby represents and warrants that no Default or Event of Default has occurred and is continuing on and as of the date hereof.
3.    Terms defined in the Agreement shall have their defined meanings when used herein.
4.    This Supplement shall be governed by, and construed in accordance with, the laws of the State of Minnesota.
5.    This Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.
[remainder of this page intentionally left blank]

    Exhibit F-1

IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.
[INSERT NAME OF INCREASING LENDER]

By:
Name:
Title:

Accepted and agreed to as of the date first written above:

POLARIS INC.

By:
Name:
Title:
POLARIS SALES EUROPE SÀRL

By:
Name:
Title:
By:
Name:
Title:
Acknowledged as of the date first written above:
U.S. BANK NATIONAL ASSOCIATION,
as Administrative Agent

By:
Name:
Title:

    Exhibit F-2

EXHIBIT G
FORM OF AUGMENTING LENDER SUPPLEMENT
This AUGMENTING LENDER SUPPLEMENT, dated [__________], 20[ ] (this “Supplement”), is to the Fourth Amended and Restated Credit Agreement, dated as of July 2, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), among Polaris Inc., a Delaware corporation (the “Company”), Polaris Sales Europe Sàrl, as a Foreign Borrower, any other Person that becomes party thereto as a Borrower (as each such term is defined in the Agreement) (the “Borrowers”), the Lenders party thereto and U.S. Bank National Association, as administrative agent (in such capacity, the “Administrative Agent”).
W I T N E S S E T H
WHEREAS, the Agreement provides in Section 2.25 thereof that any bank, financial institution or other entity may [extend Commitments] [[and/or] enter into one or more tranches of Incremental Term Loans] under the Agreement subject to the approval of the Company and the Administrative Agent, by executing and delivering to the Company and the Administrative Agent a supplement to the Agreement in substantially the form of this Supplement; and WHEREAS, the undersigned Augmenting Lender was not an original party to the Agreement but now desires to become a party thereto;
NOW, THEREFORE, each of the parties hereto hereby agrees as follows:
1.    The undersigned Augmenting Lender agrees to be bound by the provisions of the Agreement and agrees that it shall, on the date of this Supplement, become a Lender for all purposes of the Agreement to the same extent as if originally a party thereto, with a Commitment with respect to [Revolving Loans][Incremental Term Loans] of $[____________].
2.    The undersigned Augmenting Lender (a) represents and warrants that it is legally authorized to enter into this Supplement; (b) confirms that it has received a copy of the Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.1 thereof, as applicable, and has reviewed such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Supplement; (c) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement or any other instrument or document furnished pursuant hereto or thereto; appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Agreement or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Agreement and will perform in accordance with its terms all the obligations which by the terms of the Agreement are required to be performed by it as a Lender.
    Exhibit G-1

3.    The undersigned’s address for notices for the purposes of the Agreement is as follows:
[________]
4.    The Company hereby represents and warrants that no Default or Event of Default has occurred and is continuing on and as of the date hereof.
5.    Terms defined in the Agreement shall have their defined meanings when used herein.
6.    This Supplement shall be governed by, and construed in accordance with, the laws of the State of Minnesota.
7.    This Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.
[remainder of this page intentionally left blank]

    Exhibit G-2

IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.
[INSERT NAME OF AUGMENTING LENDER]

By:
Name:
Title:

Accepted and agreed to as of the date first written above:
POLARIS INC.

By:
Name:
Title:
POLARIS SALES EUROPE SÀRL

By:
Name:
Title:
By:
Name:
Title:
Acknowledged as of the date first written above:
U.S. BANK NATIONAL ASSOCIATION,
as Administrative Agent

By:
Name:
Title:

    Exhibit G-3

EXHIBIT H
FORM OF ASSUMPTION LETTER
[Date]
To the Administrative Agent and the Lenders
party to the Credit Agreement
referred to below
Ladies and Gentlemen:
Reference is made to that certain Fourth Amended and Restated Credit Agreement, dated as of July 2, 2018 (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), among Polaris Inc., a Delaware corporation (the “Company”), the undersigned (upon the effectiveness of this Assumption Letter and the satisfaction of certain other conditions), Polaris Sales Europe Sàrl, as a Foreign Borrower, any other Borrowers from time to time parties thereto, the Lenders from time to time parties thereto and U.S. Bank National Association, as Administrative Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement.
[The undersigned, [__________], a[n] [________corporation/limited liability company/partnership] organized under the laws of [__________] (the “New Foreign Borrower”), wishes to become a Foreign Borrower, authorized to borrow Loans denominated in [SPECIFY RELEVANT AGREED CURRENCIES], and accordingly hereby agrees that, subject to the satisfaction of the conditions set forth in Sections 2.26 and 4.3 of the Credit Agreement, from the date hereof it shall become a Foreign Borrower under the Credit Agreement, and until the payment in full of the principal of and interest on all Loans made to it and performance of all of its other Foreign Borrower Obligations thereunder, it shall perform, comply with and be bound by each of the provisions of the Credit Agreement which are stated to apply to a Foreign Borrower. Without limiting the generality of the foregoing, the New Foreign Borrower hereby represents and warrants that: (i) the representations and warranties relating to such New Foreign Borrower and, to the extent applicable, its Subsidiaries, set forth in Article V (including, without limitation, those set forth in Sections 5.21. 5.22 and 5.23 of the Credit Agreement) are true and correct in all material respects on and as of the date hereof, and (ii) it has heretofore received a true and correct copy of the Credit Agreement (including any amendments or modifications thereof or supplements or waivers thereto) as in effect on the date hereof. In addition, the New Foreign Borrower hereby authorizes the Company to act on its behalf as and to the extent provided for in Article II or otherwise in the Credit Agreement.]
[The undersigned, [__________], a[n] [________corporation/limited liability company/partnership] organized under the laws of [__________] (the “New Domestic Borrower”), wishes to become a Domestic Borrower, and accordingly hereby agrees that, subject to the satisfaction of the conditions set forth in Section 4.3 of the Credit Agreement, from the date hereof it shall become a Domestic Borrower under the Credit Agreement, and until the payment in full of the principal of and interest on all Loans made to the Borrowers and performance of all other Obligations thereunder, it shall perform, comply with and be bound by each of the provisions of
    Exhibit H-1

the Credit Agreement which are stated to apply to a Domestic Borrower. Without limiting the generality of the foregoing, the New Domestic Borrower hereby represents and warrants that: (i) the representations and warranties relating to such New Domestic Borrower and, to the extent applicable, its Subsidiaries, set forth in Article V (including, without limitation, those set forth in Sections 5.21, 5.22 and 5.23 of the Credit Agreement) are true and correct in all material respects on and as of the date hereof, and (ii) it has heretofore received a true and correct copy of the Credit Agreement (including any amendments or modifications thereof or supplements or waivers thereto) as in effect on the date hereof. In addition, the New Domestic Borrower hereby authorizes the Company to act on its behalf as and to the extent provided for in Article II or otherwise in the Credit Agreement.]
CHOICE OF LAW. THIS ASSUMPTION LETTER SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF MINNESOTA, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.
This Assumption Letter may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement.
[Remainder of page intentionally left blank]

    Exhibit H-2

IN WITNESS WHEREOF, the New Foreign Borrower has duly executed and delivered this Assumption Letter as of the date and year first above written.
[NAME OF NEW BORROWER], as the New
[Foreign][Domestic] Borrower

By:    Name:
Title:

Address for Notices under the Credit Agreement:

[____________]

Acknowledged by and consented to:

POLARIS INC.

By:
Name:
Title:
POLARIS SALES EUROPE SÀRL

By:
Name:
Title:

    Exhibit H-3

U.S. BANK NATIONAL ASSOCIATION,
as Administrative Agent and as Lender

By:
Name:
Title:
[________________________________________],
as Lender
By:
Name:
Title:
[________________________________________],
as Lender
By:
Name:
Title:

    Exhibit H-4

PRICING SCHEDULE
INITIAL TERM LOAN ADVANCES

APPLICABLE MARGIN	TIER I STATUS	TIER II STATUS	TIER III STATUS	TIER IV STATUS	TIER V STATUS	TIER VI STATUS
Term SOFR Rate	2.00%	1.75%	1.50%	1.25%	1.125%	1.00%
Base Rate	1.00%	0.75%	0.50%	0.25%	0.125%	0.00%

2024 INCREMENTAL TERM LOAN ADVANCES

APPLICABLE MARGIN	TIER I STATUS	TIER II STATUS	TIER III STATUS	TIER IV STATUS	TIER V STATUS	TIER VI STATUS
Term SOFR Rate	2.00%	1.75%	1.50%	1.25%	1.125%	1.00%
Base Rate	1.00%	0.75%	0.50%	0.25%	0.125%	0.00%

REVOLVING ADVANCES

APPLICABLE MARGIN	TIER I STATUS	TIER II STATUS	TIER III STATUS	TIER IV STATUS	TIER V STATUS	TIER VI STATUS
Term SOFR Rate	1.70%	1.50%	1.30%	1.10%	1.000%	0.90%
Base Rate	0.70%	0.50%	0.30%	0.10%	0.000%	0.00%
RFR Rate	1.70%	1.50%	1.30%	1.10%	1.000%	0.90%

FACILITY FEE

APPLICABLE FACILITY FEE RATE	TIER I STATUS	TIER II STATUS	TIER III STATUS	TIER IV STATUS	TIER V STATUS	TIER VI STATUS
Facility Fee	0.30%	0.25%	0.20%	0.15%	0.125%	0.10%

For the purposes of this portion of the Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:
“Financials” means the annual or quarterly financial statements of the Company delivered pursuant to Section 6.1(i) or (ii).
“Highest Status” means (a) during the Covenant Relief Period, Tier I Status and (b) otherwise, Tier II Status.
“Status” means either Tier I Status, Tier II Status, Tier III Status, Tier IV Status, Tier V Status or Tier VI Status.
“Tier I Status” exists at any date if, as of the last day of the fiscal quarter of the Company referred to in the most recent Financials, the Borrowers have not qualified for Tier II Status, Tier

III Status, Tier IV Status, Tier V Status or Tier VI Status. Tier I Status shall only be in effect during the Covenant Relief Period.
“Tier II Status” exists at any date if, as of the last day of the fiscal quarter of the Company referred to in the most recent Financials, (i) the Borrowers have not qualified for Tier III Status, Tier IV Status, Tier V Status or Tier VI Status and (ii) solely during the Covenant Relief Period, the Net Leverage Ratio is less than 3.50 to 1.00.
“Tier III Status” exists at any date if, as of the last day of the fiscal quarter of the Company referred to in the most recent Financials, (i) the Borrowers have not qualified for Tier IV Status, Tier V Status or Tier VI Status and (ii) the Net Leverage Ratio is less than 3.25 to 1.00.
“Tier IV Status” exists at any date if, as of the last day of the fiscal quarter of the Company referred to in the most recent Financials, (i) the Borrowers have not qualified for Tier V Status or Tier VI Status and (ii) the Net Leverage Ratio is less than 2.50 to 1.00.
“Tier V Status” exists at any date if, as of the last day of the fiscal quarter of the Company referred to in the most recent Financials, (i) the Borrowers have not qualified for Tier VI and (ii) the Net Leverage Ratio is less than 1.75 to 1.00.
“Tier VI Status” exists at any date if as of the last day of the fiscal quarter of the Company referred to in the most recent Financials the Net Leverage Ratio is less than 1.00 to 1.00.
The Applicable Margin and Applicable Facility Fee Rate shall be determined in accordance with the foregoing table based on the Borrowers’ Status as reflected in the then most recent Financials. Adjustments, if any, to the Applicable Margin or Applicable Facility Fee Rate shall be effective from and after the first day of the first fiscal month immediately following the date on which the delivery of such Financials is required until the first day of the first fiscal month immediately following the next such date on which delivery of such Financials of the Company and its Subsidiaries is so required. If the Company fails to deliver the Financials to the Administrative Agent at the time required pursuant to Section 6.1, then the Applicable Margin and Applicable Facility Fee Rate shall be the Highest Status Applicable Margin and Applicable Facility Fee Rate set forth in the foregoing table until five (5) days after such Financials are so delivered.
Notwithstanding the foregoing, as of the Amendment No. 9 Effective Date, the Highest Status shall be deemed to be applicable until the Administrative Agent’s receipt of the applicable Financials for the Company’s fiscal quarter ending on December 31, 2025, and adjustments to the Status then in effect shall thereafter be effected in accordance with the preceding paragraphs.

SCHEDULE 1.1
COMMITMENTS2

LENDER	REVOLVING LOAN COMMITMENT[3]	INITIAL TERM LOAN	2024 INCREMENTAL TERM LOAN
U.S. Bank National Association	$184,210,526.33	$64,967,105.24	$75,000,000.00
Bank of America, N.A.	$165,789,473.68	$58,470,394.74	$50,000,000.00
BMO Bank N.A.	$136,315,789.47	$48,075,657.90	$35,000,000.00
MUFG Bank, Ltd.	$136,315,789.47	$48,075,657.90	$50,000,000.00
PNC Bank, National Association	$136,315,789.47	$48,075,657.90	$35,000,000.00
Truist Bank	$136,315,789.47	$48,075,657.90	$35,000,000.00
Wells Fargo Bank, National Association	$136,315,789.47	$48,075,657.90	$50,000,000.00
BNP Paribas	$92,105,263.16	$32,483,552.63	$0.00
Citibank, N.A.	$92,105,263.16	$32,483,552.63	$35,000,000.00
Fifth Third Bank, National Association	$92,105,263.16	$32,483,552.63	$0.00
JPMorgan Chase Bank, N.A.	$92,105,263.16	$32,483,552.63	$35,000,000.00
Total	$1,400,000,000.00	$493,750,000.00	$400,000,000.00

2 Amounts outstanding as of the Amendment No. 9 Effective Date.
3 Lenders will participate in Facility LCs based on their Pro Rata Shares of LC Obligations as contemplated by Section 2.19 hereof.

SCHEDULE 5.14
PROPERTIES
None.

SCHEDULE 6.17
LIENS

	Debtor	Secured Party	Filing Office and Date	UCC File No.
Polaris Inc. [DE]
1	Polaris Inc.	DIE-TECH AND ENGINEERING, INC.	Delaware Secretary of State on May 23, 2023	20233784914
2	Polaris Inc.	DIE-TECH AND ENGINEERING, INC.	Delaware Secretary of State on July 17, 2023	20234928973
3	Polaris Inc.	WELLS FARGO BANK, N.A.	Delaware Secretary of State on December 7, 2023	20238292004
4	Polaris Inc.	WELLS FARGO BANK, N.A.	Delaware Secretary of State on December 7, 2023	20238292988
5	Polaris Inc.	WELLS FARGO BANK, N.A.	Delaware Secretary of State on December 7, 2023	20238297813
6	Polaris Inc.	WELLS FARGO BANK, N.A.	Delaware Secretary of State on December 13, 2023	20238426206
7	Polaris Inc.	DIE-TECH AND ENGINEERING, INC.	Delaware Secretary of State on February 16, 2024	20241066396
Polaris Inc. [MN]
1	Polaris Inc.	WELLS FARGO BANK, N.A.	Minnesota Secretary of State on April 8, 2020	1152947500332
2	Polaris Inc.	WELLS FARGO VENDOR FINANCIAL SERVICES, LLC	Minnesota Secretary of State on September 16, 2020	1178035300586
3	Polaris Inc.	WELLS FARGO BANK, N.A.	Minnesota Secretary of State on November 13, 2020	1192676600325
4	Polaris Inc.	WELLS FARGO BANK, N.A.	Minnesota Secretary of State on November 13, 2020	1192676600338
5	Polaris Inc.	DE LAGE LANDEN FINANCIAL SERVICES, INC.	Minnesota Secretary of State on April 6, 2021	1228785000159
6	Polaris Inc.	WELLS FARGO BANK, N.A.	Minnesota Secretary of State on May 25, 2021	1237052400386
7	Polaris Inc.	WELLS FARGO BANK, N.A.	Minnesota Secretary of State on August 24, 2021	1249279900375

	Debtor	Secured Party	Filing Office and Date	UCC File No.
8	Polaris Inc.	WELLS FARGO BANK, N.A.	Minnesota Secretary of State on August 26, 2021	1249759600255
9	Polaris Inc.	WELLS FARGO BANK, N.A.	Minnesota Secretary of State on August 30, 2021	1250347000181
10	Polaris Inc.	WELLS FARGO BANK, N.A.	Minnesota Secretary of State on November 2, 2021	1267925900332
11	Polaris Inc.	DIE-TECH AND ENGINEERING, INC.	Minnesota Secretary of State on December 6, 2021	1275756300028
12	Polaris Inc.	DIE-TECH AND ENGINEERING, INC.	Minnesota Secretary of State on June 10, 2022	1317578900020
13	Polaris Inc.	DIE-TECH AND ENGINEERING, INC.	Minnesota Secretary of State on July 11, 2022	1321054100021
Polaris Industries Inc. [DE]
1	Polaris Industries Inc.	TCF EQUIPMENT FINANCE, A DIVISION OF TCF NATIONAL BANK	Delaware Secretary of State on September 12, 2016 •Amendment filed on August 30, 2017 adding collateral •Amendment filed on January 1, 2021 adding collateral •Amendment filed on September 9, 2021 changing secured party to THE HUNTINGTON NATIONAL BANK •Continuation filed on September 9, 2021 •Amendment filed on December 27, 2023 adding collateral •Amendment filed on July 22, 2024 adding collateral	20165553506
2	Polaris Industries Inc.	U.S. BANK EQUIPMENT FINANCE, A DIVISION OF U.S. BANK NATIONAL ASSOCIATION	Delaware Secretary of State on June 13, 2018 •Continuation filed on January 3, 2023	20184002008
3	Polaris Industries Inc.	WELLS FARGO BANK, N.A.	Delaware Secretary of State on December 24, 2019	20199197281

	Debtor	Secured Party	Filing Office and Date	UCC File No.
4	Polaris Industries Inc.	WELLS FARGO BANK, N.A.	Delaware Secretary of State on December 24, 2019	20199197885
5	Polaris Industries Inc.	TCF NATIONAL BANK	Delaware Secretary of State on February 10, 2020	2020 0993891

	Debtor	Secured Party	Filing Office and Date	UCC File No.
6	Polaris Industries Inc.	DIE-TECH AND ENGINEERING, INC.	Delaware Secretary of State on February 19, 2020	20201235458
7	Polaris Industries Inc.	WELLS FARGO BANK, N.A.	Delaware Secretary of State on February 26, 2020	20201400326
8	Polaris Industries Inc.	WELLS FARGO BANK, N.A.	Delaware Secretary of State on February 26, 2020	20201400359
9	Polaris Industries Inc.	U.S. BANK EQUIPMENT FINANCE	Delaware Secretary of State on March 20, 2020	20202084046
10	Polaris Industries Inc.	TCF NATIONAL BANK	Delaware Secretary of State on December 31, 2020	20209318959
11	Polaris Industries Inc.	U.S. BANK EQUIPMENT FINANCE	Delaware Secretary of State on April 23, 2021	20213178093
12	Polaris Industries Inc.	U.S. BANK EQUIPMENT FINANCE, A DIVISION OF U.S. BANK NATIONAL ASSOCIATION	Delaware Secretary of State on March 15, 2023	20231976397
13	Polaris Industries Inc.	U.S. BANK EQUIPMENT FINANCE, A DIVISION OF U.S. BANK NATIONAL ASSOCIATION	Delaware Secretary of State on September 8, 2023	20236137672
14	Polaris Industries Inc.	U.S. BANK EQUIPMENT FINANCE, A DIVISION OF U.S. BANK NATIONAL ASSOCIATION	Delaware Secretary of State on September 8, 2023	20236137680

	Debtor	Secured Party	Filing Office and Date	UCC File No.
15	Polaris Industries Inc.	U.S. BANK EQUIPMENT FINANCE, A DIVISION OF U.S. BANK NATIONAL ASSOCIATION	Delaware Secretary of State on September 8, 2023	20236137698
16	Polaris Industries Inc.	WELLS FARGO VENDOR FINANCIAL SERVICES, LLC	Delaware Secretary of State on December 21, 2023	20238638750
17	Polaris Industries Inc.	WELLS FARGO VENDOR EQUIPMENT FINANCE, INC.	Delaware Secretary of State on April 23, 2024	20242691499
18	Polaris Industries Inc.	WELLS FARGO BANK, N.A.	Delaware Secretary of State on June 28, 2024	20244387344
19	Polaris Industries Inc.	WELLS FARGO BANK, N.A.	Delaware Secretary of State on July 18, 2024	20244881288
20	Polaris Industries Inc.	WELLS FARGO BANK, N.A.	Delaware Secretary of State on August 7, 2024	20245390057
21	Polaris Industries Inc.	WELLS FARGO BANK, N.A.	Delaware Secretary of State on October 11, 2024	20247066051
22	Polaris Industries Inc.	WELLS FARGO BANK, N.A.	Delaware Secretary of State on October 28, 2024	20247462763
23	Polaris Industries Inc.	WELLS FARGO BANK, N.A.	Delaware Secretary of State on November 15, 2024	20247959396
Polaris Industries Inc. [MN]
1	Polaris Industries Inc.	DEERE CREDIT, INC.	Minnesota Secretary of State on November 29, 2021	1273781900022
2	Polaris Industries Inc.	DEERE CREDIT, INC.	Minnesota Secretary of State on February 14, 2022	1296428600028
3	Polaris Industries Inc.	DEERE CREDIT, INC.	Minnesota Secretary of State on February 18, 2022	1297600000027
4	Polaris Industries Inc.	CNH INDUSTRIAL CAPITAL AMERICA LLC	Minnesota Secretary of State on May 31, 2024	1476587200530
Polaris Sales Inc. [MN]

	Debtor	Secured Party	Filing Office and Date	UCC File No.
1	Polaris Sales Inc.	GENERAL MOTORS LLC	Minnesota Secretary of State on May 19, 2014 •Amendment filed on February 26, 2019 changing debtor to Polaris Sales Inc. •Continuation filed on February 26, 2019 •Amendment filed on January 31, 2022 changing secured party address •Continuation filed on January 5, 2024	201436645622
2	Polaris Sales Inc.	POLARIS ACCEPTANCE	Minnesota Secretary of State on June 20, 2014 •Amendment filed on August 19, 2014 to restate collateral •Amendment filed on August 19, 2014 to restate collateral •Amendment filed on September 17, 2014 to restate collateral •Amendment filed on October 3, 2014 to restate collateral •Amendment filed on November 6, 2014 to restate collateral •Amendment filed on December 9, 2014 to restate collateral •Continuation filed on May 15, 2019 •Continuation filed on April 29, 2024	201437025839
Highwater Marine LLC [DE]
1	Highwater Marine LLC	GE COMMERCIAL DISTRIBUTION FINANCE LLC	Delaware Secretary of State on October 21, 2015 •Amendment filed on May 27, 2016 changing the secured party to WELLS FARGO COMMERCIAL DISTRIBUTION FINANCE, LLC •Amendment filed on May 27, 2016 changing collateral •Amendment filed on August 10, 2016 changing collateral •Amendment filed on August 12, 2016 restating collateral •Continuation filed on June 8, 2020	20154834510

	Debtor	Secured Party	Filing Office and Date	UCC File No.
2	Highwater Marine LLC	YAMAHA MOTOR FINANCE CORPORATION, U.S.A.	Delaware Secretary of State on November 20, 2018 •Continuation filed on June 2, 2023	20188054732
Pontoon Boat, LLC [DE]
1	Pontoon Boat, LLC	GE COMMERCIAL DISTRIBUTION FINANCE CORPORATION
Delaware Secretary of State on January 22, 2010
•Continuation filed September 15, 2024
•Amendment filed on November 6, 2015 restating the collateral
•Amendment filed on November 6, 2015 changing the Secured Party to GE COMMERCIAL DISTRIBUTION FINANCE LLC
•Amendment filed on May 27, 2016 changing the Secured Party to WELLS FARGO COMMERCIAL DISTRIBUTION FINANCE, LLC
•Amendment filed on May 27, 2016 restating the collateral
•Amendment filed on August 10, 2016 changing the collateral
•Amendment filed on August 12, 2016 restating the collateral
•Continuation filed on September 3, 2019
•Continuation filed on September 4, 2024
•Amendment filed on September 6, 2024 updating the Secured Party’s address
				20100229181
2	Pontoon Boat, LLC	HYG FINANCIAL SERVICES, INC.	Delaware Secretary of State on June 27, 2018 •Continuation filed on March 1, 2023	20184380313
3	Pontoon Boat, LLC	YAMAHA MOTOR FINANCE CORPORATION, U.S.A.	Delaware Secretary of State on November 20, 2018 •Continuation filed on June 2, 2023	20188055002

	Debtor	Secured Party	Filing Office and Date	UCC File No.
4	Pontoon Boat, LLC	U.S. BANK EQUIPMENT FINANCE, A DIVISION OF U.S. BANK NATIONAL ASSOCIATION	Delaware Secretary of State on May 28, 2021	20214184330
5	Pontoon Boat, LLC	PNC BANK, NATIONAL ASSOCIATION	Delaware Secretary of State on August 16, 2022	20226870836
WSI Industries, Inc. [MN]
1	WSI Industries, Inc.	SIEMENS FINANCIAL SERVICES, INC.	Minnesota Secretary of State on August 7, 2017 •Continuation filed on April 9, 2022	960192800028
2	WSI Industries Inc.	HERCULIFT INC.	Minnesota Secretary of State on September 28, 2021	1259071000027
3	WSI Industries, Inc.	WELLS FARGO BANK, N.A.	Minnesota Secretary of State on October 5, 2021	1261285700145
4	WSI Industries, Inc.	DMG MORI USA INC	Minnesota Secretary of State on June 9, 2023	1395046301208
5	WSI Industries, Inc.	DMG MORI USA INC	Minnesota Secretary of State on February 21, 2024	1456817101070

NOTE: A lien search under the name Polaris Acceptance Inc. revealed a UCC financing statement filed with the Minnesota Secretary of State (942040300030, filed March 22, 2017 and a continuation filed on November 15, 2021), however, the Debtor is Polaris Acceptance, a partnership which is not a Subsidiary of Polaris Inc.